Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

Part II (EXPLANATORY STATEMENT) OF THIS DOCUMENT COMPRISES AN EXPLANATORY STATEMENT IN COMPLIANCE WITH SECTION 897 OF THE COMPANIES ACT 2006.

This Document contains a proposal which, if implemented, will result in the cancellation of the listing of Wincanton Shares on the Official List and of trading of Wincanton Shares on the London Stock Exchange's Main Market for listed securities.

If you are in any doubt as to the contents of this Document or the action you should take, you are recommended to seek your own financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000, if you are resident in the United Kingdom, or from another appropriately authorised independent financial adviser if you are taking advice in a jurisdiction outside the United Kingdom.

If you sell or have sold or otherwise transferred all of your Wincanton Shares, please send this Document (but not the accompanying personalised Forms of Proxy) at once to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. However, such documents should not be forwarded, distributed or transmitted (in whole or in part) in or into or from any jurisdiction in which such act would constitute a violation of the relevant laws of such jurisdiction. If you sell or have sold or otherwise transferred only part of your holding of Wincanton Shares, you should retain these documents and contact the stockbroker, bank or other agent through whom the sale or transfer was effected. If you have recently purchased or otherwise been transferred Wincanton Shares in certificated form, notwithstanding receipt of this Document from the transferor, you should contact Equiniti using the relevant contact details set out below to obtain personalised Forms of Proxy.

The release, publication or distribution of this Document and/or any accompanying documents (in whole or in part), directly or indirectly, in or into or from jurisdictions other than the United Kingdom may be restricted by the laws of those jurisdictions and therefore persons into whose possession this Document comes should inform themselves about, and observe, any such restrictions. Failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any such person.

Neither this Document nor any of the accompanying documents do or are intended to constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in relation to the Acquisition or the Scheme or otherwise, in any jurisdiction in which such offer, invitation or solicitation is unlawful.

Recommended Cash Acquisition

of

Wincanton plc ("Wincanton")

by

GXO Logistics, Inc. ("GXO")

to be effected by means of a Scheme of Arrangement

under Part 26 of the Companies Act 2006

This Document (including all information incorporated into this Document by reference to another source) should be read as a whole and in conjunction with the Forms of Proxy. Your attention is drawn to Part I (Letter from the Chair of Wincanton) of this Document which contains the unanimous recommendation of the Wincanton Directors that you vote in favour of the Scheme at the Scheme Meeting and the Special Resolution to be proposed at the General Meeting. A letter from HSBC, Deutsche Numis and UBS explaining the Scheme appears in Part II (Explanatory Statement) of this Document and constitutes an explanatory statement in compliance with section 897 of the Companies Act.

Notices of the Scheme Meeting and the General Meeting, both of which will be held at Herbert Smith Freehills LLP, Exchange House, Primrose Street, London EC2A 2EG on 10 April 2024, are set out in Part XI (Notice of Scheme Meeting) and Part XII (Notice of General Meeting), respectively, of this Document. The Scheme Meeting will start at 3:00 p.m. on that date and the General Meeting at 3:15 p.m. or, if later, as soon thereafter as the Scheme Meeting is concluded or adjourned.

The action to be taken by Wincanton Shareholders and Scheme Shareholders is set out on pages 11 to 14 (Action to be taken) and at paragraph 18 of Part II (Explanatory Statement) of this Document.

Wincanton Shareholders are asked to complete and return the enclosed WHITE and PINK Forms of Proxy (or appoint a proxy electronically or online as referred to in this Document) in accordance with the instructions printed thereon as soon as possible, but in any event so as to be received by Wincanton's registrars, Equiniti, not later than 48 hours before the relevant Meeting (excluding any part of such 48 hour period falling on a day that is not a working day or, in the case of any adjournment, not later than 48 hours before the time fixed for the adjourned Meeting). Wincanton Shareholders who hold Wincanton Shares in CREST may also appoint a proxy using CREST or Proxymity following the instructions set out in the Forms of Proxy and this Document.

In the case of the Scheme Meeting, if the WHITE Form of Proxy for the Scheme Meeting is not lodged by 3:00 p.m. on 8 April 2024, it may be: (i) scanned and emailed to Equiniti at the following email address: proxyvotes@equiniti.com; or (ii) presented in person to the Equiniti representative who will be present at the Scheme Meeting, any time prior to the commencement of the Scheme Meeting (or any adjournment thereof).

In the case of the General Meeting, if the PINK Form of Proxy for the General Meeting is not lodged by 3:15 p.m. on 8 April 2024 (by post or transmission of a proxy appointment or voting instruction online, through CREST, Proxymity or via Equiniti's online facility or by any other procedure described in this Document), it will be invalid. Wincanton Shareholders who hold Wincanton Shares in CREST may also appoint a proxy using CREST or online by following the instructions set out in the Forms of Proxy and on pages 11 to 14 (Action to be Taken) of this Document. If you are an institutional investor you may also be able to appoint a proxy electronically via the Proxymity platform (refer to pages 11 to 14 (Action to be Taken) of this Document).

Wincanton Shareholders are strongly encouraged to appoint "the Chair of the meeting" as their proxy, who will ensure their vote is exercised and counted.

Any changes to the arrangements for the Scheme Meeting and the General Meeting will be communicated to Scheme Shareholders and Wincanton Shareholders before the Meetings through Wincanton's website at https://www.wincanton.co.uk/investors/ and by announcement through a Regulatory Information Service.

Scheme Meeting and General Meeting

Further details regarding attending the Scheme Meeting and the General Meeting and the appointment of a proxy for each relevant Meeting, are set out on pages 11 to 14 (Action to be Taken) of this Document.

It is important that, for the Scheme Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of Scheme Shareholder opinion. Whether or not you intend to attend the Meetings, you are therefore strongly urged to complete, sign and return your Forms of Proxy or transmit a proxy instruction (either electronically or through CREST, Proxymity or via Equiniti's online facility) as soon as possible.

The completion and return of the Forms of Proxy by post (or transmission of a proxy appointment or voting instruction online, through CREST, Proxymity or via Equiniti's online facility or by any other procedure described in this Document) will not prevent you from attending, speaking and voting at the Scheme Meeting or the General Meeting, or any adjournment of either, if you are entitled to and wish to do so.

If you have any questions about this Document, the Scheme Meeting or the General Meeting, or are in any doubt as to how to complete the Forms of Proxy or to submit your proxies electronically or online, please contact Wincanton's registrars, Equiniti, between 8:30 a.m. and 5:30 p.m. Monday to Friday (except public holidays in England and Wales) on +44 (0)371 384 2288 or by submitting a request in writing to Equiniti at Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, United Kingdom. Calls are charged at the standard geographical rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Please note that Equiniti cannot provide any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes.

Certain terms used in this Document are defined in Part X (Definitions) of this Document. References to times in this Document are to London, United Kingdom time unless otherwise stated.

HSBC Bank plc ("HSBC"), which is authorised by the PRA and regulated in the United Kingdom by the FCA and the PRA, is acting exclusively as lead financial adviser, Rule 3 adviser and joint broker to Wincanton and no one else in connection with the matters described in this Document and will not be responsible to anyone other than Wincanton for providing the protections afforded to clients of HSBC, or for providing advice in connection with the matters referred to herein. Neither HSBC nor any of its group undertakings or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of HSBC in connection with this Document or any matter referred to herein.

Numis Securities Limited (trading for these purposes as Deutsche Numis) ("Deutsche Numis"), which is authorised and regulated in the United Kingdom by the FCA, is acting as exclusively for Wincanton and no one else in connection with the matters described in this Document and will not be responsible to anyone other than Wincanton for providing the protections afforded to clients of Deutsche Numis, or for providing advice in connection with the matters referred to herein. Neither Deutsche Numis nor any of its group undertakings or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Numis in connection with this Document or any matter referred to herein.

UBS AG London Branch ("UBS") is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the Prudential Regulation Authority and subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority in the United Kingdom. UBS is acting exclusively as financial adviser to Wincanton and no one else in connection with the Offer. In connection with such matters, UBS, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to any other person for providing the protections afforded to their clients or for providing advice in relation to the Acquisition, the contents of this Document or any other matter referred to herein.

N.M. Rothschild & Sons Limited ("Rothschild & Co"), which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for GXO and for no-one else in connection with this Document and will not be responsible to anyone other than GXO for providing the protections afforded to its clients or for providing advice in connection with this Document or the subject matter of this Document.

Merrill Lynch International ("BofA Securities"), a subsidiary of Bank of America Corporation, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for GXO and for no one else in connection with the matters set out in this Document and will not be responsible to anyone other than GXO for providing the protections afforded to its clients or for providing advice in relation to the subject matter of this Document or any other matters referred to in this Document.

No person has been authorised to give any information or make any representations other than those contained in this Document and, if given or made, such information or representations must not be relied upon as having been authorised by Wincanton, the Wincanton Directors, GXO, the GXO Directors or by the Advisors or any other person involved in the Acquisition. Neither the delivery of this Document nor holding the Meetings, the Court Sanction Hearing, or filing the Court Order shall, under any circumstances, create any implication that there has been no change in the affairs of the Wincanton Group or the GXO Group since the date of this Document or that the information in, or incorporated into, this Document is correct as at any time subsequent to its date.

IMPORTANT NOTICE

The release, publication or distribution of this Document in or into or from jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about, and observe, such restrictions. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. This Document does not constitute an offer or invitation to purchase or subscribe for any securities or a solicitation of an offer to buy any securities pursuant to this Document or otherwise in any jurisdiction in which such offer or solicitation is unlawful.

The statements contained in this Document are made as at the date of this Document, unless some other time is specified in relation to them, and service of this Document shall not give rise to any implication that there has been no change in the facts set forth in this Document since such date. Nothing in this Document shall be deemed to be a forecast, projection or estimate of the future financial performance of Wincanton, the Wider Wincanton Group, GXO or the Wider GXO Group except where otherwise stated.

The summary of the principal provisions of the Scheme contained in this Document is qualified in its entirety by reference to the Scheme itself, the full text of which is set out in Part IV (Scheme of Arrangement) of this Document. Each Wincanton Shareholder is advised to read and consider carefully the text of the Scheme itself. This Document, and in particular the letter from the Chair of Wincanton in Part I (Letter from the Chair of Wincanton) and the letter from HSBC, Deutsche Numis and UBS in Part II (Explanatory Statement) of this Document, has been prepared solely to assist Scheme Shareholders in respect of voting on the resolution to approve the Scheme to be proposed at the Scheme Meeting and to assist Wincanton Shareholders in respect of voting on the Special Resolution to be proposed at the General Meeting.

This Document is not a prospectus or prospectus-equivalent document.

Overseas Shareholders

This Document has been prepared in accordance with and for the purpose of complying with English and Welsh law, the Code, the Market Abuse Regulation, the Disclosure, Guidance and Transparency Rules and the Listing Rules and information disclosed may not be the same as that which would have been disclosed if this Document had been prepared in accordance with the laws of jurisdictions outside of England and Wales.

The availability of the Acquisition to Wincanton Shareholders who are not resident in and citizens of the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are located or of which they are citizens. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdictions. In particular, the ability of persons who are not resident in the United Kingdom to vote their Wincanton Shares with respect to the Scheme at the Scheme Meeting, or to appoint another person as proxy to vote at the Scheme Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by GXO or required by the Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Scheme by any such use, means, instrumentality or from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Document and all documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this Document and all such documents relating to the Acquisition (including, without limitation, agents, custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from such jurisdictions where to do so would violate the laws in that jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition. If the Acquisition is implemented (with the consent of the Panel) by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Takeover Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

The Acquisition shall be subject to, among other things, the applicable requirements of the Code, the Panel and the London Stock Exchange.

The statements contained in this Document are not to be construed as legal, business, financial or tax advice.

Additional information for US investors

The Acquisition relates to the shares of an English company and is being made by means of a scheme of arrangement provided for under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of United States tender offer and proxy solicitation rules.

The financial information included in this Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Offer Document) has been prepared in accordance with generally accepted accounting principles applicable in the United Kingdom and thus may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States ("US GAAP"). US GAAP differs in significant respects from accounting standards applicable in the United Kingdom.

If GXO were to exercise its right (with the consent of the Panel) to implement the Acquisition by means of a Takeover Offer and determines to extend the Takeover Offer into the United States, such Takeover Offer would be made in compliance with all applicable United States laws and regulations, including any applicable exemptions under the US Exchange Act including Section 14(e) of the US Exchange Act and Regulation 14E thereunder. Such a takeover would be made in the United States by GXO and no one else.

In the event that the Acquisition is implemented by way of a Takeover Offer, and it was determined that Rule 14e-5 of the US Exchange Act applied to the Takeover Offer, then in accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act, GXO or its nominees, or their brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Wincanton outside of the US, other than pursuant to the Acquisition, until the date on which the Acquisition becomes Effective, lapses or is otherwise withdrawn. Also, in such circumstances, in accordance with Rule 14e-5(b) of the US Exchange Act, HSBC, Deutsche Numis, UBS and BofA Securities will continue to act as exempt principal trader in Wincanton Shares on the London Stock Exchange. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices and would comply with applicable law, including the US Exchange Act. Any information about such purchases or arrangements to purchase shall be disclosed as required in the United Kingdom, shall be reported to a Regulatory Information Service and shall be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

Neither the US Securities and Exchange Commission (the "SEC") nor any securities commission of any state of the US nor any other US regulatory authority has approved the Acquisition, passed upon the fairness of the Acquisition or passed upon the adequacy or accuracy of this Document. Any representation to the contrary is a criminal offence in the US.

The receipt of cash pursuant to the Acquisition by a US holder of Wincanton Shares as consideration for the transfer of its Wincanton Shares pursuant to the Scheme will likely be a taxable transaction for US federal income tax purposes and may also be a taxable transaction under applicable state and local tax laws, as well as foreign and other tax laws. Each US holder of Wincanton Shares is strongly advised to consult an appropriately qualified independent professional adviser immediately regarding the tax consequences of the Scheme applicable to them, including under applicable United States state and local, as well as overseas and other, tax laws.

Each US holder is urged to consult his, her or its independent professional adviser immediately regarding the tax consequences of the Acquisition.

It may be difficult for US holders of Wincanton Shares to enforce their rights and claims arising out of US federal securities laws or the laws of any state or territory within the United States, since Wincanton is located in a non-US jurisdiction, and some or all of its officers and directors may be residents of a non-US jurisdiction, and the assets of Wincanton are located outside of the United States. US holders of Wincanton Shares may not be able to effect service of process within the United States upon a non-US company or sue a non-US company or its officers or directors in a non-US court for violations of the securities laws of the United States or any state or territory within the United States. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's judgement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Document (including information incorporated by reference in this Document), oral statements made regarding the Acquisition and other information published by GXO and Wincanton contain statements about GXO and the Wincanton Group that are, or may be, “forward-looking statements”, including for the purposes of the US Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of GXO and/or Wincanton and are naturally subject to uncertainty and changes in circumstances which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements, including the expected timing and scope of the Acquisition, other than statements of historical facts included in this Document, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "targets", "plans", "believes", "expects", "aims", "intends", "will", "may", "should", "would", "could", "anticipates", "estimates", "projects", "strategy" or words or terms of similar substance or the negative thereof are forward-looking statements. Forward-looking statements may include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of GXO's or the Wincanton Group's operations and potential synergies resulting from the Acquisition; and (iii) the effects of global economic conditions and government regulation on GXO's or the Wincanton Group's business.

Although GXO and Wincanton believe that the expectations reflected in such forward-looking statements are reasonable, such expectations are not guarantees of future performance. By their nature, because they relate to events and depend on circumstances that will occur in the future, such forward-looking statements involve risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors could cause actual results and developments to differ materially from those projected or implied in any forward-looking statements. These factors include, but are not limited to, the satisfaction of the Conditions and the risks discussed in GXO’s filings with the SEC, as well as additional factors, such as changes in political and economic conditions; changes in the level of capital investment; retention of key employees; changes in customer habits; success of business and operating initiatives and restructuring objectives; changes in clients' strategies and stability; competitive product and pricing measures; changes in the regulatory environment; fluctuations of interest and exchange rates; the outcome of any litigation; supply chain challenges, including labour shortages; GXO and/or Wincanton’s ability to align GXO and/or Wincanton’s investments in capital assets, including equipment, service centres and warehouses, to their respective customers’ demands; GXO and/or Wincanton’s ability to successfully integrate and realise anticipated benefits, synergies, cost savings and profit improvement opportunities with respect to acquired companies, including the Acquisition; acquisitions may be unsuccessful or result in other risks or developments that adversely affect GXO and/or Wincanton’s financial condition and results; GXO and/or Wincanton’s ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; GXO and/or Wincanton’s ability to raise debt and equity capital; labour matters, including GXO and/or Wincanton’s ability to manage its subcontractors, and risks associated with labour disputes at GXO and/or Wincanton’s customers and efforts by labour organizations to organize its employees; risks associated with defined benefit plans for GXO and/or Wincanton’s current and former employees; issues related to GXO and/or Wincanton’s intellectual property rights; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; natural disasters, terrorist attacks or similar incidents; a material disruption of GXO and/or Wincanton’s operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; the impact of potential cyber-attacks and information technology or data security breaches; and the inability to implement technology initiatives or business systems successfully. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements (which speak only as of the date hereof) and neither GXO nor any member of the Wincanton Group (nor any of their respective directors, officers, employees or advisers) provides any representation, assurance or guarantee that the occurrence of the events expressed or implied by the forward-looking statements will actually occur. Further, other than in accordance with their legal and regulatory obligations, GXO and each member of the Wincanton Group disclaims any obligation to update publicly or revise any forward-looking or other statements contained herein, whether as a result of new information, future events or otherwise, except as required by applicable law.

All subsequent oral or written forward-looking statements attributable to any member of the Wider GXO Group or Wider Wincanton Group, or any of their respective directors, officers, employees or advisers, are expressly qualified in their entirety by the cautionary statement above.

Profit forecasts, estimates or quantified financial benefits statements

Except where expressly described as such, no statement in this Document is intended as a profit forecast, profit estimate or quantified benefits statement for any period and no statement in this Document should be interpreted to mean that earnings or earnings per share for Wincanton for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Wincanton.

Dealing and Opening Position Disclosure Requirements

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 p.m. on the 10th Business Day following the commencement of the Offer Period and, if appropriate, by no later than 3:30 p.m. on the 10th Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3:30 p.m. on the Business Day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. You should contact the Panel's Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Publication on a website

This Document and the documents required to be published pursuant to Rule 26 of the Code will be available free of charge, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on Wincanton's website at https://www.wincanton.co.uk/investors/ and on GXO's website at https://gxo.com/information-regarding-cash-offer-for-wincantonplc by no later than 12.00 p.m. (London time) on the Business Day following the date of this Document.

Neither the content of any website referred to in this Document nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this Document.

Requesting hard copy documents

In accordance with Rule 30.3 of the Code, Wincanton Shareholders, persons with information rights and participants in the Wincanton Share Plans and any other persons to whom this Document has been sent, may request a hard copy of this Document (and any such information incorporated in it by reference to another source) by contacting Equiniti during business hours on +44 (0)371 384 2288 or by submitting a request in writing to Equiniti at Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, United Kingdom. Calls outside the United Kingdom will be charged at the applicable international rate. The helpline is open between 8.30 a.m. to 5.30 p.m. (London time), Monday to Friday, excluding public holidays in England and Wales. Please note that Equiniti cannot provide any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes.

For persons who receive a copy of this Document in electronic form or via a website notification, a hard copy of this Document will not be sent unless so requested. Such persons may also request that all future documents, announcements and information in relation to the Acquisition be sent to them in hard copy form.

Electronic communications

Please be aware that addresses, electronic addresses and certain information provided by Wincanton Shareholders, persons with information rights and other relevant persons for the receipt of communications from Wincanton may be provided to GXO during the Offer Period as requested under section 4 of Appendix 4 of the Code to comply with Rule 2.11(c) of the Code.

Rounding

Certain figures included in this Document have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Incorporation of information by reference into this Document

Part V (Financial and Ratings Information) of this Document sets out which sections of certain documents are incorporated by reference into, and form part of, this Document.

This information is available on Wincanton's website at https://www.wincanton.co.uk/investors/. Wincanton Shareholders may request a hard copy of such documents incorporated by reference. A copy of any such documents or information incorporated by reference will not be sent to such persons unless requested, free of charge, by calling Equiniti during business hours on +44 (0)371 384 2288 or by submitting a request in writing to Equiniti at Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, United Kingdom, stating your name, and the address to which the hard copy should be sent. You will not receive a hard copy of this information unless you so request. Calls outside the United Kingdom will be charged at the applicable international rate. The helpline is open between 8.30 a.m. to 5.30 p.m. (London time), Monday to Friday, excluding public holidays in England and Wales. Please note that Equiniti cannot provide any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes.

Time

All times shown in this Document are London times, unless otherwise stated.

General

If you are in any doubt about the contents of this Document or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or from an independent financial adviser duly authorised under the Financial Services and Markets Act 2000 if you are a resident in the UK or, if not, from another appropriate authorised independent financial adviser.

This Document is dated 14 March 2024

CONTENTS

ACTION TO BE TAKEN

For the reasons set out in Part I of this Document, the Wincanton Directors, who have been so advised by HSBC as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing its financial advice to the Wincanton Directors, HSBC has taken into account the commercial assessments of the Wincanton Directors. HSBC is providing independent financial advice to the Wincanton Directors for the purposes of Rule 3 of the Code.

Accordingly, in order to implement the Acquisition, the Wincanton Directors unanimously recommend that you vote in favour of the Scheme at the Scheme Meeting and the Special Resolution proposed at the General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer) and that you take the action described below.

These pages should be read in conjunction with the rest of this Document and, in particular, paragraph 18 of Part II (Explanatory Statement) of this Document and the notices of the Scheme Meeting and the General Meeting at the end of this Document.

Any changes to the arrangements for the Scheme Meeting and the General Meeting will be communicated to Scheme Shareholders and Wincanton Shareholders before the Meetings, including through Wincanton's website at https://www.wincanton.co.uk/investors/ and by announcement through a Regulatory Information Service.

1.	Documents

Please check you have received the following:

•	a WHITE Form of Proxy for use in respect of the Scheme Meeting to be held on 10 April 2024;

•	a PINK Form of Proxy for use in respect of the General Meeting to be held on 10 April 2024; and

•	a pre-paid envelope for use in the UK only for the return of the WHITE Form of Proxy and the PINK Form of Proxy.

If you have not received all of these documents please contact the Company's registrars, Equiniti, by calling the Shareholder Helpline between 8:30 a.m. and 5:30 p.m. Monday to Friday (except public holidays in England and Wales) on +44 (0)371 384 2288 or by submitting a request in writing to Equiniti at Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, United Kingdom. Calls are charged at the standard geographical rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Please note that Equiniti cannot provide any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes.

2.	Voting at the Scheme Meeting and the General Meeting

IT IS IMPORTANT THAT, FOR THE SCHEME MEETING IN PARTICULAR, AS MANY VOTES AS POSSIBLE ARE CAST SO THAT THE COURT MAY BE SATISFIED THAT THERE IS A FAIR REPRESENTATION OF SCHEME SHAREHOLDER OPINION. WHETHER OR NOT YOU INTEND TO ATTEND THE MEETINGS, YOU ARE THEREFORE STRONGLY ENCOURAGED TO SIGN AND RETURN YOUR FORMS OF PROXY OR APPOINT AN ELECTRONIC OR CREST OR PROXYMITY PROXY AS SOON AS POSSIBLE AND, IN ANY EVENT, BY NO LATER THAN 3:00 P.M. ON 8 APRIL 2024 IN THE CASE OF THE SCHEME MEETING AND BY 3:15 P.M. ON 8 APRIL 2024 IN THE CASE OF THE GENERAL MEETING (OR IN THE CASE OF ANY ADJOURNMENT, NOT LATER THAN 48 HOURS BEFORE THE TIME FIXED FOR THE HOLDING OF THE ADJOURNED MEETING).

The Scheme will require approval at a meeting of Scheme Shareholders convened with the permission of the Court to be held at Herbert Smith Freehills LLP, Exchange House, Primrose Street, London EC2A 2EG at 3:00 p.m. on 10 April 2024. Implementation of the Scheme will also require approval of the Special Resolution relating to the Acquisition to be proposed at the General Meeting. The General Meeting will be held at the same place as the Scheme Meeting at 3:15 p.m. on 10 April 2024 (or as soon thereafter as the Scheme Meeting concludes or is adjourned). Notices of the Meetings are set out at Part XI (Notice of Scheme Meeting) and Part XII (Notice of General Meeting), respectively, of this Document. If the Scheme becomes Effective, it will be binding on all Scheme Shareholders, including any Scheme Shareholders who did not vote or who voted against the Scheme at the Scheme Meeting.

Scheme Shareholders and Wincanton Shareholders are strongly encouraged to submit proxy appointments and instructions for the Scheme Meeting and the General Meeting as soon as possible, using any of the methods (by post, online or electronically through CREST, Proxymity or via Equiniti's online facility) set out below.

Wincanton Shareholders are entitled to appoint a proxy in respect of some or all of their Wincanton Shares and may also appoint more than one proxy, provided that each proxy is appointed to exercise the rights attached to a different Wincanton Share or Wincanton Shares held by such holder. Wincanton Shareholders who wish to appoint more than one proxy in respect of their holding of Wincanton Shares should contact Equiniti for further Forms of Proxy or photocopy the Forms of Proxy as required.

The completion and return of the Forms of Proxy by post (or transmission of a proxy appointment or voting instruction online, through CREST, Proxymity or via Equiniti's online facility, or by any other procedure described in this Document) will not prevent you from attending and voting at the Scheme Meeting or the General Meeting, if you are entitled to and wish to do so.

(a)	Sending Forms of Proxy by post

Please complete and sign the Forms of Proxy in accordance with the instructions printed on them and return them to Equiniti, the Company's registrars, either by post to Equiniti, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, United Kingdom, so as to be received as soon as possible and in any event not later than the relevant times set out below:

WHITE Form of Proxy for the Scheme Meeting	3:00 p.m. on 8 April 2024
PINK Form of Proxy for the General Meeting	3:15 p.m. on 8 April 2024

or, if in either case the Meeting is adjourned, so that the relevant Form of Proxy is received not later than 48 hours (excluding any part of such 48 hour period falling on a day that is not a working day) before the time fixed for the adjourned Meeting.

What if I miss the deadline mentioned above?

•	If the WHITE Form of Proxy for the Scheme Meeting is not lodged by the relevant time, it may be: (i) scanned and emailed to Equiniti at the following email address: proxyvotes@equiniti.com; or (ii) presented in person to the Equiniti representative who will be present at the Scheme Meeting, any time prior to the commencement of the Scheme Meeting (or any adjournment thereof).

•	If the PINK Form of Proxy for the General Meeting is not lodged by the relevant time, it will be invalid.

(b)	Online appointment of proxies

As an alternative to completing and returning the printed Forms of Proxy, proxies may be appointed electronically via Equiniti's online facility by logging on to the following website: www.sharevote.co.uk and following the instructions therein. Alternatively, if you have already registered with Equiniti's online portfolio service, Shareview, you can submit your Form of Proxy at www.shareview.co.uk. You will need your Username/ID and Password to log in to the portal. Once you have accessed this click 'View' on the 'My Investments' page and then click on the link to vote. Full instructions are given on both websites. For an electronic proxy appointment to be valid, the appointment must be received by Equiniti not later than 48 hours (excluding any part of such 48 hour period falling on a day that is not a working day) before the time fixed for the relevant Meeting (as set out in paragraph 2(a) above) or any adjournment thereof. Full details of the procedure to be followed to appoint a proxy electronically are given on the website.

What if I miss the deadline mentioned above?

•	In the case of the Scheme Meeting only, if the electronic proxy appointment is not received by this time, the WHITE Form of Proxy may be: (i) scanned and emailed to Equiniti at the following email address: proxyvotes@equiniti.com; or (ii) presented in person to the Equiniti representative who will be present at the Scheme Meeting, any time prior to the commencement of the Scheme Meeting (or any adjournment thereof).

•	In the case of the General Meeting only, if the electronic proxy appointment is not received by this time, it will be invalid.

(c)	Electronic appointment of proxies through CREST or Proxymity or otherwise

If you hold Wincanton Shares in uncertificated form through CREST and wish to appoint a proxy or proxies for the Scheme Meeting or the General Meeting (or any adjourned Meeting) by using the CREST electronic proxy appointment service, you may do so by using the procedures described in the CREST Manual (please also refer to the accompanying notes to the notices of the Meetings set out in Part XI (Notice of Scheme Meeting) and Part XII (Notice of General Meeting) of this Document). CREST personal members or other CREST sponsored members, and those CREST members who have appointed any voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a "CREST Proxy Instruction") must be properly authenticated in accordance with the specifications of Euroclear and must contain the information required for such instructions as described in the CREST Manual. The message (regardless of whether it constitutes the appointment of a proxy or an amendment to the instructions given to a previously appointed proxy, must, in order to be valid, be transmitted so as to be received by Equiniti (ID: RA19)) not later than 48 hours (excluding any part of such 48 hour period falling on a day that is not a working day) before the time fixed for the relevant Meeting (as set out in paragraph 2(a) above) or any adjournment thereof. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which Equiniti are able to retrieve the message by enquiry to CREST in the manner prescribed by CREST.

If you are an institutional investor, you may also be able to appoint a proxy electronically via the Proxymity platform, a process which has been agreed by the Company and approved by Equiniti, the Company's registrars. For further information regarding Proxymity, please go to www.proxymity.io. Your proxy must be lodged by 3:00 p.m. on 8 April 2024 for the Scheme Meeting and by 3:15 p.m. on 8 April 2024 for the General Meeting in order to be considered valid or, if in either case the Meeting is adjourned, by the time which is 48 hours before the time of the adjourned Meeting (excluding any part of such 48 hour period falling on a day that is not a working day). Before you can appoint a proxy via this process you will need to have agreed to Proxymity's associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic appointment of your proxy. An electronic proxy appointment via the Proxymity platform may be revoked completely by sending an authenticated message via the platform instructing the removal of your proxy vote.

What if I miss the deadline mentioned above?

•	In the case of the Scheme Meeting only, if the CREST or Proxymity proxy or instruction is not received by this time, the WHITE Form of Proxy may be (i) scanned and emailed to Equiniti at the following email address: proxyvotes@equiniti.com; or (ii) presented in person to the Equiniti representative who will be present at the Scheme Meeting, any time prior to the commencement of the Scheme Meeting (or any adjournment thereof).

•	In the case of the General Meeting only, if the CREST or Proxymity proxy or instruction is not received by this time, it will be invalid.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed any voting service provider(s), to procure that his/her CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. For further information on the logistics of submitting messages in CREST, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

Wincanton may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the CREST Regulations.

Please note that any electronic communication found to contain a computer virus or other malware will not be accepted.

3.	WINCANTON Share Plans

Participants in the Wincanton Share Plans will be contacted separately shortly regarding the effect of the Scheme on their rights under the Wincanton Share Plans. A summary of the effect of the Scheme on outstanding awards and options under the Wincanton Share Plans is set out in paragraph 8 of Part II (Explanatory Statement) of this Document.

4.	Shareholder Helpline

If you have any questions about this Document, the Scheme Meeting or the General Meeting, or are in any doubt as to how to complete the Forms of Proxy or to submit your proxies electronically or online, please contact Wincanton's registrars, Equiniti, by calling the Shareholder Helpline between 8:30 a.m. and 5:30 p.m. Monday to Friday (except public holidays in England and Wales) on +44 (0)371 384 2288. Calls are charged at the standard geographical rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Please note that Equiniti cannot provide any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes.

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

The following indicative timetable is based on Wincanton's and GXO's current expectations and are subject to change. If any of the dates and/or times in this expected timetable change, the revised dates and/or times will be notified to Wincanton Shareholders by announcement through the Regulatory Information Service of the London Stock Exchange, with such announcement being made available on Wincanton’s website at https://www.wincanton.co.uk/investors/ and GXO’s website at https://gxo.com/information-regarding-cash-offer-for-wincantonplc. Unless otherwise stated, all times set out below are London times.

Event	Time and/or date(1)
Publication of this Document	14 March 2024
Latest time for lodging Forms of Proxy for the:
Scheme Meeting ((WHITE) Form of Proxy)	3:00 p.m. on 8 April 2024 (2)
General Meeting ((PINK) Form of Proxy)	3:15 p.m. on 8 April 2024 (3)
Voting Record Time	6:30 p.m. on 8 April 2024 (4)
Scheme Meeting	3:00 p.m. on 10 April 2024
General Meeting	3:15 p.m. on 10 April 2024(5)
The following dates and times associated with the Scheme are subject to change and will depend on, among other things, the date on which: (i) the Conditions to the Scheme are satisfied or, if capable of waiver, waived; (ii) the Court sanctions the Scheme; and (iii) the Court Order sanctioning the Scheme is delivered to the Registrar of Companies. Wincanton will give adequate notice of any changes to these dates and times, when known, by issuing an announcement through a Regulatory Information Service, with such announcement being made available on Wincanton's website at https://www.wincanton.co.uk/investors/ and GXO’s website at https://gxo.com/information-regarding-cash-offer-for-wincantonplc. Further updates and changes to these times will be notified in the same way. See also note (1).
Court Sanction Hearing	25 April 2024
Last day for dealings in, and for the registration of transfers of, Wincanton Shares	26 April 2024
Scheme Record Time	6:00 p.m. on 26 April 2024
Disablement of CREST in respect of Wincanton Shares	6:00 p.m. on 26 April 2024
Suspension of listing of, and dealings in, Wincanton Shares	by 7:30 a.m. on 29 April 2024
Effective Date of the Scheme	29 April 2024
Cancellation of listing and admission to trading of Wincanton Shares	by 7:30 a.m. on 30 April 2024
Latest date for despatch of cheques and crediting of CREST accounts for cash consideration due under the Scheme	13 May 2024
Long Stop Date(6)	29 September 2024

(1)	The dates and times given are indicative only and are based on current expectations and are subject to change (including as a result of changes to the regulatory timetable).

References to times are to London, United Kingdom time unless otherwise stated. If any of the times and/or dates above change, the revised times and/or dates will be notified to Wincanton Shareholders by announcement through a Regulatory Information Service and, if required by the Panel, notice of the change(s) will be sent to Wincanton Shareholders and other persons with information rights.

Participants in the Wincanton Share Plans will be contacted separately to inform them of the effect of the Scheme on their rights under the Wincanton Share Plans, including details of any appropriate proposals being made and dates and times relevant to them.

(2)	It is requested that the WHITE Form of Proxy for the Scheme Meeting be lodged not later than 48 hours prior to the time appointed for the Scheme Meeting or, if the Scheme Meeting is adjourned, 48 hours prior to the time fixed for any adjourned Scheme Meeting (excluding any part of such 48 hour period falling on a day that is not a working day). If the WHITE Form of Proxy for the Scheme Meeting is not lodged by 3:00 p.m. on 8 April 2024, it may be: (i) scanned and emailed to Equiniti at the following email address: proxyvotes@equiniti.com; or (ii) presented in person to the Equiniti representative who will be present at the Scheme Meeting, any time prior to the commencement of the Scheme Meeting (or any adjournment thereof).

(3)	In order to be valid, the PINK Form of Proxy for the General Meeting must be lodged not later than 3:15 p.m. on 8 April 2024 or, if the General Meeting is adjourned, 48 hours prior to the time fixed for the adjourned General Meeting (excluding any part of such 48 hour period falling on a day that is not a working day). The PINK Form of Proxy cannot be presented in person to the Equiniti representative at the General Meeting and will be invalid if submitted after the deadline.

(4)	If either the Scheme Meeting or the General Meeting is adjourned, the Voting Record Time for the relevant adjourned meeting will be 6:30 p.m. on the day which is two Business Days prior to the date of the adjourned Meeting.

(5)	To commence at 3:15 p.m. or, if later, as soon thereafter as the Scheme Meeting concludes or is adjourned.

(6)	This is the latest date by which the Scheme may become Effective. However, the Long Stop Date may be extended to such later date (if any) as GXO and Wincanton may agree in writing (either with the prior consent of the Panel if required or at the direction of the Panel under section 3(g) of Appendix 7 of the Code, pursuant to the Note on such section) and (if required) with the approval of the Court.

Part I

Letter from the Chair of Wincanton

Wincanton plc

Methuen Park

Chippenham

Wiltshire

SN14 0WT

(Incorporated in England and Wales with registered number 04178808)

Directors:

Sir Martin Read CBE (Chair)

James Wroath (Chief Executive Officer)

Tom Hinton (Chief Financial Officer)

Gill Barr (Senior Independent Director)

Anthony Bickerstaff (Independent Non-Executive Director)

Mihiri Jayaweera (Independent Non-Executive Director)

Debbie Lentz (Independent Non-Executive Director)

John Pattullo OBE (Independent Non-Executive Director)

14 March 2024

To the holders of Wincanton Shares and, for information only, to holders of awards and options under the Wincanton Share Plans and persons with information rights.

Dear Shareholder,

RECOMMENDED CASH ACQUISITION OF WINCANTON PLC BY GXO

1.	Introduction

In late 2023, the Wincanton Board received and rejected several proposals from CEVA Logistics UK Rose Limited, a wholly-owned subsidiary of CEVA Logistics S.A., itself a subsidiary of CMA CGM S.A. ("CMA CGM") over a period of a few weeks, given such proposals were not at a level the Wincanton Board felt adequately reflected the valuation of Wincanton and its future prospects.

On 19 January 2024, the boards of directors of Wincanton and CMA CGM announced they had reached agreement on the terms and conditions of a recommended cash acquisition of the entire issued and to be issued ordinary share capital of Wincanton by CMA CGM, to be effected by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act (the "Original CMA CGM Offer") at an offer price of 450 pence for each Wincanton Share. The scheme document in respect of the Original CMA CGM Offer was published on 15 February 2024 and included a unanimous recommendation from the Wincanton Directors to the Wincanton Shareholders to vote in favour of the Original CMA CGM Offer at the CMA CGM Offer Shareholder Meetings.

On 26 February 2024, the boards of directors of Wincanton and CMA CGM announced that they had reached agreement on the terms of an increased and final cash offer by CMA CGM for the entire issued and to be issued share capital of Wincanton at an offer price of 480 pence for each Wincanton share (the "Revised CMA CGM Offer").

On 29 February 2024, GXO Logistics, Inc. ("GXO") announced its firm intention to make a cash offer for the entire issued and to be issued ordinary share capital of Wincanton, for an offer price of 605 pence for each Wincanton Share (the "GXO Offer"), which followed Wincanton's announcement, on 26 February 2024, of a possible offer by GXO. The GXO Offer was initially proposed to be effected by means of a takeover offer as defined in Part 28 of the Companies Act. As further announced on 6 March 2024, GXO elected to proceed with the GXO Offer by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act (the "Acquisition"). In the light of the GXO Offer, the Wincanton Directors withdrew their recommendation of the Revised CMA CGM Offer by public announcement on 1 March 2024.

I am writing to you today, on behalf of the Wincanton Directors, to set out the background to the Acquisition and the reasons why the Wincanton Directors consider the terms of the Acquisition to be fair and reasonable. The Wincanton Directors are unanimously recommending that you vote in favour of the Scheme at the Scheme Meeting and in favour of the Special Resolution to be proposed at the General Meeting. I also draw your attention to the letter from HSBC, Deutsche Numis and UBS set out in Part II (Explanatory Statement) of this Document which gives details about the Scheme and the Acquisition and to the additional information set out in Part IX (Additional Information on Wincanton and GXO) of this Document.

In order to approve the Acquisition, the required majority of Scheme Shareholders will need to vote in favour of the Scheme at the Scheme Meeting and the required majority of Wincanton Shareholders will need to vote in favour of the Special Resolution to be proposed at the General Meeting (as set out in paragraph 10 of Part II (Explanatory Statement) of this Document). The Scheme Meeting and the General Meeting are to be held at Herbert Smith Freehills LLP, Exchange House, Primrose Street, London EC2A 2EG on 10 April 2024 at 3:00 p.m. and 3:15 p.m. (or, if later, as soon thereafter as the Scheme Meeting is concluded or adjourned), respectively. In addition, the Scheme will require the subsequent sanction of the Court.

Any changes to the arrangements for the Scheme Meeting and the General Meeting will be communicated to Scheme Shareholders and Wincanton Shareholders before the Meetings, including through Wincanton's website at https://www.wincanton.co.uk/investors/ and by announcement through a Regulatory Information Service.

Details of the actions you should take are set out in paragraph 18 of Part II (Explanatory Statement) of this Document. The recommendation of the Wincanton Directors is set out in paragraph 13 of this letter.

2.	Summary of THE terms of the Acquisition

Under the terms of the Acquisition, which is subject to the Conditions and further terms set out in Part III (Conditions to the Implementation of the Scheme and to the Acquisition) of this Document, persons who are Scheme Shareholders at the Scheme Record Time will be entitled to receive:

605 pence in cash for each Scheme Share (the "GXO Offer Price")

The Acquisition values the entire existing issued and to be issued share capital of Wincanton at approximately £762 million on a fully diluted basis and at an enterprise value of approximately £960 million (IFRS16 basis).

The GXO Offer Price represents a premium of approximately:

•	104 per cent. to the closing price of 297 pence per Wincanton Share on 18 January 2024 (being the last Business Day before the commencement of the Offer Period);

•	115 per cent. to the volume-weighted average price per Wincanton Share of 282 pence over the ninety (90) Business Day period ended on 18 January 2024 (being the last Business Day before the commencement of the Offer Period);

•	145 per cent. to the volume-weighted average price per Wincanton Share of 247 pence over the twelve-month period ended on 18 January 2024 (being the last Business Day before the commencement of the Offer Period);

•	29 per cent. to the all-time high share price of 470 pence per Wincanton Share for the period ended on 18 January 2024 (being the last Business Day before the commencement of the Offer Period); and

•	26 per cent. to the increased and final offer price per Wincanton Share of 480 pence set out in the announcement of the Revised CMA CGM Offer.

The Wincanton Shares will be acquired pursuant to the Acquisition fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights attaching thereto as at the Announcement Date or subsequently attaching or accruing to them, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made, paid or payable or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the Announcement Date in respect of the Wincanton Shares.

3.	Background to and reasons for the BOARD'S RECOMMENDATION

Background

Wincanton is a leading supply chain partner for British business and provides trusted support to many of the UK's most recognisable brands and influential public bodies. The Wincanton Board has long been convinced of the significant inherent value created by Wincanton's relentless emphasis on service and the deep customer partnerships it has built. This is evidenced by its long-term relationships and ongoing momentum in terms of both new business and contract renewals. Wincanton is also at the forefront of logistics innovation in the UK and the continued development of its warehouse automation and Transport Management Control Tower solutions are significantly increasing the value of its offering for customers. The Wincanton Board remains highly confident in the long-term structural drivers underpinning Wincanton's growth, including trends towards outsourcing and eCommerce penetration.

Despite this confidence, and the current management team’s successful achievements in reshaping the business, it is clear that Wincanton’s consistently strong trading performance and prospects have failed to be reflected in its share price for a material period of time. In addition, the limited liquidity of Wincanton Shares presents a challenge for Wincanton Shareholders to otherwise monetise their holdings.

The Wincanton Board therefore believed that it was in the best interest of shareholders to recommend the Original CMA CGM Offer, which at 450 pence per Wincanton Share represented a very substantial premium to the then share price. The Wincanton Board was also conscious that the public recommendation of this offer would create the opportunity for any other interested parties to come forward, leading to potential further maximisation of value for Wincanton Shareholders.

The Wincanton Directors therefore welcomed the announcement of the subsequent significantly higher offer from GXO at an offer price of 605 pence per Wincanton Share. This offer recognises the strength of Wincanton’s business and prospects of which the Wincanton Board has long been convinced. For this reason, the Wincanton Directors are pleased to recommend an offer that delivers very substantial shareholder value, at a level significantly above the Company’s pre-Offer Period all-time share price high.

Public offer process and the adjournment of the CMA CGM Offer Shareholder Meetings

In late 2023, the Wincanton Board received and rejected several proposals from CMA CGM over a period of a few weeks, given such proposals were not at a level the Wincanton Board felt adequately reflected the valuation of Wincanton and its future prospects.

On 19 January 2024, the boards of directors of Wincanton and CMA CGM, a wholly-owned subsidiary of CEVA Logistics S.A., itself a subsidiary of CMA CGM S.A., announced they had reached agreement on the terms and conditions of the Original CMA CGM Offer at an offer price of 450 pence for each Wincanton Share.

The scheme document in respect of the Original CMA CGM Offer was published on 15 February 2024 and included a unanimous recommendation from the Wincanton Directors to the Wincanton Shareholders to vote in favour of the Original CMA CGM Offer at the CMA CGM Offer Shareholder Meetings.

On 26 February 2024, the boards of directors of Wincanton and CMA CGM announced that they had reached agreement on the terms of the Revised CMA CGM Offer, at an offer price of 480 pence for each Wincanton Share.

At the time of the Original CMA CGM Offer, which was followed by the Revised CMA CGM Offer (together "CMA CGM Offers"), the Wincanton Directors concluded that the CMA CGM Offers represented the opportunity for Wincanton Shareholders to realise a significant premium and a certain valuation in cash.

Following the announcement of the Original CMA CGM Offer, Wincanton engaged in discussions with GXO in the interests of maximizing value and delivering further premium to Wincanton Shareholders.

On 29 February 2024, GXO announced its firm intention to make a cash offer for the entire issued and to be issued ordinary share capital of Wincanton at an offer price of 605 pence for each Wincanton Share, which was followed by Wincanton's announcement on 1 March 2024 indicating the intention of Wincanton Directors to recommend the GXO Offer.

In response to the GXO Offer, on 5 March 2024, CMA CGM announced that it would not set aside the no price increase statement in the Revised CMA CGM Offer announcement and that it was CMA CGM's intention that the Revised CMA CGM Offer would lapse in due course.

The Acquisition is a very material increase to the Revised CMA CGM Offer and represents a significantly higher cash price per share to Wincanton Shareholders.

In particular, the GXO Offer Price represents a premium of:

•	104 per cent. to the closing price of 297 pence per Wincanton Share on 18 January 2024 (being the last Business Day before the commencement of the Offer Period);

•	115 per cent. to the volume-weighted average price per Wincanton Share of 282 pence over the ninety (90) Business Day period ended on 18 January 2024 (being the last Business Day before the commencement of the Offer Period);

•	145 per cent. to the volume-weighted average price per Wincanton Share of 247 pence over the twelve-month period ended on 18 January 2024 (being the last Business Day before the commencement of the Offer Period);

•	29 per cent. to the all-time high share price of 470 pence per Wincanton Share for the period ended on 18 January 2024 (being the last Business Day before the commencement of the Offer Period); and

•	26 per cent. to the increased and final offer price per Wincanton Share of 480 pence set out in the announcement of the Revised CMA CGM Offer.

In addition to the financial terms of the Acquisition, the Wincanton Directors have also had regard to GXO's stated intentions for the business, management, employees, pensions and other stakeholders of Wincanton.

In particular, the Wincanton Directors note the importance that GXO attaches to the competence, skills and experience of Wincanton's management team and employees, and the potential for greater opportunities as a result of being part of the Enlarged Group, albeit that GXO has identified substantial cost synergies through combining the UK and Ireland support functions.

The Wincanton Directors also note that GXO has confirmed that the Acquisition itself is not expected to trigger any of the covenants agreed between Wincanton and the Trustee of the Pension Scheme following the 2023 triennial valuation; that Wincanton will thereafter, if required, comply with those covenants (as amended from time to time); and that GXO has started engagement with the Trustee.

Accordingly, following careful consideration of the above factors, the Wincanton Directors are pleased to unanimously recommend the Acquisition to Wincanton Shareholders as set out in paragraph 13 below. In the light of their recommendation of the Acquisition, the CMA CGM Offer Shareholder Meetings scheduled for 13 March 2024 were adjourned sine die as publicly announced by Wincanton on 6 March 2024.

4.	Irrevocable Undertakings

GXO has received irrevocable undertakings from Aberforth Partners LLP, Threadneedle Asset Management Limited, Wellcome Trust Limited and Polar Capital Funds plc in respect of 42,395,691 Wincanton Shares, in aggregate, owned or controlled by them and representing approximately 34.0 per cent. of the issued share capital of Wincanton as at the Latest Practicable Date, undertaking to vote (or to procure the vote) in favour of the Scheme at the Scheme Meeting and the Special Resolution to be proposed at the General Meeting (or, in the event that the Acquisition is to be effected by way of a Takeover Offer, to accept (or procure the acceptance of) such Takeover Offer).

Further details of these irrevocable undertakings are set out in paragraph 5 of Part IX (Additional Information on Wincanton and GXO) of this Document. Copies of the irrevocable undertakings are available on Wincanton's website at https://www.wincanton.co.uk/investors/ and GXO’s website at https://gxo.com/information-regarding-cash-offer-for-wincantonplc and will remain on display until the end of the Offer Period.

5.	GXO's Background to and reasons for the Acquisition

The GXO Board believes the combination with Wincanton would advance GXO’s position as a global pure-play contract logistics leader by expanding its presence in a key market, enhancing its capabilities to better serve customers and drive long-term shareholder value creation. The combination has compelling strategic and financial logic and represents an opportunity for GXO to capitalise on exciting, structural growth opportunities within the UK and Ireland.

GXO knows Wincanton well and is impressed by its position as a logistics partner of choice for UK and Irish businesses. GXO values Wincanton's collaborative relationships with its Aerospace, Public and Industrial, Grocery and Consumer, General Merchandise, and eFulfilment customers. GXO believes it is well-positioned to support and develop Wincanton's refocused strategy built around these five business divisions by leveraging GXO’s technology and expertise in these areas.

The GXO Board also believes that the Acquisition provides Wincanton Shareholders with a superior and compelling alternative to the Revised CMA CGM Offer, representing an increase of 125 pence per Wincanton Share compared with the Revised CMA CGM Offer (a 26 per cent. increase).

GXO believes the transaction greatly increases the opportunities for the combined business in key sectors and creates significant value for all stakeholders in several respects:

Expands GXO’s presence in key strategic growth verticals

•	The combination will expand GXO’s offering and customer base in a number of key strategic growth verticals in the UK, including Aerospace, Utilities, Industrial, and Healthcare, providing GXO with a springboard to offer industrial services across Europe. GXO has a market-leading service platform for Aerospace and Defence in the U.S., and the combined company will enhance service for UK customers in that vertical by leveraging GXO’s capabilities and expertise.

Materially enhances service offering for UK and Ireland customers across a broader range of sectors and geographies

•	This complementary combination will allow new and existing customers to benefit from a broader range of services and capabilities and an expanded global platform.

•	GXO recognises that long-term value creation will be maximised by a continued focus on Wincanton’s customers and providing the necessary support and resources to best serve them. The combination will build upon Wincanton's proven expertise in partnering with a diverse range of customers from SMEs to blue-chip clients and across sectors. Through the combination, Wincanton customers will also have the opportunity to seamlessly globalize their supply chain operations across the 27 countries where GXO operates.

Improves operations for UK and Ireland customers through advanced technology

•	GXO prides itself on its technology and automation, and this combination will allow Wincanton customers to enhance the efficiency and resilience of their fulfilment operations through advanced tech deployment and investment. Combining GXO’s and Wincanton’s complementary service capabilities and technologies will enable GXO to further enhance its customer proposition with agile, automated solutions that support customers’ digital transformation efforts.

Creates significant synergies, financial benefits and shareholder value

•	The complementary service offerings, customer portfolios and footprints will provide additional growth opportunities. Additionally, the complementary infrastructure and offerings will enable GXO to manage the combined company more efficiently, resulting in greater productivity and lower costs for the benefit of customers.

•	The Acquisition is highly synergistic. The GXO Board’s expectation is that the combination will lead to full annual net run-rate synergies of £45 million (pre-tax), based on procurement, and other operational overlap that can be realised by the third year of integration.

•	As a result, the GXO Board expects the Acquisition to be immediately accretive to earnings per share, excluding synergies and on a pro-forma basis double digit enhancing including full run-rate cost synergies.

Proven integration blueprint, complementary platforms and a natural cultural fit

•	Following the successful acquisition and integration of Clipper Logistics in 2022, GXO has a proven track record of successfully and smoothly acquiring, integrating, and operating UK businesses whilst continuing to deliver sustainable value creation.

•	The GXO Board believes that Wincanton and GXO have complementary cultures and operating philosophies. Both GXO and Wincanton possess strong cultures driven by teamwork, integrity and operational excellence, which will ensure a rapid integration process and provide a strong basis for future growth.

Fortifies position as an employer of choice and a sustainability leader

•	GXO has a demonstrated track record of creating an inclusive and rewarding culture for its people. It employs over 40,000 employees in the UK and is deeply committed to continuing valuable job creation in the market and strengthening engagement with community organizations across the country.

•	GXO and Wincanton have a strong focus on driving value through sustainable operations, and GXO welcomes the opportunity to combine two companies with shared values and a longstanding commitment to enabling the circular economy.

6.	GXO's INTENTIONS WITH REGARD TO Directors, management, employees, pensions, research and development and locations of Business

Strategic plans for the Wincanton Group

GXO believes that the Acquisition has a compelling strategic and financial rationale and will create significant value for all Wincanton stakeholders and is consistent with GXO’s long-term growth strategy.

GXO believes that there is a strong strategic fit between the businesses of Wincanton and GXO based on the diversification and growth opportunities created by adding Wincanton’s UK & Ireland customer portfolio to GXO. As such, GXO is confident in the future prospects of Wincanton's business and its long-term value.

Prior to the Announcement Date, consistent with market practice, GXO has been granted access to Wincanton’s senior management for the purposes of high-level confirmatory due diligence. This has enabled GXO to develop a preliminary strategy for the Enlarged Group. However, it intends to undertake a full evaluation of the Wincanton Group in the 12 months following completion of the Acquisition in order to formulate detailed plans regarding the impact of the Acquisition.

The GXO Directors expect full annual gross run-rate synergies of approximately £50 million (pre-tax) to be realized by the third year of integration. The principal sources of these synergies are as follows:

•	approximately 54 per cent. from combining UK and Ireland support functions and central costs;

•	approximately 30 per cent. from the removal of costs associated with Wincanton’s status as a listed company, in the UK;

•	approximately 6 per cent. from fleet procurement savings; and

•	approximately 10 per cent. from other cost and procurement savings.

It is envisaged that the realisation of the identified cost synergies will result in non-recurring integration costs of approximately £43 million in aggregate over the first 3 years following commencement of integration.

Potential areas of dis-synergy (such as natural customer attrition) have also been considered and were determined by GXO management to be approximately £5 million.

The expected synergies will accrue as a direct result of the success of the Acquisition and would not be achieved on a standalone basis.

In addition to these quantified cost synergies, the GXO Directors believe that significant further value can be created through additional opportunities, which will allow new and existing customers to benefit from a broader range of services and capabilities and an expanded global platform that more closely matches the footprint of its customers and their needs for advanced solutions.

These statements of identified synergies and estimated cost efficiencies relate to future actions and circumstances which by their nature involve risks, uncertainties and contingencies. As a consequence, the identified synergies and estimated cost efficiencies referred to may not be achieved, may be achieved later or sooner than estimated, or those could be materially different from those estimated.

These statements are not intended as a profit forecast and should not be interpreted as such.

Employees and management

GXO attaches great importance to the competence, skills and experience of Wincanton's management team and employees, who have been key to Wincanton's continued success and to building the strong relationships that Wincanton holds with its customers and other stakeholders. As such, GXO expects the Wincanton management and employees to continue to contribute to the success of the Enlarged Group following completion of the Acquisition. GXO expects the Wincanton management and employees will benefit from greater opportunities as a result of being part of the Enlarged Group.

GXO has not yet begun to carry out the evaluation referred to above and has not reached any conclusions as to its likely outcome or made any decisions in relation to any specific actions that may be taken as a result of this evaluation. GXO therefore cannot be certain what impact there will be on the employment of, and the balance of skills and functions of, the management and employees of the Enlarged Group, beyond the anticipated reduction in the proportion of employees based in support functions within the Enlarged Group’s overall workforce.

Headcount

While synergies are expected from combining support functions, GXO expects overall headcount will increase long-term as part of ongoing efforts to grow its UK operations.

The GXO Board recognises that in order to achieve the expected benefits of the Acquisition, administrative restructuring will be required following completion of the Acquisition. The steps for such a restructuring are not yet known, but it is anticipated that headcount reductions would total less than 0.2 per cent. across the Enlarged Group (including in particular from combining support functions and specifically roles currently supporting Wincanton’s status as a public listed company).

GXO intends to retain the best talent across the Enlarged Group. The finalisation and implementation of any restructuring and workforce integration will be subject to detailed and comprehensive planning as part of the evaluation referred to above.

The evaluation and implementation of any headcount reductions would be subject to appropriate engagement with stakeholders, including affected employees and any appropriate employee representative bodies in accordance with the legal obligations of the Enlarged Group, at the relevant time.

The existing non-executive directors of Wincanton will resign from office as directors of Wincanton following completion of the Acquisition.

Existing employee rights and pensions

GXO intends to fully safeguard the existing contractual and statutory employment rights and pensions rights of all Wincanton Group's management and employees, in accordance with applicable law.

The Pension Scheme includes a defined benefit section which has been closed to future accrual since 2014. GXO does not intend to reopen the Pension Scheme to new members. Similarly, GXO does not intend to make any changes to the benefits provided by the Wincanton defined contribution pension scheme. GXO intends to continue to make contributions in line with the current arrangements for the Pension Scheme and to facilitate the future review of the Wincanton defined benefit pension section.

GXO has started engagement with the Trustee in relation to the impact of the Acquisition on the covenant supporting the defined benefit section of the Pension Scheme and looks forward to engaging with the Trustee constructively going forwards. GXO has confirmed that the Acquisition itself is not expected to trigger any of the covenants agreed between the Trustee and Wincanton following the 2023 triennial valuation of the Pension Scheme and that Wincanton will thereafter, if required, comply with those covenants (as amended from time to time) including the requirement to provide contingent funding in the event that leverage of the Wincanton Group exceeds particular levels agreed with the Trustee.

Management incentive arrangements

Following completion of the Acquisition, GXO intends to review the management, governance and incentive structure of Wincanton. GXO has not entered into, and has not discussed, any new form of incentive arrangement with any member of Wincanton’s management, but may put in place new incentive arrangements for certain members of Wincanton’s management following the Acquisition becoming Effective.

Locations of business, headquarters, fixed assets and research and development

The GXO Directors believe that the Enlarged Group will benefit from a strengthened presence in the UK and Ireland based on complementary footprint. Following completion of the Acquisition, GXO envisages that Wincanton will retain its existing UK headquarters and headquarter functions (other than as noted above in relation to listed company functions). The Enlarged Group’s headquarters will be located at GXO’s head office in Greenwich, Connecticut, USA. Following completion of the Acquisition, GXO will review all of Wincanton’s sites and offices as part of its full evaluation of the Wincanton Group. GXO believes that the Wincanton Group has a highly complementary footprint to GXO; however, where synergies are identified, some of the Enlarged Group’s sites may be consolidated or repurposed to better integrate Wincanton and GXO into the Enlarged Group and to facilitate the integration of Wincanton Group employees. GXO does not intend material redeployment of any of Wincanton’s fixed assets as a result of the Acquisition.

GXO recognizes the important role of R&D and technology in Wincanton’s business. GXO will seek to better understand the existing structure of Wincanton’s R&D and technology function and evaluate opportunities to further enhance this after completion of the Acquisition. It does not intend to make any material changes to the R&D and technology functions of either Wincanton or GXO.

Trading facilities

The Wincanton Shares are currently listed on the Official List and admitted to trading on the London Stock Exchange’s Main Market. As set out in paragraph 13 of Part II (Explanatory Statement) of this Document, in the event that the Acquisition completes, requests will be made to the London Stock Exchange to cancel trading in Wincanton Shares and de-list Wincanton from the Official List with effect shortly following the Effective Date, and steps will be taken to re-register it as a private limited company.

Post-offer undertakings

No statements in this paragraph 6 are "post-offer undertakings" for the purposes of Rule 19.5 of the Code.

7.	Wincanton Share Plans

Details of the arrangements proposed to be implemented in relation to the Wincanton Share Plans in connection with the Acquisition are set out in paragraph 8 of Part II (Explanatory Statement) of this Document.

8.	WINCANTON current trading and outlook

On 17 January 2024, Wincanton provided a trading update for its third quarter ended 31 December 2023 under the heading "Q3 Trading Update" (the "FY24 Q3 Trading Update") which can be accessed on Wincanton's website at https://www.wincanton.co.uk/investors/.

Current trading and the full year outlook continues to be in line with statements made in the FY24 Q3 Trading Update.

The FY24 H1 Interim Results and the FY24 Q3 Trading Update contain the FY24 Wincanton Profit Forecast. The FY24 Wincanton Profit Forecast, the assumptions and basis of preparation on which it is based and the Wincanton Directors’ confirmation, as required by Rule 28.1(c)(i) of the Code, are set out in Part VIII (FY24 Wincanton Profit Forecast) of this Document.

Financial information relating to Wincanton is set out in Part V (Financial and Ratings Information) of this Document.

9.	DIVIDENDS

If any dividend and/or other distribution and/or other return of capital is declared, made, or paid or becomes payable in respect of Wincanton Shares on or after 29 February 2024 and prior to the Effective Date, GXO reserves the right to reduce the GXO Offer Price by an amount per Wincanton Share up to the amount of such dividend and/or distribution and/or return of capital. Where the GXO Offer Price is so reduced, any reference in this Document to the GXO Offer Price will automatically be deemed to be a reference to the GXO Offer Price so reduced. In such circumstances, Wincanton Shareholders will be entitled to retain any such dividend, distribution or other return of capital declared or paid. Any exercise by GXO of its rights referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, not be regarded as constituting any revision or variation of the terms of the Acquisition or the Scheme.

10.	Action to be taken by Wincanton Shareholders

Details of the approvals being sought at the Scheme Meeting and the General Meeting and the action to be taken by Wincanton Shareholders and Scheme Shareholders in respect of the Acquisition and the Scheme are set out in paragraph 18 of Part II (Explanatory Statement) of this Document.

Details relating to the cancellation of listing of the Wincanton Shares and settlement of the cash GXO Offer Price by GXO are included in paragraphs 13 and 14 of Part II (Explanatory Statement) of this Document.

11.	Overseas Shareholders

Non-UK holders of Wincanton Shares should refer to Part VII (Additional Information for Overseas Shareholders) of this Document, which contains important information relevant to such holders.

12.	UNITED KINGDOM Taxation

Your attention is drawn to Part VI (United Kingdom Taxation) and Part VII (Additional Information for Overseas Shareholders) of this Document, which contain a summary of limited aspects of the UK tax treatment of the Scheme. This summary relates only to the position of certain categories of Wincanton Shareholders (as explained further in Part VI (United Kingdom Taxation) and Part VII (Additional Information for Overseas Shareholders) of this Document), does not constitute tax advice and does not purport to be a complete analysis of all potential UK tax consequences of the Scheme.

You are strongly advised to contact an appropriate independent professional adviser immediately to discuss the tax consequences of the Acquisition and the Scheme on your particular circumstances, in particular if you are in any doubt about your own taxation position or you are subject to taxation in a jurisdiction other than the United Kingdom.

13.	Recommendation

The Wincanton Directors, who have been so advised by HSBC as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing their advice to the Wincanton Directors, HSBC has taken into account the commercial assessments of the Wincanton Directors. HSBC is providing independent financial advice to the Wincanton Directors for the purposes of Rule 3 of the Code.

Accordingly, the Wincanton Directors recommend unanimously that Wincanton Shareholders vote in favour of the Scheme at the Scheme Meeting and the Special Resolution proposed at the General Meeting.

The Wincanton Directors withdrew their recommendation of the Revised CMA CGM Offer by public announcement on 1 March 2024 and on 13 March 2024 the CMA CGM Offer Shareholder Meetings were adjourned sine die.

14.	Further information

Your attention is drawn to further information contained in Part II (Explanatory Statement), Part III (Conditions to the Implementation of the Scheme and to the Acquisition), Part IV (Scheme of Arrangement) and Part IX (Additional Information on Wincanton and GXO) of this Document which provides further details concerning the Scheme.

You are advised to read the whole of this Document and the accompanying Forms of Proxy and not just rely on the summary information contained in this letter or the Explanatory Statement.

Yours faithfully,

Sir Martin Read CBE

Chair

Wincanton plc

Part II

EXPLANATORY STATEMENT

(in compliance with section 897 of the Companies Act)

HSBC Bank plc
8 Canada Square
London E14 5HQ
United Kingdom

Deutsche Numis
45 Gresham Street
London EC2V 7BF
United Kingdom

UBS AG London Branch
5 Broadgate
London EC2M 2QS
United Kingdom

14 March 2024

To the holders of Wincanton Shares and, for information only, to holders of awards and options under the Wincanton Share Plans and persons with information rights.

Dear Shareholder,

RECOMMENDED CASH ACQUISITION OF WINCANTON PLC BY GXO

1.	Introduction

On 29 February 2024, GXO announced its firm intention to make a cash offer for the entire issued and to be issued ordinary share capital of Wincanton, which was proposed to be effected by means of a takeover offer as defined in Part 28 of the Companies Act. As further announced on 6 March 2024, GXO elected to proceed with the Acquisition by means of a scheme of arrangement under Part 26 of the Companies Act.

The Scheme requires the approval of Scheme Shareholders at the Scheme Meeting and of Wincanton Shareholders at the General Meeting, the sanction of the Court and the satisfaction or waiver of the other Conditions to the implementation of the Scheme and to the Acquisition set out in Part III of this Document.

Your attention is drawn to the letter set out in Part I (Letter from the Chair of Wincanton) of this Document, which forms part of this Explanatory Statement. The letter contains, among other things: (i) the Wincanton Directors' unanimous recommendation that Wincanton Shareholders vote in favour of the Scheme at the Scheme Meeting and the Special Resolution to be proposed at the General Meeting; and (ii) information on the background to, and reasons for, giving that recommendation.

The Wincanton Directors have been advised by HSBC in connection with the financial terms of the Acquisition. We have been authorised by the Wincanton Directors to write to you on their behalf to explain the terms of the Acquisition and, in particular, the Scheme and to provide you with other relevant information.

The Scheme is set out in full in Part IV (Scheme of Arrangement) of this Document. For holders of Wincanton Shares that are not resident in the UK, your attention is drawn to Part VII (Additional Information for Overseas Shareholders) of this Document, which forms part of this Explanatory Statement.

Statements made or referred to in this Explanatory Statement regarding GXO's reasons for the Acquisition, information concerning the business of GXO, the financial effects of the Acquisition on GXO and/or intentions or expectations of or concerning GXO reflect the views of the GXO Directors (whose names are set out in paragraphs 2.2 of Part IX (Additional Information on Wincanton and GXO) of this Document).

Statements made or referred to in this Explanatory Statement regarding the background to and reasons for the recommendation of the Wincanton Directors, information concerning the business of the Wincanton Group and/or intentions or expectations of or concerning the Wincanton Group prior to the Effective Date reflect the views of the Wincanton Directors.

2.	Summary of THE terms of the Acquisition AND THE SCHEME

Under the terms of the Acquisition, which is subject to the Conditions and further terms set out in Part III (Conditions to the Implementation of the Scheme and to the Acquisition) of this Document, persons who are Scheme Shareholders at the Scheme Record Time will be entitled to receive:

605 pence in cash for each Scheme Share (the "GXO Offer Price")

The Acquisition values the entire issued and to be issued share capital of Wincanton at approximately £762 million on a fully diluted basis and at an enterprise value of approximately £960 million (IFRS16 basis).

The GXO Offer Price represents a premium of approximately:

•	104 per cent. to the closing price of 297 pence per Wincanton Share on 18 January 2024 (being the last Business Day before the commencement of the Offer Period);

•	115 per cent. to the volume-weighted average price per Wincanton Share of 282 pence over the ninety (90) Business Day period ended on 18 January 2024 (being the last Business Day before the commencement of the Offer Period);

•	145 per cent. to the volume-weighted average price per Wincanton Share of 247 pence over the twelve-month period ended on 18 January 2024 (being the last Business Day before the commencement of the Offer Period);

•	29 per cent. to the all-time high share price of 470 pence per Wincanton Share for the period ended on 18 January 2024 (being the last Business Day before the commencement of the Offer Period); and

•	26 per cent. to the increased and final offer price per Wincanton Share of 480 pence set out in the announcement of the Revised CMA CGM Offer.

The Wincanton Shares will be acquired by GXO fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre emption and any other third party rights or interests whatsoever and together with all rights attaching thereto as at the Announcement Date or subsequently attaching or accruing to them, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made, paid or payable or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the Announcement Date in respect of the Wincanton Shares.

If any dividend and/or other distribution and/or other return of capital is declared, made, or paid or becomes payable in respect of Wincanton Shares on or after 29 February 2024 and prior to the Effective Date, GXO reserves the right to reduce the GXO Offer Price by an amount per Wincanton Share up to the amount of such dividend and/or distribution and/or return of capital. Where the GXO Offer Price is so reduced, any reference in this Document to the GXO Offer Price will automatically be deemed to be a reference to the GXO Offer Price so reduced. In such circumstances, Wincanton Shareholders will be entitled to retain any such dividend, distribution or other return of capital declared or paid. Any exercise by GXO of its rights referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, not be regarded as constituting any revision or variation of the terms of the Acquisition or the Scheme.

3.	Background to and reasons for the recommendation

Information relating to the background to and reasons for the Wincanton Directors' recommendation of the Acquisition is set out in paragraph 3 of Part I (Letter from the Chair of Wincanton) of this Document.

GXO has received irrevocable undertakings from Aberforth Partners LLP, Threadneedle Asset Management Limited, Wellcome Trust Limited and Polar Capital Funds plc in respect of 42,395,691 Wincanton Shares, in aggregate, owned or controlled by them and representing approximately 34.0 per cent. of the issued share capital of Wincanton as at the Latest Practicable Date, undertaking to vote (or to procure the vote) in favour of the Scheme at the Scheme Meeting and the Special Resolution to be proposed at the General Meeting (or, in the event that the Acquisition is to be effected by way of a Takeover Offer, to accept (or procure the acceptance of) such Takeover Offer).

Further details of these irrevocable undertakings are set out in paragraph 5 of Part IX (Additional Information on Wincanton and GXO) of this Document. Copies of the irrevocable undertakings are available on Wincanton's website at https://www.wincanton.co.uk/investors/ and GXO’s website at https://gxo.com/information-regarding-cash-offer-for-wincantonplc and will remain on display until the end of the Offer Period.

4.	Information On Wincanton

Wincanton is listed on the premium segment of the Main Market of the London Stock Exchange. Wincanton is a leading British supply chain solutions company. The Wincanton Group provides business critical services including storage, handling and distribution; high volume eFulfilment; retailer 'dark stores'; two-person home delivery; fleet and transport management; and network optimisation for many of the UK's best-known companies.

The Wincanton Group is active across a range of markets including food and consumer goods; retail and manufacturing; eCommerce; the public sector; major infrastructure; building materials; fuel; and defence. With almost 100 years' heritage, Wincanton's approximately 20,300-strong team operates from more than 170 sites across the country, responsible for approximately 8,500 vehicles.

For the six-month period ended on 30 September 2023, Wincanton generated £694.7 million of revenue and £22.6 million of underlying profit before tax. Revenue is derived from a combination of open and closed book logistics contracts, across four sectors: eFulfilment; Grocery & Consumer; General Merchandise; and Public & Industrial.

eFulfilment: eCommerce-focused sector providing agile, scalable and bespoke supply chain solutions, including high-volume eFulfilment, Customer Fulfilment Centres and premium two-person home delivery for leading and fast-growing online and omnichannel brands in the UK.

Grocery & Consumer: Food and drink-focused sector providing critical supply chain solutions and logistics services to the UK's leading consumer goods companies and grocery retailers.

General Merchandise: Multichannel retail-focused sector providing essential supply chain solutions and logistics services to the UK's leading retailers, manufacturers and vendors.

Public & Industrial: Supply chain sector-specific solutions to a diverse customer base including infrastructure, defence, energy, healthcare, building materials and the public sector.

Wincanton is committed to bringing greater value to its customers through technology including through:

•	development of robotics and automation solutions, particularly to increase the productivity of picking operations. Wincanton is working on further opportunities for robotics across the network; and

•	investment in technology for its transport proposition, based on being the best partner to both manage dedicated fleets and to provide efficient and reliable subcontracted services, strengthening Wincanton's capabilities as the 4PL of choice.

Wincanton operates within the UK and Ireland.

In FY23, Wincanton generated revenue of £1,462 million, underlying EBITDA of £121.9 million, underlying EBIT of £70.8 million and underlying profit before tax of £62.1 million all on an IFRS 16 basis. As at 30 September 2023, Wincanton had net cash of £15.6 million and lease liabilities of £213.6 million.

5.	Information ON GXO

Information on GXO

GXO is the world’s largest pure-play contract logistics provider and is benefiting from the rapid growth of ecommerce, automation and outsourcing. It is listed on the New York Stock Exchange with a market capitalisation of US$5.8 billion as at the Latest Practicable Date.

GXO is committed to providing a diverse, world-class workplace for more than 130,000 team members across more than 970 facilities totalling approximately 200 million square feet in 27 countries. The company partners with the world’s leading blue-chip companies to solve complex logistics challenges with technologically advanced supply chain and ecommerce solutions, at scale and with speed. GXO’s revenue is diversified across numerous verticals and customers, including many multinational corporations.

GXO’s customers rely on it to move their goods with high efficiency through their supply chains – from the moment inbound goods arrive at GXO’s logistics sites, through fulfilment and distribution and, in an increasing number of cases, the management of returned products. GXO’s customer base includes many blue-chip leaders in sectors that demonstrate high growth or durable demand over time, with significant growth potential through customer outsourcing of logistics services.

As part of its growth strategy, GXO intends to develop additional business in consumer and other verticals where it already has deep expertise, diverse range of customer relationships and a strong track record of successful performance. GXO also intends to expand into new verticals by taking advantage of its technological strengths and by marketing the benefits of its platform for warehouse operations. GXO uses this technology to manage advanced automation, labour productivity, safety and the complex flow of goods within sophisticated logistics environments.

During calendar year 2023, GXO won contracts worth approximately US$1 billion in lifetime contract value, with approximately 40 per cent. generated from outsourcing as more companies look to GXO to transform their supply chains. The annualized business wins are expected to add approximately US$600 million of incremental revenue in 2024.

For the year ended 31 December 2023, GXO generated revenue of US$9.8 billion and net income attributable to common shareholders of US$229 million. Additional information on GXO’s latest financial results can be found at https://investors.gxo.com/.

6.	Financial effects of the Acquisition on GXO

With effect from the Effective Date, the earnings, assets and liabilities of GXO will include the consolidated earnings, assets and liabilities of Wincanton on the Effective Date. Following completion of the Acquisition, GXO will continue to retain a strong balance sheet with financial flexibility to continue to invest in the Enlarged Group and pursue GXO’s strategic growth plans.

7.	Financing of the Acquisition

The cash consideration payable by GXO to Wincanton Shareholders under the terms of the Acquisition will be funded through third party debt incurred by GXO. Such third-party debt is to be provided under a bridge facility agreement dated 29 February 2024 arranged by BofA Securities, Inc. and with Bank of America, N.A. as administrative agent (the "Bridge Facility Agreement").

GXO may obtain permanent financing prior to the closing of the Acquisition to replace some or all of the debt financing available under the Bridge Facility Agreement.

Rothschild & Co, lead financial adviser to GXO, is satisfied that the resources available to GXO are sufficient to enable GXO to satisfy in full the cash consideration payable under the terms of the Acquisition.

Further information on the financing of the Acquisition is included at paragraph 10 of Part IX (Additional Information on Wincanton and GXO) of this Document.

8.	Wincanton Share Plans and other incentive arrangements

Wincanton Share Plans

Wincanton operates the Wincanton Share Plans to reward and retain its employees.

Participants in the Wincanton Share Plans will be contacted separately in due course regarding the effect of the Scheme on their rights under the Wincanton Share Plans and with the details of the arrangements applicable to them. A summary of the effect of the Scheme on outstanding awards and options under the Wincanton Share Plans is set out below. In the event of any conflict between the summary set out below and the rules of the relevant Wincanton Share Plan and/or the communications to participants in the Wincanton Share Plans regarding the effect of the Scheme on their rights under the Wincanton Share Plans and the details of the arrangements applicable to them (the "Share Plan Notices"), the rules of the relevant Wincanton Share Plan or the terms of the Share Plan Notices (as the case may be) will prevail.

The Scheme will apply to any Wincanton Shares which are unconditionally allotted, issued or transferred to satisfy the vesting of awards or exercise of options under the Wincanton Share Plans before the Scheme Record Time. Any Wincanton Shares allotted, issued or transferred to satisfy the vesting of awards or exercise of options under the Wincanton Share Plans after the Scheme Record Time will, subject to the Scheme becoming Effective and the Special Resolution being approved at the General Meeting, be transferred to GXO (or as it may direct) in consideration for the payment by GXO of such amount of cash consideration as would have been paid pursuant to the Scheme for each such Wincanton Share as if it were a Scheme Share.

LTIPs

Participants who hold LTIP awards in the form of options that have vested but not been exercised or that will vest and become exercisable on the Court sanction of the Scheme will be able to exercise their options to the fullest extent possible and participate in the Scheme in respect of any resulting Wincanton Shares. The options will remain exercisable until the Options Exercise Deadline and thereafter any unexercised option will lapse.

Where participants hold LTIP awards that are conditional awards over Wincanton Shares that do not require exercise, such LTIP awards will, to the extent that they have vested or will vest, be settled in Wincanton Shares in accordance with their terms and such participants will participate in the Scheme in respect of any resulting Wincanton Shares, or have their resulting Wincanton Shares compulsorily acquired by GXO on the same terms as were available to other Wincanton Shareholders under the Scheme, as appropriate.

The Remuneration Committee intends to determine that outstanding but unvested LTIP awards and options will vest in full, when determining the final vesting outcome.

DSBP

Unvested DSBP awards in the form of conditional awards over Wincanton Shares that do not require exercise will vest in full on the Court sanction of the Scheme and be settled in Wincanton Shares in accordance with their terms and such participants will participate in the Scheme in respect of their resulting Wincanton Shares.

SIP

Wincanton Shares held under the terms of the SIP will be subject to the Scheme on the same terms as all other Wincanton Shares.

Wincanton EBT

The trustee of the EBT will be requested by Wincanton to use the Wincanton Shares that it holds to satisfy any outstanding awards under the Wincanton Share Plans as far as possible in priority to Wincanton issuing Wincanton Shares to satisfy such awards.

The Wincanton Board intends to issue a voting recommendation to the trustee of the EBT, recommending that the trustee of the EBT votes in favour of the Scheme at the Scheme Meeting and the Special Resolution proposed at the General Meeting in respect of any Wincanton Shares held by the trustee of the EBT where no beneficial interest in such Wincanton Shares has been vested in any beneficiary.

Retention Bonus Arrangements

Wincanton has reserved the right to make cash retention awards to certain senior employees including some who are participants in the LTIP, to employees who hold non-material LTIP awards and to employees who have material operations or client relationship roles, and which will, in all cases, be conditional on the Scheme becoming Effective (the "Retention Pot"). The Wincanton Employees who would be eligible for such cash retention awards hold, in aggregate, interests in approximately 152,030 Wincanton Shares, being equivalent to less than 0.13 per cent. of the issued share capital of Wincanton on the Latest Practicable Date. The Wincanton Directors are not eligible for, and shall not receive, any cash retention awards from the Retention Pot.

Annual bonus for FY24

Bonus determinations for the Wincanton financial year ending 31 March 2024 will be undertaken and bonuses will be paid consistent with Wincanton's normal practice, on or around the normal bonus payment date. Bonus payments will, subject to the Wincanton Directors' Remuneration Policy, be settled wholly in cash on or around the normal payment date.

A bonus payment shall cease to be payable should the recipient leave employment by reason of their resignation or dismissal for "cause" (which term shall include misconduct and/or underperformance), and otherwise a bonus payment will vest in full on cessation of employment and be paid as soon as reasonably practicable thereafter, subject to legally required deductions for income tax and social security contributions (or similar liabilities in any relevant jurisdiction).

9.	The Wincanton Directors and the effect of the Scheme on their interests

Details of the interests of the Wincanton Directors in Wincanton Shares and share awards and options, are set out in Part IX (Additional Information on Wincanton and GXO) of this Document. Scheme Shares held by the Wincanton Directors at the Scheme Record Time will be subject to the Scheme.

Particulars of the service agreements (including termination provisions) and letters of appointment of the Wincanton Directors are set out in paragraph 6 of Part IX (Additional Information on Wincanton and GXO) of this Document.

In common with the other participants in the Wincanton Share Plans, the Wincanton Directors who are holders of awards and options under those schemes will be treated as set out in paragraph 8 of this Part II (Explanatory Statement).

Save as described in paragraph 6 of Part I (Letter from the Chair of Wincanton) of this Document, GXO has not entered into, nor has it had discussions on the terms of, any form of incentivisation arrangements with members of Wincanton's management and has no intention of entering into such discussions before the Effective Date, but may have discussions and enter into such discussions with certain members of the Wincanton management team following the Effective Date.

Save as set out above, the effect of the Scheme on the interests of Wincanton Directors does not differ from its effect on the interests of any other Wincanton Shareholder.

10.	Description of the Scheme and the Meetings

10.1	The Scheme

The Acquisition is to be implemented by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act between Wincanton and Scheme Shareholders who are on the register of members of Wincanton at the Scheme Record Time. The Acquisition requires approval by Scheme Shareholders at the Scheme Meeting and by Wincanton Shareholders at the General Meeting, and sanction of the Scheme by the Court. The Scheme is set out in full in Part IV (Scheme of Arrangement) of this Document.

The purpose of the Scheme is to provide for GXO to become the holder of the entire issued and to be issued share capital of Wincanton at the Scheme Record Time. This is to be achieved by transferring the Scheme Shares held by Scheme Shareholders as at the Scheme Record Time to GXO in consideration for which the Wincanton Shareholders shall receive the consideration on the basis set out in paragraph 2 of this Part II (Explanatory Statement). The transfer to GXO of the Wincanton Shares will result in Wincanton becoming a wholly owned subsidiary of GXO. Any Wincanton Shares held by or on behalf of the GXO Group are excluded from the Scheme.

10.2	Wincanton Meetings

The Scheme will require the approval of Scheme Shareholders at the Scheme Meeting and Wincanton Shareholders at the separate General Meeting, both of which will be held on 10 April 2024 at Herbert Smith Freehills LLP, Exchange House, Primrose Street, London EC2A 2EG. The Scheme Meeting is being held with the permission of the Court to seek the approval of Scheme Shareholders for the Scheme. The General Meeting is being convened to seek the approval of Wincanton Shareholders to enable the Wincanton Directors to implement the Scheme and to amend the Articles as described in paragraph 10.3 below.

Notices of the Scheme Meeting and the General Meeting are set out in Part XI (Notice of Scheme Meeting) and Part XII (Notice of General Meeting), respectively, of this Document. Entitlement to attend, speak and vote at these meetings and the number of votes which may be cast thereat will be determined by reference to the register of members of Wincanton at the Voting Record Time.

Any changes to the arrangements for the Scheme Meeting and the General Meeting will be communicated to Scheme Shareholders and Wincanton Shareholders before the Meetings, through Wincanton's website at https://www.wincanton.co.uk/investors/ and by announcement through the Regulatory Information Service of the London Stock Exchange.

Upon the Scheme becoming Effective, it will be binding on all Scheme Shareholders holding Scheme Shares at the Scheme Record Time, irrespective of whether or not they attended or voted in favour of, or against, the Scheme at the Scheme Meeting or in favour of, or against, or abstained from voting on the Special Resolution at the General Meeting.

Any Wincanton Shares which GXO may acquire prior to the Scheme Meeting or the General Meeting (and any Wincanton Shares which any member of the GXO Group (or its nominees) holds at the date of the Scheme Meeting or General Meeting) are not Scheme Shares and therefore no member of the GXO Group (or their nominees) is entitled to vote at the Scheme Meeting in respect of the Wincanton Shares held or acquired by it.

(A)          Scheme Meeting

The Scheme Meeting has been convened with the permission of the Court for 3:00 p.m. on 10 April 2024 for Scheme Shareholders on the register of members of Wincanton as at the Voting Record Time to consider and, if thought fit, approve the Scheme.

At the Scheme Meeting, voting will be by poll and each Scheme Shareholder present in person or by proxy will be entitled to one vote for each Scheme Share held as at the Voting Record Time. The approval required at the Scheme Meeting is a majority in number representing not less than 75 per cent. in value of those Scheme Shareholders present and voting (and entitled to vote) in person or by proxy.

It is important that, for the Scheme Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of opinion of Scheme Shareholders. Whether or not you intend to attend the Meetings, you are therefore strongly encouraged to sign and return your Forms of Proxy or appoint an electronic (via Equiniti's online facility) or CREST or Proxymity proxy as soon as possible.

(B)          General Meeting

The General Meeting has been convened for the same date as the Scheme Meeting (to be held at 3:15 p.m. or as soon thereafter as the Scheme Meeting is concluded or adjourned) to consider and, if thought fit, pass the Special Resolution to:

(i)	authorise the Wincanton Directors to take all such actions as they may consider necessary or appropriate for carrying the Scheme into effect; and

(ii)	amend the Articles in the manner described below.

Voting at the General Meeting will be by poll and each Wincanton Shareholder present in person or by proxy will be entitled to one vote for each Wincanton Share held as at the Voting Record Time. The approval required for the Special Resolution to be passed is at least 75 per cent. of the votes cast on such resolution (in person or by proxy).

Wincanton will announce the details of the votes at each Meeting as required under the Code through a Regulatory Information Service as soon as practicable after the conclusion of the Meetings and, in any event, by no later than 8:00 a.m. on the Business Day following the Meetings.

(C)          Court Sanction Hearing

Under the Companies Act, the Scheme requires the sanction of the Court. The hearing by the Court to sanction the Scheme is currently expected to be held as soon as reasonably practicable after GXO confirms the satisfaction (or, where applicable, waiver) of the Conditions set out in this Document and, in any event, prior to the Long Stop Date.

The Scheme will lapse if:

(i)	the Scheme Meeting and the General Meeting are not held on or before 2 May 2024 (being the 22nd day after the expected date of the Scheme Meeting and the General Meeting (10 April 2024) as set out in this Document) (or such later date, if any, as GXO may specify with the agreement of Wincanton or, in a competitive situation, with the consent of the Panel (and, if required, that the Court may allow)); or

(ii)	the Scheme does not become Effective by 11:59 p.m. on the Long Stop Date (or such later date (if any) as GXO and Wincanton may agree in writing and with the prior consent of the Panel and (if required) the approval of the Court), provided however that the deadlines for the timing of the Scheme Meeting, the General Meeting and the Court Sanction Hearing as set out above may be waived by GXO, and the deadline for the Scheme to become Effective may be extended by agreement between GXO and Wincanton (with the Panel's consent and as the Court may approve (if such approval is required)).

Scheme Shareholders are entitled to attend the Court Sanction Hearing, should they wish to do so, in person or through counsel.

Following sanction of the Scheme by the Court, the Scheme will become Effective in accordance with its terms upon a copy of the Court Order being delivered to the Registrar of Companies. This is currently expected to occur two Business Days after the date of the Court Sanction Hearing, subject to satisfaction (or, where applicable, waiver) of the Conditions.

Wincanton and/or GXO will make an announcement through a Regulatory Information Service as soon as practicable following the Scheme becoming Effective.

Upon the Scheme becoming Effective, it will be binding on all Scheme Shareholders holding Scheme Shares at the Scheme Record Time, irrespective of whether or not they attended or voted in favour of, or against, the Scheme at the Scheme Meeting or in favour of, or against, or abstained from voting on the Special Resolution at the General Meeting.

If the Scheme does not become Effective by the Long Stop Date (or such later date (if any) as GXO and Wincanton may agree in writing (either with the prior consent of the Panel if required or at the direction of the Panel under section 3(g) of Appendix 7 of the Code, pursuant to the Note on such section) and (if required) with the approval of the Court, the Acquisition will not proceed.

10.3	Amendments to the Articles

It is proposed, in the Special Resolution, that the Wincanton articles of association be amended so as to ensure that any Wincanton Shares which are issued at or after the Scheme Voting Record Time but prior to the Scheme Record Time will be subject to and bound by the Scheme. Any Wincanton Shares issued on the vesting of awards and/or exercise of options under the Wincanton Share Plans, or otherwise, after the Scheme Record Time will not be subject to the Scheme. Accordingly, it is also proposed that, the Articles be amended so that any Wincanton Shares issued to any person other than GXO (or its nominee(s)) on or after the Scheme Record Time, subject to the Scheme becoming Effective, will be immediately transferred to GXO (or as it may direct) in consideration for the payment by GXO to such person of such amount of cash consideration as would have been paid pursuant to the Scheme for each such Wincanton Share as if it were a Scheme Share. This will avoid any person (other than GXO or its nominee(s)) being left with Wincanton Shares after the Scheme becomes Effective.

The Special Resolution is set out in the notice of General Meeting in Part XII (Notice of General Meeting) of this Document and seeks the approval of Wincanton Shareholders for such amendments.

10.4	Entitlement to vote at the Meetings and Forms of Proxy

Each Wincanton Shareholder who is entered in Wincanton’s register of members at the Voting Record Time (expected to be 6:30 p.m. on 8 April 2024) will be entitled to attend, speak and vote (in person or by proxy) on all resolutions to be put to the General Meeting and Scheme Meeting respectively. If either Meeting is adjourned, only those Wincanton Shareholders on the register of members at 6:30 p.m. on the day which is two Business Days before the adjourned meeting will be entitled to attend in person and vote (in person or by proxy). Each eligible Wincanton Shareholder is entitled to appoint a proxy or proxies to attend, speak and, on a poll, to vote instead of him or her. A proxy need not be a Wincanton Shareholder but must attend the relevant Meeting.

If you are in any doubt as to whether or not you are permitted to vote at the Meetings (in person or by proxy), please contact Wincanton’s registrars, Equiniti, by calling the Shareholder Helpline between 8:30 a.m. and 5:30 p.m. (London time) Monday to Friday (except public holidays in England and Wales) on +44 (0)371 384 2288. Calls from outside the United Kingdom will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones. Please note that calls may be monitored or recorded and Equiniti cannot provide advice on the merits of the Acquisition or the Scheme or give any financial, legal or tax advice.

The completion and return of the Forms of Proxy by post (or transmission of a proxy appointment or voting instruction online, through CREST, Proxymity or Equiniti’s online facility or by any other procedure described in this Document) will not prevent you from attending, asking questions and voting (and/or, in the case of the Scheme Meeting, raising any objections) at the Scheme Meeting or the General Meeting, if you are entitled to and wish to do so.

If the WHITE Form of Proxy for the Scheme Meeting is not lodged by 3:00 p.m. on 8 April 2024, it may be: (i) scanned and emailed to Equiniti at the following email address: proxyvotes@equiniti.com; or (ii) presented in person to the Equiniti representative who will be present at the Scheme Meeting, any time prior to the commencement of the Scheme Meeting (or any adjournment thereof).

If the PINK Form of Proxy for the General Meeting is not lodged by 3:15 p.m. on 8 April 2024 (by post or transmission of a proxy appointment or voting instruction online, through CREST, Proxymity or Equiniti’s online facility or by any other procedure described in this Document), it will be invalid. Further information on the actions to be taken is set out in paragraph 18 of this Part II (Explanatory Statement).

10.5	Modifications to the Scheme

The Scheme contains a provision for Wincanton and GXO jointly to consent (on behalf of all persons concerned) to any modification of, or addition to, the Scheme or to any condition which the Court may approve or impose. The Court would be unlikely to approve or impose any modification of, or addition or condition to, the Scheme which might be material to the interests of Scheme Shareholders unless Scheme Shareholders were informed of any such modification, addition or condition. It would be for the Court to decide, in its discretion, whether or not a further meeting of Scheme Shareholders should be held in those circumstances.

11.	Conditions to the Acquisition

The Acquisition and, accordingly, the Scheme is subject to the Conditions set out in full in Part III (Conditions to the Implementation of the Scheme and to the Acquisition) of this Document, including (among others):

(i)	approval of the Scheme by a majority in number representing not less than 75 per cent. in value of the Scheme Shareholders present and voting (and entitled to vote), in person or by proxy at the Scheme Meeting;

(ii)	approval of the Special Resolution necessary to implement the Scheme proposed at the General Meeting by Wincanton Shareholders representing at least 75 per cent. of the votes cast at the General Meeting (in person or by proxy);

(iii)	confirmation of no objection to the change of control of Risk Underwriting (Guernsey) Limited by the GFSC under the Guernsey Insurance Law;

(iv)	clearance in the United Kingdom under the NSI Act;

(v)	the sanction of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to Wincanton and GXO); and

(vi)	a copy of the Court Order being delivered for registration to the Registrar of Companies.

Substantially complete first-round filings required in relation to the two clearances listed in paragraphs 3.1 and 3.2 of Part A of Part III (Conditions to the Implementation of the Scheme and to the Acquisition) were made on 4 March 2024 and 2 March 2024, respectively.

Other matters relevant to the Conditions

The Scheme will require approval by Scheme Shareholders at the Scheme Meeting and Wincanton Shareholders at the General Meeting and the sanction of the Court at the Court Sanction Hearing. The Meetings and the nature of the approvals required to be given at them are described in more detail in paragraph 10 of this Part II (Explanatory Statement) of this Document. All persons who are Wincanton Shareholders at the Voting Record Time are entitled to attend the Court Sanction Hearing in person or by proxy to support or oppose the sanctioning of the Scheme.

The Scheme can become Effective only if all Conditions to the Scheme, including the shareholder approvals and the sanction of the Court, have been satisfied (unless, where applicable, the relevant Condition is waived). The Scheme will become Effective upon a copy of the Court Order being delivered to the Registrar of Companies. Unless the Scheme becomes Effective by the Long Stop Date (or such later date (if any) as GXO and Wincanton may agree in writing (either with the prior consent of the Panel if required or at the direction of the Panel under section 3(g) of Appendix 7 of the Code, pursuant to the Note on such section) and (if required) with the approval of the Court, the Scheme will not become Effective and the Acquisition will not proceed.Alternative implementation by way of a Takeover Offer

GXO reserves the right, subject to the prior consent of the Panel, to elect to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued share capital of Wincanton not already held by GXO, as an alternative to the Scheme. In such an event, such Takeover Offer will be implemented on the same terms (subject to appropriate amendments as described in Part B of Part III (Certain further terms of the Acquisition), so far as applicable, as those which would apply to the Scheme).

If the Acquisition is effected by way of a Takeover Offer and such Takeover Offer becomes, or is declared, unconditional and sufficient acceptances are received, GXO intends to exercise its rights to apply the provisions of Chapter 3 of Part 28 of the Companies Act to acquire compulsorily the remaining Wincanton Shares in respect of which the Takeover Offer has not been accepted.

12.	Offer-related arrangements

Confidentiality Agreement

Pursuant to the Confidentiality Agreement, GXO has undertaken to keep, and to procure that certain of its representatives keep, confidential information relating to (amongst other things) Wincanton and the Acquisition, to use such information solely for the agreed purposes in relation to the Acquisition and not to disclose it to third parties (with certain exceptions). These confidentiality obligations will remain in force until 12 February 2026 (or, if earlier, the date on which either the Court Order has been delivered to the Registrar of Companies for registration or the Acquisition becomes unconditional in all respects).

The Confidentiality Agreement also contains certain non-solicitation undertakings from GXO for a period of 15 months in relation to certain employees of Wincanton in certain circumstances.

13.	Cancellation of listing of Wincanton Shares

It is intended that the London Stock Exchange and the FCA will be requested respectively to cancel trading in Wincanton Shares on the London Stock Exchange's market for listed securities and the listing of the Wincanton Shares from the Official List with effect on or shortly after the Effective Date.

It is expected that the last day of dealings in Wincanton Shares on the Main Market of the London Stock Exchange will be the Business Day after the Court Sanction Hearing and immediately prior to the Effective Date and no transfers will be registered after 6:00 p.m. on that date.

On the Effective Date, share certificates in respect of Wincanton Shares will cease to be valid and should be destroyed. In addition, entitlements to Wincanton Shares held within the CREST system will be cancelled on the Effective Date.

GXO intends that Wincanton will be re-registered as a private limited company and for this to take effect as soon as practicable following the Effective Date.

14.	Settlement

Subject to the Acquisition becoming Effective (and except as provided in Part VII (Additional Information for Overseas Shareholders) of this Document in relation to certain Wincanton Shareholders who are not UK residents), settlement of the consideration to which any Wincanton Shareholder on the register of members as at the Scheme Record Time is entitled under the Scheme will be effected in the following manner:

14.1	Cash consideration where Wincanton Shares are held in uncertificated form (that is, in CREST)

Where, at the Scheme Record Time, a Scheme Shareholder holds Wincanton Shares in uncertificated form, the cash consideration to which such Scheme Shareholder is entitled will be transferred to such person through CREST by GXO instructing or procuring the instruction of Euroclear to create an assured payment obligation in favour of the appropriate CREST account through which the relevant Scheme Shareholder holds such uncertificated Wincanton Shares in respect of the cash consideration due to them not later than the 14th day following the Effective Date.

As from the Effective Date, each holding of Wincanton Shares credited to any stock account in CREST will be disabled and all Wincanton Shares will be removed from CREST in due course.

Subject to the terms of the Scheme, GXO reserves the right to pay all, or any part of, the cash consideration referred to above to all or any Scheme Shareholder(s) who hold Wincanton Shares in uncertificated form in the manner referred to in sub-paragraph 14.2 below if, for reasons outside its reasonable control, it is not able to effect settlement in accordance with this paragraph 14.1 or to do so would incur material additional costs.

14.2	Cash consideration where Wincanton Shares are held in certificated form

Where, at the Scheme Record Time, a Scheme Shareholder holds Wincanton Shares in certificated form, settlement of the cash consideration due under the Scheme in respect of the Scheme Shares will be despatched:

(i)	by first class post, by cheque drawn on a branch of a UK clearing bank; or

(ii)	by such other method as may be approved by the Panel.

All such payments will be made in sterling and drawn on a United Kingdom clearing bank. Payments made by cheque will be payable to the Scheme Shareholder(s) concerned and the encashment of any such cheque shall be a complete discharge of GXO's obligation under the Scheme to pay the monies represented thereby. Equiniti on behalf of GXO shall despatch or procure the despatch of cheques within 14 days of the Effective Date to the person entitled thereto at the address as appearing in the register of members of Wincanton at the Scheme Record Time or in accordance with any special standing instructions regarding communications (except that, in the case of joint holders, GXO reserves the right to make such cheques payable to the joint holder whose name stands first in the register of members of the Company in respect of such holding at the Scheme Record Time). None of Wincanton, GXO, Equiniti, any nominee(s) of Wincanton or GXO, or any of their respective nominees or agents shall be responsible for any loss or delay in the transmission of cheques sent in this way, and such cheques shall be sent at the risk of the person or persons entitled thereto.

Notwithstanding the above, where the relevant Scheme Shareholder who holds shares in certificated form has set up a standing electronic payment mandate with Equiniti for the purpose of receiving dividend payments, GXO and Equiniti reserve the right to make such payment by way of an electronic payment to the account indicated in such standing electronic payment mandate. GXO and Equiniti each reserve sole discretion to undertake due diligence to authenticate such standing electronic payment mandate and if necessary, disregard the standing electronic payment mandate and issue the cash consideration in the form of a cheque as described above.

Where the amount payable to a Scheme Shareholder exceeds £200,000, GXO and Equiniti reserve the right to make arrangements with such Scheme Shareholder for electronic payment of such amount in lieu of a cheque or by such other method as may be approved by the Panel.

If:

(i)	at the Effective Date, Equiniti has been provided with the notice of the death of any Scheme Shareholder who holds shares in certificated form;

(ii)	at the Effective Date, Equiniti has classified any Scheme Shareholder who holds shares in certificated form as "untraceable" having followed its usual procedures for making such classifications, and such Scheme Shareholder has not set up a standing electronic payment mandate with Equiniti for the purpose of receiving dividend payments; or

(iii)	any Scheme Shareholders have not encashed their cheques within six months of the Effective Date,

GXO and Wincanton shall procure that the cash consideration due to such Scheme Shareholders under the Scheme shall be held by Wincanton's receiving agents, Equiniti, in a designated UK bank account for a period of at least 12 years from the Effective Date solely for the purpose of satisfying payment obligations under the Scheme, and such Scheme Shareholders may claim the consideration due to them by written notice to Equiniti in a form and with such evidence which Equiniti determines evidences their entitlement to such consideration at any time during the period of 12 years from the Effective Date.

14.3	Wincanton Share Plans

A summary of the effect of the Scheme on the Wincanton Share Plans is set out in paragraph 8 above of this Part II (Explanatory Statement) of this Document. The cash payment due to participants as detailed in paragraph 8 of Part II (Explanatory Statement) of this Document will be settled by Wincanton in such manner as it determines, such as through payroll, subject to the deduction of the applicable exercise prices, income taxes and social security (or similar) contributions. Payment will be made as soon as reasonably practicable following the later of the Effective Date and that date on which any conditions to payment have been met.

14.4	General

All documents and remittances sent to Wincanton Shareholders will be sent at the risk of the person(s) entitled thereto.

On the Effective Date each certificate representing a holding of Scheme Shares will cease to be a valid document of title and should be destroyed or, at the request of Wincanton, delivered up to Wincanton or to any person appointed by Wincanton to receive the same.

In accordance with the Scheme, as from the Effective Date, Wincanton will procure that each holding of Scheme Shares credited to any stock account in CREST will be disabled. With effect from, or as soon as practicable after, the Effective Date, Equiniti on behalf of Wincanton will procure that Euroclear is instructed to cancel or transfer the entitlements to Scheme Shares of holders of Scheme Shares in uncertificated form. Following cancellation of the entitlements to Scheme Shares of holders of Scheme Shares in uncertificated form, Wincanton will procure (if necessary) that such entitlements to Scheme Shares are rematerialised.

Subject to the completion of the relevant forms of transfer or other instruments or instructions of transfer as may be required in accordance with the Scheme and the payment of any UK stamp duty thereon, Wincanton will make or procure to be made, the appropriate entries in its register of members to reflect the transfer of the Scheme Shares to GXO and/or its nominee(s).

Except with the consent of the Panel, settlement of the consideration to which any Wincanton Shareholder is entitled under the Scheme will be implemented in full in accordance with the terms of the Scheme free of any lien, right of set-off, counterclaim or other analogous right to which GXO might otherwise be, or claim to be, entitled against such Wincanton Shareholder.

All mandates and other instructions given to Wincanton by Scheme Shareholders in force at the Scheme Record Time relating to Scheme Shares will, as from the Effective Date, cease to be valid.

14.5	Dividends

Please refer to paragraph 2 of this Part II (Explanatory Statement) for further information on dividends.

15.	Overseas Shareholders

Overseas Shareholders should refer to Part VII (Additional Information for Overseas Shareholders) of this Document, which contains important information relevant to such holders.

16.	UNITED KINGDOM taxation

Your attention is drawn to Part VI (United Kingdom Taxation) and Part VII (Additional Information for Overseas Shareholders) of this Document, which contain a summary of limited aspects of the UK tax treatment of the Scheme. This summary relates only to the position of certain categories of Wincanton Shareholders (as explained further in Part VI (United Kingdom Taxation) and Part VII (Additional Information for Overseas Shareholders) of this Document), does not constitute tax advice and does not purport to be a complete analysis of all potential UK tax consequences of the Scheme.

You are strongly advised to contact an appropriate independent professional adviser immediately to discuss the tax consequences of the Scheme on your particular circumstances, in particular if you are in any doubt about your own taxation position or you are subject to taxation in a jurisdiction other than the United Kingdom.

17.	Further information

The terms of the Scheme are set out in full in Part IV (Scheme of Arrangement) of this Document. Further information regarding Wincanton and GXO is set out in Part IX (Additional Information on Wincanton and GXO) of this Document. Documents published and available for inspection are listed in paragraph 15.3 of Part IX (Additional Information on Wincanton and GXO) of this Document.

18.	Actions to be taken

Sending Forms of Proxy by post

Wincanton Shareholders will receive a WHITE Form of Proxy for the Scheme Meeting and a PINK Form of Proxy for the General Meeting. Whether or not you intend to attend these Meetings, please complete and sign the Forms of Proxy in accordance with the instructions printed on them and return them to Equiniti, Wincanton's registrars, by post to Equiniti, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, United Kingdom, so as to be received as soon as possible and in any event not later than the relevant times set out below:

WHITE Form of Proxy for the Scheme Meeting	3:00 p.m. on 8 April 2024

PINK Form of Proxy for the General Meeting	3:15 p.m. on 8 April 2024

or, if in either case the Meeting is adjourned, the relevant Form of Proxy should be received not later than 48 hours (excluding any part of such 48 hour period falling on a day that is not a working day) before the time fixed for the adjourned Meeting.

What if I miss the deadline mentioned above?

•	If the WHITE Form of Proxy for the Scheme Meeting is not lodged by the relevant time, it may be: (i) scanned and emailed to Equiniti at the following email address: proxyvotes@equiniti.com; or (ii) presented in person to the Equiniti representative who will be present at the Scheme Meeting, at any time prior to the commencement of the Scheme Meeting (or any adjournment thereof).

•	However, if the PINK Form of Proxy for the General Meeting is not lodged by the relevant time, it will be invalid.

Online appointment of proxies

As an alternative to completing and returning the printed Forms of Proxy, proxies may be appointed electronically via Equiniti's online facility by logging on to the following website: www.sharevote.co.uk and following the instructions therein. Alternatively, if you have already registered with Equiniti's online portfolio service, Shareview, you can submit your Form of Proxy at www.shareview.co.uk. You will need your Username/ ID and Password to log in to the portal. Once you have accessed this click 'View' on the 'My Investments' page and then click on the link to vote. Full instructions are given on both websites.

For an electronic proxy appointment to be valid, the appointment must be received by Equiniti not later than 48 hours (excluding any part of such 48 hour period falling on a non-working day) before the time fixed for the relevant Meeting or any adjournment thereof.

What if I miss the deadline mentioned above?

•	In the case of the Scheme Meeting only, if the electronic proxy appointment is not received by this time, the WHITE Form of Proxy may be: (i) scanned and emailed to Equiniti at the following email address: proxyvotes@equiniti.com; or (ii) presented in person to the Equiniti representative who will be present at the Scheme Meeting, at any time prior to the commencement of the Scheme Meeting (or any adjournment thereof).

•	In the case of the General Meeting only, if the electronic proxy appointment is not received by this time, it will be invalid.

Electronic appointment of proxies through CREST or Proxymity

CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the Scheme Meeting and any adjournment(s) thereof by using the procedures described in the CREST Manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a "CREST Proxy Instruction") must be properly authenticated in accordance with Euroclear's specifications and must contain the information required for such instructions, as described in the CREST Manual. The message, regardless of whether it relates to the appointment of a proxy or to an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by Equiniti (ID: RA19) by no later than 3:00 p.m. for the Scheme Meeting on 8 April 2024 and 3:15 p.m. for the General Meeting on 8 April 2024 (or, in the case of an adjourned Meeting, not less than 48 hours prior to the time and date set for the adjourned Meeting (excluding any part of such 48 hour period falling on a day that is not a working day)). For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which Equiniti is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that CREST does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

Wincanton may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the CREST Regulations.

If you are an institutional investor, you may also be able to appoint a proxy electronically via the Proxymity platform, a process which has been agreed by the Company and approved by the Registrar. For further information regarding Proxymity, please go to www.proxymity.io. Your proxy must be lodged by 3:00 p.m. on 8 April 2024 for the Scheme Meeting and by 3:15 p.m. on 8 April 2024 for the General Meeting in order to be considered valid or, if in either case the Meeting is adjourned, by the time which is 48 hours before the time of the adjourned Meeting (excluding any part of such 48 hour period falling on a day that is not a working day). Before you can appoint a proxy via this process you will need to have agreed to Proxymity's associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic appointment of your proxy. An electronic proxy appointment via the Proxymity platform may be revoked completely by sending an authenticated message via the platform instructing the removal of your proxy vote.

Please note that any electronic communication found to contain a computer virus or other malware will not be accepted.

Attendance at the Meetings

It is important that, for the Scheme Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of opinion of Scheme Shareholders. Whether or not you intend to attend the Meetings (in person or by proxy), you are therefore strongly encouraged to sign and return your Forms of Proxy or appoint an electronic (via Equiniti's online facility) or CREST or Proxymity proxy as soon as possible.

The completion and return of the Forms of Proxy by post (or transmission of a proxy appointment or voting instruction online, through CREST, Proxymity or via Equiniti's online facility or by any other procedure described in this Document) will not prevent you from attending, asking questions and voting (and/or, in the case of the Scheme Meeting, raising any objections) at the Scheme Meeting or the General Meeting, if you are entitled to and wish to do so.

Shareholder Helpline

If you have any questions about this Document, the Scheme Meeting or the General Meeting, or are in any doubt as to how to complete the Forms of Proxy or to submit your proxies electronically or online, please contact Wincanton's registrars, Equiniti, by calling the Shareholder Helpline between 8:30 a.m. and 5:30 p.m. (London time) Monday to Friday (except public holidays in England and Wales) on +44 (0)371 384 2288. Calls from outside the United Kingdom will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones. Please note that calls may be monitored or recorded and Equiniti cannot provide advice on the merits of the Acquisition or the Scheme or give any financial, legal or tax advice.

Yours faithfully,

Anthony Parsons

For and on behalf of HSBC Bank plc

Lead financial adviser, Rule 3 adviser and joint corporate broker to Wincanton plc

Mark Lander

For and on behalf of Numis Securities Limited (trading for these purposes as Deutsche Numis)

Joint financial adviser and joint corporate broker to Wincanton plc

Sandip Dhillon

For and on behalf of UBS AG London Branch

Joint financial adviser to Wincanton plc

Jake Sopher

For and on behalf of UBS AG London Branch

Joint financial adviser to Wincanton plc

Part III

CONDITIONS TO THE IMPLEMENTATION OF THE SCHEME AND TO THE ACQUISITION

Part A: Conditions to the Scheme and the Acquisition

1	The Acquisition is conditional upon the Scheme becoming unconditional and Effective, subject to the Code, by no later than 11.59 p.m. (London time) on the Long Stop Date.

2	The Scheme is subject to the following Conditions:

2.1	(i) its approval by a majority in number representing not less than 75 per cent. in value of Scheme Shareholders (or the relevant class or classes thereof, if applicable), present and voting (and entitled to vote), whether in person or by proxy, at the Scheme Meeting or at any separate class meeting which may be required, if applicable (or, in either case, any adjournment thereof); and (ii) such Scheme Meeting (and any separate class meeting which may be required) and any adjournment thereof being held on or before 2 May 2024 (being the 22nd day after the expected date of the Scheme Meeting (10 April 2024) as set out in this Document) (or such later date, if any, as GXO may specify with the agreement of Wincanton or, in a competitive situation, with the consent of the Panel (and, if required, that the Court may allow));

2.2	(i) all resolutions required to implement the Scheme as set out in the notice of the General Meeting (including, without limitation, the Special Resolution) being duly passed by the requisite majority or majorities of Wincanton Shareholders at the General Meeting (or any adjournment thereof); and (ii) such General Meeting and any adjournment thereof being held on or before 2 May 2024 (being the 22nd day after the expected date of the General Meeting (10 April 2024) as set out in this Document) (or such later date, if any, as GXO may specify with the agreement of Wincanton or, in a competitive situation, with the consent of the Panel (and, if required, that the Court may allow)); and

2.3	the sanction of the Scheme by the Court (with or without modification (but subject to such modification being acceptable to GXO and Wincanton)) and the delivery of a copy of the Court Order to the Registrar of Companies.

3	In addition, subject as stated in Part B of this Part III (Conditions to the Implementation of the Scheme and to the Acquisition) below and to the requirements of the Panel, the Acquisition is conditional upon the following Conditions and, accordingly, the necessary actions to implement the Scheme will not be taken unless such Conditions (as amended, if appropriate) have been satisfied or, where relevant, waived:

GFSC Approval

3.1	notification having been given (and not withdrawn, amended or lapsed) in writing by the GFSC that it does not object to GXO and each other person who will become the holder of an "approved supervised role" or "vetted supervised role" (each as defined in sections 16A(1) and 16A(2), respectively, of the Guernsey Insurance Law) of Risk Underwriting (Guernsey) Limited pursuant to the Guernsey Insurance Law as a consequence of the Acquisition becoming a holder of a vetted supervised role or an approved supervised role (as applicable), in each case in accordance with sections 25 and 26, respectively, of the Guernsey Insurance Law;

UK National Security Clearance

3.2	a notification having been made and accepted under the NSI Act and one of the following having occurred:

3.2.1	the Secretary of State confirming before the end of the review period that no further action will be taken in relation to the Acquisition; or

3.2.2	if the Secretary of State issues a call-in notice in relation to the Acquisition: (i) the parties receiving a final notification pursuant to section 26(1)(b) of the NSI Act containing confirmation that the Secretary of State will take no further action in relation to the call-in notice and the Acquisition under the NSI Act; or (ii) the Secretary of State making a final order pursuant to section 26(1)(a) of the NSI Act in relation to the Acquisition, save to the extent that such an order prohibits the Acquisition;

Other third party clearances and Authorisations

3.3	the waiver (or non-exercise within any applicable time limits) by any relevant Third Party of any termination right, right of pre-emption, first refusal or similar right (which is material in the context of the Wider Wincanton Group taken as a whole) arising as a result of or in connection with the Acquisition including, without limitation, its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control or management of, Wincanton by GXO or any member of the Wider GXO Group;

3.4	other than in relation to the matters referred to in Conditions 3.1 and 3.2 above, all notifications, filings or applications which are necessary having been made in connection with the Acquisition and all relevant waiting and other time periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory and regulatory obligations in any jurisdiction having been complied with, in each case, in respect of the Acquisition or the acquisition by any member of the Wider GXO Group of any shares or other securities in, or control of, Wincanton or any other member of the Wider Wincanton Group, where the consequence of a failure to make such a notification, filing or application or to wait for the expiry, lapse, or termination of any such waiting or other time period would be unlawful in any jurisdiction;

3.5	other than in relation to the matters referred to in Conditions 3.1 and 3.2 above, (i) all Authorisations deemed reasonably necessary by GXO in any jurisdiction for or in respect of the Acquisition (including, without limitation, its implementation and financing) and, except pursuant to Part 28 of the Companies Act, the acquisition or the proposed acquisition of any shares or other securities in, or control or management of, Wincanton or any other member of the Wider Wincanton Group by any member of the Wider GXO Group having been obtained from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any person or bodies with whom any member of the Wider Wincanton Group or the Wider GXO Group has entered into contractual arrangements and (ii) all Authorisations necessary, appropriate or desirable to carry on the business of any member of the Wider Wincanton Group in any jurisdiction which are material in the context of the Wider GXO Group or of the Wider Wincanton Group taken as a whole having been obtained and, in each case, all such Authorisations remaining in full force and effect and all filings necessary for such purpose having been made and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations at the time at which the Acquisition becomes otherwise unconditional;

3.6	other than in relation to the matters referred to in Conditions 3.1 and 3.2 above, no Third Party having given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything, or having enacted, made or proposed any statute, regulation, decision, order or change to published practice or having taken any other steps (and in each case, not having withdrawn the same) which would reasonably be expected to:

3.6.1	require, prevent or materially delay the divestiture or materially alter the terms envisaged for such divestiture by any member of the Wider GXO Group or by any member of the Wider Wincanton Group of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their businesses (or any part thereof) or to own, control or manage any of their assets or properties (or any part thereof) which, in any such case, is material in the context of the Wider GXO Group or of the Wider Wincanton Group taken as a whole;

3.6.2	except pursuant to Chapter 3 of Part 28 of the Companies Act, require any member of the Wider GXO Group or the Wider Wincanton Group to acquire or offer to acquire any shares, other securities (or the equivalent) or interest in any member of the Wider Wincanton Group or any asset owned by any Third Party (other than in the implementation of the Acquisition) which is material in the context of the Wider Wincanton Group or Wider GXO Group taken as a whole;

3.6.3	impose any material limitation on, or result in a material delay in, the ability of any member of the Wider GXO Group directly or indirectly to acquire, hold or to exercise effectively all or any rights of ownership in respect of shares or other securities in Wincanton or on the ability of any member of the Wider Wincanton Group or any member of the Wider GXO Group directly or indirectly to hold or exercise effectively all or any rights of ownership in respect of shares or other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Wider Wincanton Group to an extent which is material in the context of the Wider Wincanton Group taken as a whole;

3.6.4	except as Disclosed, otherwise adversely affect any or all of the business, assets, profits or prospects of any member of the Wider Wincanton Group or any member of the Wider GXO Group to an extent which is material in the context of the Wider GXO Group or of the Wider Wincanton Group in either case taken as a whole;

3.6.5	result in any member of the Wider Wincanton Group or any member of the Wider GXO Group ceasing to be able to carry on business under any name under which it presently carries on business to an extent which is or would be material in the context of the Wider Wincanton Group or the Wider GXO Group taken as a whole;

3.6.6	make the Acquisition, its implementation or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, Wincanton by any member of the Wider GXO Group void, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise, directly or indirectly materially prevent or prohibit, restrict, restrain, or delay to a material extent or otherwise materially interfere with the implementation of, or impose material additional conditions or obligations with respect to, or otherwise materially challenge, impede or interfere with the Acquisition or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, Wincanton by any member of the Wider GXO Group;

3.6.7	require, prevent or materially delay a divestiture by any member of the Wider GXO Group of any shares or other securities (or the equivalent) in any member of the Wider Wincanton Group; or

3.6.8	impose any limitation on the ability of any member of the Wider GXO Group or any member of the Wider Wincanton Group to conduct, integrate or co-ordinate all or any part of its business with all or any part of the business of any other member of the Wider GXO Group and/or the Wider Wincanton Group which is adverse to and material in the context of the Wider GXO Group or of the Wider Wincanton Group in either case taken as a whole, and all applicable waiting and other time periods (including any extensions thereof) during which any such Third Party could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or take any other step under the laws of any jurisdiction in respect of the Acquisition or the acquisition or proposed acquisition of any Wincanton Shares or otherwise intervene having expired, lapsed or been terminated;

Certain matters arising as a result of any arrangement, agreement, etc.

3.7	except as Disclosed, there being no provision of any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider Wincanton Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or be subject or any event or circumstance which, as a consequence of the Acquisition or the acquisition or the proposed acquisition by any member of the Wider GXO Group of any shares or other securities (or the equivalent) in Wincanton or because of a change in the control or management of any member of the Wider Wincanton Group or otherwise, might reasonably be expect to result in any of the following to an extent which is material and adverse in the context of the Wider Wincanton Group, or the Wider GXO Group, in either case taken as a whole:

3.7.1	any monies borrowed by, or any other indebtedness, actual or contingent, of, or any grant available to, any member of the Wider Wincanton Group being or becoming repayable, or capable of being declared repayable, immediately or prior to its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

3.7.2	the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any member of the Wider Wincanton Group or any such mortgage, charge or other security interest (whenever created, arising or having arisen) becoming enforceable, other than in the ordinary course of business;

3.7.3	any liability of any member of the Wider Wincanton Group to make any severance, termination, bonus or other payment to any of its directors or officers, other than in the ordinary course of business;

3.7.4	the rights, liabilities, obligations, interests or business of any member of the Wider Wincanton Group or any member of the Wider GXO Group under any such arrangement, agreement, lease, licence, franchise, permit or other instrument or the interests or business of any member of the Wider Wincanton Group or any member of the Wider GXO Group in or with any other person or body or firm or company (or any agreement or arrangement relating to any such interests or business) being terminated or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken or arising thereunder;

3.7.5	any member of the Wider Wincanton Group ceasing to be able to carry on business under any name under which it presently carries on business to an extent which is material in the context of the Wider Wincanton Group taken as a whole;

3.7.6	the value of, or the financial or trading position or prospects of, any member of the Wider Wincanton Group being adversely affected; or

3.7.7	the creation or acceleration of any liability (actual or contingent) by any member of the Wider Wincanton Group other than trade creditors or other liabilities incurred in the ordinary course of business or in connection with the Acquisition, and no event having occurred which, under any provision of any arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider Wincanton Group is a party or by or to which any such member or any of its assets are bound, entitled or subject, would reasonably be expected to result in any of the events or circumstances as are referred to in Conditions 3.8 to 3.9;

Certain events occurring since 31 March 2023

3.8	except as Disclosed, no member of the Wider Wincanton Group having since 31 March 2023:

3.8.1	except for shares issued under or pursuant to or in connection with the exercise of options and the vesting of awards under the Wincanton Share Plans and save as between Wincanton and wholly-owned subsidiaries of Wincanton, issued or agreed to issue or authorised or proposed or announced its intention to authorise or propose the issue, of additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold or agreed to transfer or sell or authorised or proposed the transfer or sale of Wincanton Shares out of treasury;

3.8.2	recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution (whether payable in cash or otherwise) other than dividends (or other distributions whether payable in cash or otherwise) lawfully paid or made by any member of the Wider Wincanton Group to another member of the Wider Wincanton Group;

3.8.3	other than pursuant to the Acquisition (and except for transactions between Wincanton and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Wincanton and transactions in the ordinary course of business) implemented, effected, authorised or proposed or announced its intention to implement, effect, authorise or propose any material merger, demerger, reconstruction, amalgamation, scheme, commitment or acquisition or disposal of assets or shares or loan capital (or the equivalent thereof) in any undertaking or undertakings otherwise than in the ordinary course of business;

3.8.4	(except for transactions between members of the Wider Wincanton Group) disposed of, or transferred, mortgaged or created any security interest over any material asset or any right, title or interest in any material asset or authorised, proposed or announced any intention to do so, in each case other than in the ordinary course of business and to an extent which is material in the context of the Wider Wincanton Group taken as a whole;

3.8.5	(except for transactions between members of the Wider Wincanton Group) issued, authorised or proposed or announced an intention to authorise or propose, the issue of or made any change in or to the terms of any debentures or become subject to any contingent liability or incurred or increased any indebtedness, in each case other than in the ordinary course of business and to an extent which is or would be material in the context of the Wider Wincanton Group taken as a whole;

3.8.6	entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, arrangement, agreement, transaction or commitment (whether in respect of capital expenditure or otherwise) except in the ordinary course of business which is of a long-term, unusual or onerous nature or magnitude or which is or which involves or could reasonably be expected to involve an obligation of a nature or magnitude, in each case to an extent which is material in the context of the Wider Wincanton Group taken as a whole;

3.8.7	entered into any contract, transaction or arrangement which would be restrictive on the business of any member of the Wider Wincanton Group or the Wider GXO Group other than of a nature and extent which is normal in the context of the business concerned;

3.8.8	entered into or varied in a material way the terms of, or made any offer (which remains open for acceptance) to enter into or vary to a material extent the terms of, any contract, service agreement, commitment or arrangement with any director or senior executive of any member of the Wider Wincanton Group, save for salary increases, bonuses or variations of terms in the ordinary course;

3.8.9	proposed, agreed to provide or modified the terms of any of the Wincanton Share Plans to the extent which is material in the context of the Wider Wincanton Group taken as a whole;

3.8.10	proposed, agreed to provide or modified the terms of any other share option scheme, incentive scheme or other benefit constituting a material change relating to the employment or termination of employment of a material category of persons employed by the Wider Wincanton Group or which constitutes a material change to the terms or conditions of employment of any senior employee of the Wider Wincanton Group, save as agreed by the Panel (if required) and by GXO, or entered into or changed the terms of any contract with any director or senior executive;

3.8.11	purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, except in respect of the matters mentioned in sub-paragraph 3.8.1 above, made any other change to any part of its share capital, in each case, to the extent which is material in the context of the Wider Wincanton Group taken as a whole;

3.8.12	(except in the ordinary course of business) waived, compromised or settled any claim which is material in the context of the Wider Wincanton Group taken as a whole;

3.8.13	terminated or varied the terms of any agreement or arrangement between any member of the Wider Wincanton Group and any other person in a manner which would or might reasonably be expected to have a material adverse effect on the financial position of the Wider Wincanton Group taken as a whole;

3.8.14	(except as disclosed on publicly available registers) made any material alteration to its memorandum or articles of association or other incorporation documents;

3.8.15	except in relation to changes made or agreed as a result of, or arising from, changes to legislation, made or agreed or consented to any change to:

(i)	the terms of the trust deeds and rules constituting the pension scheme(s) established by any member of the Wider Wincanton Group for its directors, employees or their dependents;

(ii)	the contributions payable to any such scheme(s) or to the benefits which accrue, or to the pensions which are payable, thereunder;

(iii)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(iv)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued, made, agreed or consented to,

in each case, to the extent which is material in the context of the Wider Wincanton Group taken as a whole;

3.8.16	been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

3.8.17	(other than in respect of a member of the Wider Wincanton Group which is dormant and was solvent at the relevant time) taken or proposed any steps or corporate action or had any legal proceedings instituted or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution, reorganisation or for the appointment of a receiver, administrator, manager, administrative receiver, trustee or similar officer of all or any of its assets or revenues or any analogous or equivalent steps or proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed, to the extent which is material in the context of the Wider Wincanton Group taken as a whole;

3.8.18	entered into, implemented or authorised the entry into, any joint venture, asset or profit sharing arrangement, partnership or merger of business or corporate entities, which is material in the context of the Wider Wincanton Group taken as a whole;

3.8.19	on or after the Announcement Date and other than with the consent of Wincanton and (if required) the Panel, having taken (or agreed or proposed to take) any action which requires or would require, the approval of Wincanton Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Code; or

3.8.20	entered into any agreement, arrangement, commitment or contract or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced an intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition 3.8;

No material adverse change, litigation, regulatory enquiry or similar

3.9	except as Disclosed, since 31 March 2023:

3.9.1	there having been no adverse change, and no circumstance having arisen which would or might be expected to result in any adverse change, in the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider Wincanton Group which is material in the context of the Wider Wincanton Group taken as a whole;

3.9.2	no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened, announced or instituted by or against or remaining outstanding against or in respect of, any member of the Wider Wincanton Group or to which any member of the Wider Wincanton Group is or may become a party (whether as claimant, defendant or otherwise), in each case which has had or might reasonably be expected to have a material adverse effect on the Wider Wincanton Group taken as a whole;

3.9.3	no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider Wincanton Group having been threatened, announced or instituted or remaining outstanding by, against or in respect of any member of the Wider Wincanton Group, in each case which has had or might reasonably be expected to have a material adverse effect on the Wider Wincanton Group taken as a whole;

3.9.4	no contingent or other liability of any member of the Wider Wincanton Group having arisen or become apparent to GXO or increased which has had or might reasonably be expected to have a material adverse effect on the Wider Wincanton Group taken as a whole;

3.9.5	no member of the Wider Wincanton Group having conducted its business in breach of any applicable laws and regulations and which is material in the context of the Wider Wincanton Group as a whole; and

3.9.6	no steps having been taken and no omissions having been made which are reasonably likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Wincanton Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which has had, or might reasonably be expected to have, a material adverse effect on the Wider Wincanton Group taken as a whole;

No discovery of certain matters

3.10	except as Disclosed, GXO not having discovered:

3.10.1	that any financial, business or other information concerning the Wider Wincanton Group publicly announced prior to the Announcement Date by or on behalf of any member of the Wider Wincanton Group prior to the Announcement Date is materially misleading, contains a material misrepresentation of any fact, or omits to state a fact necessary to make that information not misleading and which was not subsequently corrected before the Announcement Date either publicly or otherwise to GXO or its professional advisers, in any such case to an extent which is material in the context of the Wider Wincanton Group taken as a whole;

3.10.2	that any member of the Wider Wincanton Group or any partnership, company or other entity in which any member of the Wider Wincanton Group has a significant economic interest and which is not a subsidiary undertaking of Wincanton is, otherwise than in the ordinary course of business, subject to any liability, contingent or otherwise, which is material in the context of the Wider Wincanton Group taken as a whole;

3.10.3	any information which affects the import of any information disclosed at any time by or on behalf of any member of the Wider Wincanton Group and which is material in the context of the Wider Wincanton Group taken as a whole;

3.10.4	that any past or present member of the Wider Wincanton Group has not complied in any material respect with all applicable legislation or regulation, of any jurisdiction with regard to the use, treatment, handling, storage, carriage, disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters or the health and safety of humans, or that there has otherwise been any such use, treatment, handling, storage, carriage, disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which storage, carriage, disposal, spillage, release, discharge, leak or emission would be likely to give rise to any liability (actual or contingent) or cost on the part of any member of the Wider Wincanton Group and which is material in the context of the Wider Wincanton Group taken as a whole;

3.10.5	that there is, or is likely to be, for any reason whatsoever, any liability (actual or contingent) of any past or present member of the Wider Wincanton Group to make good, remediate, repair, reinstate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Wider Wincanton Group (or on its behalf) or by any person for which a member of the Wider Wincanton Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, common law, regulation, notice, circular, Authorisation or order of any Third Party and which is material in the context of the Wider Wincanton Group taken as a whole or in the context of the Acquisition; or

3.10.6	that circumstances exist (whether as a result of announcing or completing the Acquisition or otherwise) which would be reasonably likely to lead to any Third Party instituting, or whereby any member of the Wider GXO Group or any present or past member of the Wider Wincanton Group would be likely to be required to institute, an environmental audit or take any other steps which would in any such case be reasonably likely to result in any liability (whether actual or contingent) to improve, modify existing or install new plant, machinery or equipment or carry out changes in the processes currently carried out or make good, remediate, repair, re-instate or clean up any land or other asset currently or previously owned, occupied or made use of by any past or present member of the Wider Wincanton Group (or on its behalf) or by any person for which a member of the Wider Wincanton Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest which is material in the context of the Wider Wincanton Group taken as a whole; and

Anti-corruption, sanctions and criminal property

3.11	except as Disclosed, GXO not having discovered that:

3.11.1	(A) any past or present member, director, officer or employee of the Wider Wincanton Group is or has at any time engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule, or regulation concerning improper payments or kickbacks or (B) any person that performs or has performed services for or on behalf of the Wider Wincanton Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule, or regulation concerning improper payments or kickbacks;

3.11.2	any asset of any member of the Wider Wincanton Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition) or proceeds of crime under any other applicable law, rule or regulation concerning money laundering or proceeds of crime or any member of the Wider Wincanton Group is found to have engaged in activities constituting money laundering under any applicable law, rule or regulation concerning money laundering;

3.11.3	any past or present member, director, officer or employee of the Wider Wincanton Group, or any other person for whom any such person may be liable or responsible, is or has engaged in any conduct which would violate applicable economic sanctions or dealt with, made any investments in, made any funds or assets available to or received any funds or assets from:

(i)	any government, entity or individual in respect of which US, UK or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by US, UK or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control or HM Treasury; or

(ii)	any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the United Kingdom, the European Union or any of its member states, save that this shall not apply if and to the extent that it is or would be unenforceable by reason of breach of any applicable blocking law;

3.11.4	any past or present member, director, officer or employee of the Wider Wincanton Group, or any other person for whom any such person may be liable or responsible:

(i)	has engaged in conduct which would violate any relevant anti-terrorism laws, rules or regulations;

(ii)	has engaged in conduct which would violate any relevant anti-boycott law, rule, or regulation or any applicable export controls, including but not limited to the Export Administration Regulations administered and enforced by the United States Department of Commerce or the International Traffic in Arms Regulations administered and enforced by the United States Department of State;

(iii)	has engaged in conduct which would violate any relevant laws, rules, or regulations concerning human rights, including but not limited to any law, rule, or regulation concerning false imprisonment, torture or other cruel and unusual punishment, or child labour; or

(iv)	is debarred or otherwise rendered ineligible to bid for or to perform contracts for or with any government, governmental instrumentality, or international organisation or found to have violated any applicable law, rule or regulation concerning government contracting or public procurement; or

3.11.5	any member of the Wider Wincanton Group is or has been engaged in any transaction which would cause GXO to be in breach of any law or regulation upon its acquisition of Wincanton, including but not limited to the economic sanctions of the United States Office of Foreign Assets Control, HM Treasury or any other relevant government authority.

Part B: Certain further terms of the Acquisition

1	Subject to the requirements of the Panel, GXO reserves the right in its sole discretion to waive, in whole or in part, all or any of the Conditions set out in Part A (Conditions to the Scheme and the Acquisition) of this Part III (Conditions to the Implementation of the Scheme and to the Acquisition) above, except for Conditions 1, 2.1(i), 2.2(i), and 2.3(i), which cannot be waived. The deadlines in any of Conditions 2.1(ii) and 2.2(ii) may be extended to such later date as GXO may specify with the agreement of Wincanton or, in a competitive situation, with the consent of the Panel (and, if required, that the Court may allow). If any of Conditions 2.1(ii) and 2.2(ii) is not satisfied by the deadline specified in the relevant Condition, GXO shall make an announcement by 8.00 a.m. on the Business Day following such deadline confirming whether it has invoked the relevant Condition, waived the relevant deadline or agreed with Wincanton to extend the relevant deadline.

2	The Scheme will lapse unless all of the Conditions have been fulfilled, or if capable of waiver, waived, or where appropriate, have been determined by GXO to be or remain satisfied by 11.59 p.m. (London time) on the Long Stop Date (subject to the rules of the Code and where applicable the consent of the Panel).

3	GXO shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as fulfilled any of the Conditions set out in Part A of this Part III (Conditions to the Implementation of the Scheme and to the Acquisition) by a date earlier than 11.59 p.m. (London time) on the Long Stop Date, notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are, at such earlier date, no circumstances indicating that such Condition may not be capable of fulfilment.

4	Subject to paragraph 5 below, under Rule 13.5(a) of the Code, GXO may only invoke a Condition so as to cause the Acquisition not to proceed, to lapse or to be withdrawn with the consent of the Panel. The Panel will normally only give its consent if the circumstances which give rise to the right to invoke the Condition are of material significance to GXO in the context of the Acquisition. This will be judged by reference to the facts of each case at the time that the relevant circumstances arise.

5	Condition 1 (subject to Rule 12 of the Code), Conditions 2.1, 2.2, and 2.3 of Part A (Conditions to the Scheme and the Acquisition) of this Part III (Conditions to the Implementation of the Scheme and to the Acquisition) are not subject to Rule 13.5(a) of the Code.

6	Any Condition that is subject to Rule 13.5(a) of the Code may be waived by GXO.

7	If the Panel requires GXO to make an offer for Wincanton Shares under the provisions of Rule 9 of the Code, GXO may make such alterations to the Conditions as are necessary to comply with the provisions of that Rule.

8	Each of the Conditions is to be regarded as a separate Condition and shall not be limited by reference to any other Condition.

Part C: Certain further terms of the Scheme

9	The Wincanton Shares will be acquired by GXO fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights attaching thereto as at the Announcement Date or subsequently attaching or accruing to them, including, without limitation, voting rights and the right to receive and retain, in full, all dividends and other distributions (if any) declared, made, paid or payable, or any other return of capital (whether by reduction of share capital or share premium account or otherwise) made, on or after the Announcement Date.

10	If any dividend and/or other distribution and/or other return of capital is declared, made or paid or becomes payable in respect of the Wincanton Shares on or after the Announcement Date, GXO reserves the right (without prejudice to any right of GXO to invoke the Condition set out in paragraph 3.8.2 of Part A (Conditions to the Scheme and the Acquisition) of this Part III (Conditions to the Implementation of the Scheme and to the Acquisition)) to reduce the consideration payable under the terms of the Acquisition for the Wincanton Shares by an amount up to the amount of such dividend and/or distribution and/or other return of capital, in which case any reference in this Document to the consideration payable under the terms of the Acquisition will be deemed to be a reference to the consideration as so reduced. In such circumstances, Wincanton Shareholders would be entitled to receive and retain any such dividend, distribution or other return of capital declared, made or paid.

If and to the extent that any such dividend and/or distribution and/or other return of capital is declared, made or paid or is payable and it is: (i) transferred pursuant to the Acquisition on a basis which entitles GXO alone to receive the dividend, distribution or other return of capital and to retain it; or (ii) cancelled, the consideration payable under the terms of the Acquisition will not be subject to change in accordance with this paragraph 10. Any exercise by GXO of its rights referred to in this paragraph 10 will be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the Acquisition.

11	GXO reserves the right to elect (with the consent of the Panel) to implement the Acquisition by way of a Takeover Offer for the Wincanton Shares as an alternative to the Scheme. In such event, the Takeover Offer will be implemented on the same terms and conditions, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect the change in method of effecting the Acquisition including, without limitation, an acceptance condition set at not less than 75 per cent. (or such lesser percentage (being more than 50 per cent.) as GXO may decide (subject to the Panel’s consent)) (i) in nominal value of the shares to which such Takeover Offer relates; and (ii) of the voting rights attaching to those shares.

12	The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction. Any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about and observe any applicable requirements.

13	The Acquisition is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any jurisdiction where to do so would violate the laws of that jurisdiction.

14	The Acquisition and any proxies are governed by the laws of England and Wales and subject to the jurisdiction of the English courts and to the Conditions and further terms set out in this Part III (Conditions to the Implementation of the Scheme and to the Acquisition). The Acquisition is subject to the applicable requirements of the Code, the Panel, the London Stock Exchange, the FCA, the Listing Rules and the Registrar of Companies.

Part IV

SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE

BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES

COMPANIES COURT (ChD)

CR-2024-001218

IN THE MATTER OF WINCANTON PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

SCHEME OF ARRANGEMENT

(under Part 26 of the Companies Act 2006)

between

WINCANTON PLC

and

THE HOLDERS OF THE SCHEME SHARES

(as hereinafter defined)

PRELIMINARY

(A)	In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

"2018 LTIP" the Wincanton 2018 Long Term Incentive Plan, as amended from time to time;

"2020 LTIP" the Wincanton 2020 Long Term Incentive Plan, as amended from time to time;

"2023 LTIP" the Wincanton 2023 Long Term Incentive Plan, as amended from time to time;

"Acquisition" the proposed acquisition of the entire issued, and to be issued, share capital of Wincanton (other than any Excluded Shares) by GXO to be effected by means of this Scheme and, where the context admits, any subsequent revision, variation, extension or renewal thereof;

"Business Day" a day (other than Saturdays, Sundays and public holidays in England) on which banks are open for business in London;

"certificated form" or "in certificated form" a share or other security which is not in uncertificated form (that is, not in CREST);

"Code" the City Code on Takeovers and Mergers issued by the Panel, as amended from time to time;

"Companies Act" the Companies Act 2006, as amended from time to time;

"Conditions" the conditions to the Acquisition and to the implementation of this Scheme as set out in Part III (Conditions to the Implementation of the Scheme and to the Acquisition) of the Document;

"Court" the High Court of Justice in England and Wales;

"Court Order" the order of the Court sanctioning this Scheme under section 899 of the Companies Act;

"Court Sanction Hearing" the hearing by the Court of the application to sanction the Scheme under Part 26 of the Companies Act;

"CREST" the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755) (including as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018) in respect of which Euroclear is the Operator (as defined in said Regulations));

"CREST Regulations" the Uncertificated Securities Regulations 2001 (SI 2001/3755) (including as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2019), as amended from time to time (including by means of the Uncertificated Securities (amendment and EU Exit) Regulations 2019 (SI 2019/679));

"Document" the circular to Wincanton Shareholders published by the Company on 14 March 2024 in connection with, and containing, this Scheme;

"DSBP" the Wincanton Deferred Share Bonus Plan;

"Effective Date" the date on which this Scheme becomes effective in accordance with its terms;

"Equiniti" Equiniti Limited, Wincanton's registrars and receiving agents for the Scheme;

"Euroclear" Euroclear UK & International Limited;

"Excluded Shares" any Wincanton Shares which are:

(a)	registered in the name of or beneficially owned by:

(i)	GXO and/or any member of the Wider GXO Group; and/or

(ii)	any nominee of the foregoing; or

(b)	held in treasury,

in each case, at any relevant date or time;

"GXO " GXO Logistics, Inc., a company incorporated under the laws of the State of Delaware in the United States with its headquarters at Two American Lane, Greenwich, CT 06831, USA;

"GXO Group" GXO and its subsidiary undertakings and where the context permits, each of them and "member of the GXO Group" shall be construed accordingly;

"holder" a registered holder and includes any person(s) entitled by transmission;

"Latest Practicable Date" the close of business on 12 March 2024, being the latest practicable date before publication of the Document;

"LTIP" the 2018 LTIP, the 2020 LTIP and the 2023 LTIP;

"Panel" the Panel on Takeovers and Mergers of the United Kingdom;

"Scheme" this scheme of arrangement under Part 26 of the Companies Act between Wincanton and the Scheme Shareholders in connection with the Acquisition in its present form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by Wincanton and GXO;

"Scheme Meeting" the meeting of Scheme Shareholders convened pursuant to an order of the Court pursuant to section 896 of the Companies Act for the purpose of considering and, if thought fit, approving (with or without modification) this Scheme, including any adjournment, postponement or reconvention thereof;

"Scheme Record Time" 6:00 p.m. on the Business Day immediately after the date on which the Court grants the Court Order (or such other date and/or time as GXO and Wincanton may agree);

"Scheme Shareholders" holders of Scheme Shares and a "Scheme Shareholder" shall mean any one of those Scheme Shareholders;

"Scheme Shares" the Wincanton Shares:

(a)	in issue at the date of publication of the Document;

(b)	(if any) issued after the date of publication of the Document and prior to the Voting Record Time; and

(c)	(if any) issued at or after the Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof shall be bound by this Scheme or shall by such time have agreed in writing to be bound by this Scheme, in each case (where the context requires), remaining in issue at the Scheme Record Time but excluding any Excluded Shares;

"SIP" the Wincanton Share Incentive Plan 2003;

"subsidiary undertaking" has the meaning given in section 1162 of the Companies Act;

"UK" or "United Kingdom" the United Kingdom of Great Britain and Northern Ireland;

"uncertificated" or "in uncertificated form" a share or other security recorded on the relevant register of the share or security concerned as being held in uncertificated form in CREST, and title to which, by virtue of the CREST Regulations, may be transferred by means of CREST;

"Voting Record Time" 6:30 p.m. on the day which is two Business Days prior to the date of the Scheme Meeting or, if the Scheme Meeting is adjourned, 6:30 p.m. on the day which is two Business Days before such adjourned meeting;

"Wider GXO Group" GXO Logistics, Inc. and its subsidiary undertakings, associated undertakings and any other body corporate, partnership, joint venture or person in which GXO and/or such undertakings (aggregating their interests) have a direct or indirect interest of more than 20 per cent. of the voting or equity capital or the equivalent;

"Wincanton" or "Company" Wincanton plc, a public limited company incorporated in England and Wales (company number 04178808) with its registered address at Methuen Park, Chippenham, Wiltshire, SN14 0WT;

"Wincanton Share Plans" the LTIP, the DSBP and the SIP;

"Wincanton Shareholders" the holders of Wincanton Shares from time to time; and

"Wincanton Shares" ordinary shares of 10 pence each in the capital of Wincanton.

(B)	In this Scheme: (i) all references to times of day are to London time; (ii) all references to "£", "GBP", "pounds Sterling", "pence" and "p" are to the lawful currency of the United Kingdom; and (iii) all references to clauses and sub-clauses are to clauses and sub-clauses of this Scheme.

(C)	As at the Latest Practicable Date, the issued ordinary share capital of Wincanton was divided into 124,543,670 ordinary shares of 10 pence each (excluding ordinary shares held in treasury), all of which are credited as fully paid up. The Company holds no ordinary shares in treasury.

(D)	Options and awards to acquire up to 2,920,725 Wincanton Shares have been granted pursuant to the Wincanton Share Plans and remain unexercised and/or unvested at the date of this Document. It is anticipated that options and awards over 2,920,725 Wincanton Shares will be exercisable if the Court sanctions the Scheme.

(E)	GXO was incorporated under the laws of the State of Delaware in the United States.

(F)	As at the Latest Practicable Date, save as set out in paragraph 3.6 of Part IX (Additional Information on Wincanton and GXO) of this Document, none of: (i) GXO nor any member of the GXO Group; nor (ii) as far as GXO is aware, any person acting in concert (within the meaning of the Code) with GXO, is the registered holder of, or has any beneficial shareholding in, Wincanton Shares.

(G)	GXO has agreed, subject to the satisfaction or (where applicable) waiver of the Conditions (other than Condition 2.3) set out in Part III (Conditions to the Implementation of the Scheme and to the Acquisition) of this Document, to appear by counsel at the Court Sanction Hearing and to undertake to the Court to be bound by the provisions of this Scheme in so far as it relates to GXO and to execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it to give effect to this Scheme.

THE SCHEME

1.	Transfer of Scheme Shares

(A)	Upon and with effect from the Effective Date, GXO (and/or its nominee(s)) shall acquire all the Scheme Shares fully paid up, with full title guarantee, free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights or interests of any nature whatsoever, and together with all rights or interests of any nature at the Effective Date or thereafter attached thereto, including (without limitation) voting rights and the right (subject to sub-clause 2(B) of this Scheme) to receive and retain in full all dividends and other distributions (if any) and any return of capital (whether by reduction of share capital or share premium account or otherwise) announced, authorised, declared, made or paid in respect of the Scheme Shares by reference to a record date falling on or after the Effective Date.

(B)	For the purposes of such acquisition, the Scheme Shares shall be transferred to GXO (and/or its nominee(s)) and such transfer shall be effected by means of a form or forms of transfer or other instrument(s) or instruction of transfer and to give effect to such transfer(s) any person may be appointed by GXO as attorney and/or agent and shall be authorised as such attorney and/or agent on behalf of the relevant holder of Scheme Shares to execute and deliver as transferor a form of transfer or other instrument of transfer (whether as a deed or otherwise) of, or give any instruction to transfer such Scheme Shares and every form, instrument or instruction of transfer so executed or instruction given shall be as effective as if it had been executed or given by the holder or holders of the Scheme Shares thereby transferred. Such form(s), instrument(s) or instruction of transfer shall be deemed to be the principal instrument(s) of transfer in respect of the transfer of the Scheme Shares.

(C)	With effect from the Effective Date and pending the transfer of the Scheme Shares pursuant to sub-clauses 1(A) and 1(B) of this Scheme and the updating of the register of members of the Company to reflect such transfer, each Scheme Shareholder irrevocably:

(i)	appoints GXO (and/or its nominee(s)) as its attorney and/or agent to exercise on its behalf (in place of and to the exclusion of the relevant Scheme Shareholder) any voting rights attached to its Scheme Shares and any or all rights and privileges (including the right to requisition the convening of a general meeting of the Company or of any class of its shareholders) attaching to its Scheme Shares;

(ii)	appoints GXO (and/or its nominee(s)) and any one or more of its directors or agents as its attorney and/or agent to sign on behalf of such Scheme Shareholder any such documents, and to do such things, as may in the opinion of GXO and/or any one or more of its directors or agents be necessary or desirable in connection with the exercise of any votes or any other rights or privileges attaching to its Scheme Shares (including, without limitation, an authority to sign any consent to short notice of any general or separate class meeting of Wincanton as attorney or agent for, and on behalf of, such Scheme Shareholder and/or to attend and/or to execute a form of proxy in respect of its Scheme Shares appointing any person nominated by GXO and/or any one or more of its directors or agents to attend any general and separate class meetings of Wincanton (or any adjournment thereof) and to exercise or refrain from exercising the votes attaching to the Scheme Shares on such Scheme Shareholder's behalf); and

(iii)	authorises Wincanton and/or its agents to send to GXO (and/or its nominee(s)) any notice, circular, warrant or other document or communication which may be required to be sent to them as a member of Wincanton in respect of such Scheme Shares (including any share certificate(s) or other document(s) of title issued as a result of conversion of their Scheme Shares into certificated form), such that from the Effective Date, no Scheme Shareholder shall be entitled to exercise any voting rights attached to the Scheme Shares or any other rights or privileges attaching to the Scheme Shares otherwise than in accordance with the directions of GXO (and/or its nominee(s)).

(D)	The Company shall register, or procure the registration of, any transfer(s) of Scheme Shares effected in accordance with sub-clauses 1(A) and 1(B) of this Scheme.

2.	Consideration for the transfer of Scheme Shares

(A)	In consideration for the transfer of the Scheme Shares to GXO (and/or its nominee(s)) pursuant to clause 1 of this Scheme, GXO shall, subject as hereinafter provided, pay or procure that there shall be paid to or for the account of each Scheme Shareholder (as appearing on the register of members of Wincanton at the Scheme Record Time):

605 pence in cash per Scheme Share held by the Scheme Shareholder at the Scheme Record Time ("GXO Offer Price")

(B)	If, prior to the Effective Date, any dividend and/or distribution and/or other return of value is announced, declared, authorised, made, paid or becomes payable by Wincanton in respect of a Wincanton Share, GXO reserves the right to reduce the GXO Offer Price (as set out in sub-clause 2(A) of this Scheme) by an amount per Wincanton Share up to the amount of such dividend and/or distribution and/or other return of value, subject to sub-clause 2(D) of this Scheme.

(C)	If the GXO Offer Price has been reduced by the amount of any dividend and/or other distribution and/or return of value that has not been paid but is payable by reference to a record date prior to the Effective Date in accordance with sub-clause 2(B) of this Scheme:

(i)	holders of Wincanton Shares appearing on the register of members at the relevant record time as determined by the directors of the Company shall be entitled to receive and retain that dividend and/or other distribution and/or other return of value in respect of the Wincanton Shares they held at such record time;

(ii)	any reference in this Scheme and the Document to the GXO Offer Price shall be deemed to be a reference to the GXO Offer Price as so reduced; and

(iii)	the exercise of such rights shall not be regarded as constituting any revision or variation of the terms of this Scheme.

(D)	To the extent that any such dividend, distribution and/or other return of value is announced, authorised, declared, made or becomes payable and it is: (i) transferred on a basis which entitles GXO (and/or its nominees) alone to receive the dividend and/or distribution and/or other return of value and to retain it; or (ii) cancelled, the GXO Offer Price shall not be subject to change in accordance with sub-clause 2(B) of this Scheme.

3.	Settlement and despatch of consideration

(A)	As soon as practicable after the Effective Date, and in any event not more than 14 days after the Effective Date (unless the Panel agrees otherwise), GXO shall satisfy the consideration due to Scheme Shareholders pursuant to clause 2 of this Scheme as follows:

(i)	in the case of the Scheme Shares which at the Scheme Record Time are in certificated form, GXO shall procure the despatch of, to the persons entitled thereto in accordance with the provisions of sub-clause 3(D) of this Scheme, cheques for the sums payable to them respectively pursuant to clause 2 of this Scheme, provided that if the amount payable to any Scheme Shareholder exceeds £200,000, GXO reserves the right to make arrangements with such Scheme Shareholder to effect electronic payment of such amount instead of paying by cheque. GXO further reserves the right to make payment of the said consideration by any other method approved by the Panel;

(ii)	in the case of the Scheme Shares which at the Scheme Record Time are in uncertificated form, GXO shall procure the instruction of Euroclear (instruction of which shall be a complete discharge of GXO's obligation under this Scheme with reference to the payments made through CREST) to create an assured payment obligation in respect of the sums payable to the Scheme Shareholder in accordance with the CREST assured payment arrangements, provided that GXO reserves the right to make payment of the said consideration by cheque as aforesaid in sub-clause 3(A)(i) of this Scheme if, for reasons outside its reasonable control, it is not able to effect settlement in accordance with this sub-clause 3(A)(ii); and

(iii)	in the case of Scheme Shares issued or transferred pursuant to the Wincanton Share Plans after the Court has made the Court Order and prior to the Scheme Record Time, settlement of the cash consideration to which the relevant Scheme Shareholders are entitled will be paid by GXO to the Company (or as the Company may direct), by such method as may be agreed between GXO and the Company, as soon as practicable after the Effective Date (and in any event within 14 calendar days of the Effective Date or within such other time period as may be approved by the Panel). The Company shall procure that, as soon as practicable following receipt of such cash consideration, payments of the sums received on Scheme Shareholders' behalf are then made to the relevant Scheme Shareholders by such method as shall be determined by the Company (including, but not limited to, procuring that payments are made either by cheque or directly into the relevant director or employee bank account through the payroll), subject to the deduction of applicable exercise prices, income taxes and social security (or similar) contributions. For the avoidance of doubt, any payments made to the relevant Scheme Shareholders pursuant to these arrangements shall be effected reasonably promptly following receipt of the cash consideration on behalf of such Scheme Shareholders but are not required to be effected within 14 calendar days after the Effective Date.

(B)	With effect from the Scheme Record Time, each holding of Scheme Shares credited to any stock account in CREST shall be disabled and all Scheme Shares shall be removed from CREST in due course.

(C)	All deliveries of notices, cheques or statements of entitlement required to be made pursuant to this Scheme shall be effected by sending the same by first class post in pre-paid envelopes or by international standard post if overseas (or by such other method as may be approved by the Panel) addressed to the persons entitled thereto at their respective addresses as appearing in the register of members of Wincanton at the Scheme Record Time or, in the case of joint holders, to the address of the holder whose name stands first in such register in respect of the joint holding concerned at such time, and none of Wincanton, GXO or their respective agents or nominees shall be responsible for any loss or delay in the transmission or delivery of any notices, cheques or statements of entitlement sent in accordance with this sub-clause 3(C), which shall be sent at the risk of the person or persons entitled thereto.

(D)	All cheques shall be in pounds Sterling and drawn on a United Kingdom clearing bank and shall be made payable to the Scheme Shareholder concerned (except that, in the case of joint holders, GXO reserves the right to make such cheques payable to that one of the joint holders whose name stands first in the register of members of the Company in respect of such holding at the Scheme Record Time), and the encashment of any such cheque or the making of an electronic payment in accordance with this clause 3 shall be a complete discharge of GXO's obligation under this Scheme to pay the monies represented thereby.

(E)	If:

(i)	at the Effective Date, Equiniti has been provided with the notice of the death of any Scheme Shareholders who hold their Scheme Shares in certificated form;

(ii)	at the Effective Date, Equiniti has classified any Scheme Shareholders who hold their Scheme Shares in certificated form as "untraceable" having followed Equiniti's usual procedures for making such classifications, and any such Scheme Shareholders have not set up a standing electronic payment mandate with Equiniti, as the Company's registrar, for the purpose of receiving dividend payments; or

(iii)	any Scheme Shareholders have not encashed cheques sent to them in accordance with this Scheme within six months of the Effective Date,

GXO and the Company shall procure that the cash consideration due to such Scheme Shareholders under this Scheme shall be held by Equiniti as receiving agent (or such other person as GXO may reasonably nominate from time to time) for such Scheme Shareholders for a period of 12 years from the Effective Date (subject to the legal requirements of any jurisdiction relevant to such Scheme Shareholder), solely for the purpose of satisfying payment obligations under the Scheme and such Scheme Shareholders may (subject to the legal requirements of any jurisdiction relevant to such Scheme Shareholder) claim the consideration due to them by written notice to GXO in a form which GXO reasonably determines evidences their entitlement to such consideration at any time during the period of 12 years from the Effective Date. GXO undertakes that neither it nor its nominee(s) shall seek, require or accept repayment of the monies so held for the purposes detailed above prior to the first Business Day after the twelfth anniversary of the Effective Date or otherwise with the permission of the Court.

(F)	The preceding sub-clauses of this clause 3 shall take effect subject to any prohibition or condition imposed by law.

4.	Certificates in respect of Scheme Shares and cancellation of CREST entitlements

With effect from, or as soon as practicable after, the Effective Date:

(A)	all certificates representing Scheme Shares shall cease to be valid or have effect as documents of title to the shares represented thereby and every holder of Scheme Shares shall be bound at the request of Wincanton to deliver up such certificates to Wincanton (or any person appointed by Wincanton to receive such certificates), or, as it may direct, to destroy the same;

(B)	Euroclear shall be instructed to cancel or transfer the entitlements to Scheme Shares of holders of Scheme Shares in uncertificated form;

(C)	following cancellation of the entitlements to Scheme Shares of holders of Scheme Shares in uncertificated form, Wincanton shall procure that such entitlements to Scheme Shares are rematerialised; and

(D)	subject to the completion of such forms of transfer or other instruments or instructions of transfer as may be required in accordance with clause 1 of this Scheme and the payment of any UK stamp duty thereon, Wincanton shall make or procure to be made, the appropriate entries in its register of members to reflect the transfer of the Scheme Shares to GXO and/or its nominee(s).

5.	Mandates

All mandates and other instructions given to Wincanton by Scheme Shareholders in force at the Scheme Record Time relating to Scheme Shares shall, as from the Effective Date, cease to be valid.

6.	Operation of this Scheme

(A)	This Scheme shall become Effective as soon as a copy of the Court Order has been delivered to the Registrar of Companies.

(B)	Unless this Scheme has become Effective on or before the Long Stop Date (or such later date (if any) as GXO and Wincanton may agree in writing with the prior consent of the Panel and (if required) the approval of the Court, this Scheme shall never become effective.

7.	Modification

Wincanton and GXO may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or to any condition which the Court may approve or impose. Any such modification or addition shall require the consent of the Panel where such consent is required under the Code. For the avoidance of doubt, no modification of the Scheme may be made once the Scheme has taken effect.

8.	Governing law

This Scheme and all rights and obligations arising out of or in connection with it, are governed by English law. Any dispute of any kind whatsoever arising out of or in connection with this Scheme, irrespective of the cause of action, including when based on contract or tort, shall be exclusively submitted to the Courts of England and Wales. The rules of the Code will apply to this Scheme on the basis provided in the Code.

Dated 14 March 2024

Part V

FINANCIAL AND RATINGS INFORMATION

Part A: Financial information relating to Wincanton

The following sets out financial information in respect of Wincanton as required by Rule 24.3 of the Code. The documents referred to below, the contents of which have previously been announced through a Regulatory Information Service, are incorporated into this Document by reference pursuant to Rule 24.15 of the Code:

•	The audited accounts of Wincanton for the financial year ended 31 March 2022 are set out on pages 104 to 152 (both inclusive) of the 2022 Wincanton Annual Report available from Wincanton's website at https://www.wincanton.co.uk/investors/

•	The audited accounts of Wincanton for the financial year ended 31 March 2023 are set out on pages 122 to 168 (both inclusive) of the 2023 Wincanton Annual Report available from Wincanton's website at https://www.wincanton.co.uk/investors/

•	Any preliminary statement of annual results, half-yearly financial report or interim financial information published since the date of Wincanton's last published audited accounts, including the FY24 H1 Interim Results and the FY24 Q3 Trading Update, available from Wincanton's website at https://www.wincanton.co.uk/investors/

Part B: Wincanton ratings information

There are no current ratings or outlooks publicly accorded to Wincanton by rating agencies.

Part C: Financial information relating to GXO

The following sets out the financial information in respect of GXO required by Rule 24.3 of the Code. The documents referred to below, the contents of which have previously been made available through EDGAR, are incorporated into this document by reference pursuant to Rule 24.15 of the Code:

•	the audited accounts of GXO for the financial year ended 31 December 2023 are set out on pages 28 to 67 (both inclusive) of Part II of GXO’s 10-K for the financial year ended 31 December 2023 available from GXO’s website, https://investors.gxo.com/;

•	the audited accounts of GXO for the financial year ended 31 December 2022 are set out on pages 32 to 69 (both inclusive) of Part II of GXO’s 10-K for the financial year ended 31 December 2022 available from GXO’s website, https://investors.gxo.com/; and

•	copies of any interim statements and preliminary announcements made by GXO since the date of its last published audited accounts available from GXO’s website at https://investors.gxo.com/.

Part D: GXO ratings information

GXO has been assigned the following issuer credit ratings: (i) “BBB-” by Standard & Poor’s Ratings Services, (ii) “BBB” by Fitch Ratings and (iii) “Ba1” (unsolicited) by Moody’s Investors Service. On the 7 March 2024, Standard & Poor’s reaffirmed GXO’s rating and revised its Outlook from “Stable” to “Negative” to reflect “the increase in the company's debt associated with the proposed acquisition, as well as the uncertainty around when it will improve its credit metrics to levels we view as commensurate for the current rating on a sustained basis”.

Part E: No incorporation of website information

Save as expressly referred to herein, neither the content of Wincanton's or GXO's websites, nor the content of any website accessible from hyperlinks on Wincanton's or GXO's websites is incorporated into, or forms part of, this Document.

Part VI

United Kingdom Taxation

The comments set out below and in paragraph 3 of Part VII (Additional Information for Overseas Shareholders) of this Document summarise certain limited aspects of the UK taxation treatment of certain Wincanton Shareholders under the Scheme, do not constitute tax advice and do not purport to be a complete analysis of all tax considerations relating to the Scheme. They are based on current UK tax legislation and what is understood to be current HMRC practice (which may not be binding on HMRC), in each case as at the Latest Practicable Date, both of which are subject to change, possibly with retrospective effect.

The comments are intended as a general guide and do not deal with certain types of Wincanton Shareholder such as charities, trustees, market makers, brokers, dealers in securities, persons who have or could be treated for tax purposes as having acquired their Wincanton Shares by reason of an office or employment or as carried interest or otherwise subject to the disguised investment management fee rules (including, without limitation, any Wincanton Shareholder affected by the arrangements relating to the Wincanton Share Plans or other incentive arrangements set out in paragraph 8 of Part II (Explanatory Statement) of this Document), collective investment schemes, persons subject to UK tax on the remittance basis and insurance companies.

References below to "UK holders" are to Wincanton Shareholders who are resident (and, in the case of individuals, domiciled or deemed domiciled for the relevant period) for tax purposes in, and only in, the United Kingdom (and to whom split-year treatment does not apply), who hold their Wincanton Shares as a capital investment (other than under a self-invested personal pension plan or individual savings account) and who are the absolute beneficial owners of their Wincanton Shares.

Special tax provisions may apply to Wincanton Shareholders who have acquired or who acquire their Wincanton Shares by the exercise or vesting of awards under the Wincanton Share Plans. The separate communications that will be sent to participants in the Wincanton Share Plans will summarise the tax treatment of the acquisition of their Wincanton Shares on the exercise or vesting of their awards under the Wincanton Share Plans in connection with the Scheme and their subsequent disposal pursuant to the Scheme, but such Wincanton Shareholders and those Wincanton Shareholders who have already exercised their awards under the Wincanton Share Plans or whose awards under the Wincanton Share Plans have vested who are in any doubt as to their taxation position should consult an independent professional tax adviser.

Non-UK holders (as defined below in paragraph 3 of Part VII (Additional Information for Overseas Shareholders)) of Wincanton Shares are referred to Part VII (Additional Information for Overseas Shareholders) of this Document, which summarises certain UK tax consequences of the Scheme for such holders.

IF YOU ARE IN ANY DOUBT ABOUT YOUR TAX POSITION OR YOU ARE SUBJECT TO TAXATION IN ANY JURISDICTION OTHER THAN THE UNITED KINGDOM, YOU SHOULD CONSULT AN APPROPRIATELY QUALIFIED INDEPENDENT PROFESSIONAL ADVISER IMMEDIATELY.

UK taxation of chargeable gains

The transfer of Wincanton Shares under the Scheme in return for cash should be treated as a disposal of the UK holder's Wincanton Shares for the purposes of UK capital gains tax ("CGT") or corporation tax on chargeable gains (as applicable) and therefore may, depending on the UK holder's particular circumstances (including the availability and, where applicable, claiming of exemptions, reliefs and/or allowable losses), give rise to a liability to UK taxation on capital or chargeable gains or an allowable capital loss (as appropriate).

Individual Wincanton Shareholders

Subject to available reliefs or allowances, chargeable gains arising on a disposal of Wincanton Shares by an individual UK holder should be subject to CGT at the rate of 10 per cent. or 20 per cent. depending on the individual's personal circumstances, including other taxable income and gains or losses in the relevant tax year.

No indexation allowance will be available to an individual Wincanton Shareholder in respect of any disposal of Wincanton Shares. The CGT annual tax-free allowance may, however, be available to individual UK holders to offset against chargeable gains realised on the disposal of their Wincanton Shares, provided the annual tax-free allowance threshold has not yet been met or exceeded. The tax-free allowance is £6,000 for the 2023/2024 tax year, reducing to £3,000 for the 2024/2025 tax year.

Corporate Wincanton Shareholders

Subject to available reliefs or allowances, chargeable gains arising on a disposal of Wincanton Shares by a UK holder within the charge to UK corporation tax should be subject to UK corporation tax.

For UK holders within the charge to UK corporation tax (but which do not qualify for the substantial shareholding exemption in respect of their Wincanton Shares), indexation allowance may be available where the Wincanton Shares were acquired prior to 31 December 2017 in respect of the period of ownership of the Wincanton Shares up to and including 31 December 2017 to reduce any chargeable gain arising (but not to create or increase any allowable loss) on the transfer of their Wincanton Shares under the Scheme in return for cash.

The substantial shareholding exemption may apply to exempt from corporation tax any gain arising to UK holders within the charge to UK corporation tax where a number of conditions are satisfied, including (but not limited to) that the corporate UK holder (together with certain associated companies) has held not less than 10 per cent. of the issued ordinary share capital of Wincanton for a continuous period of at least one year beginning not more than six years prior to the date of disposal.

UK stamp duty and stamp duty reserve tax ("SDRT")

No UK stamp duty or SDRT should generally be payable by Wincanton Shareholders on the transfer of their Wincanton Shares under the Scheme.

Part VII

ADDITIONAL INFORMATION FOR OVERSEAS SHAREHOLDERS

1.	General

This Document has been prepared in accordance with and for the purpose of complying with English and Welsh law, the Code, the Market Abuse Regulation, the Disclosure, Guidance and Transparency Rules and the Listing Rules and information disclosed may not be the same as that which would have been disclosed if this Document had been prepared in accordance with the laws of jurisdictions outside of England and Wales.

The availability of the Acquisition to Wincanton Shareholders who are not resident in and citizens of the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are located or of which they are citizens. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdictions. In particular, the ability of persons who are not resident in the United Kingdom to vote their Wincanton Shares with respect to the Scheme at the Scheme Meeting, or to appoint another person as proxy to vote at the Scheme Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

The release, publication or distribution of this Document in or into or from certain jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves of, and observe, any applicable requirements of their jurisdictions. In particular, the ability of persons who are not resident in the United Kingdom to vote their Wincanton Shares with respect to the Scheme at the Scheme Meeting, or to appoint another person as proxy to vote at the Scheme Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by GXO or required by the Code and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote, or procure the vote, in favour of the Scheme and the Acquisition by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Document and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this Document and all such documents relating to the Acquisition (including custodians, nominees and trustees) must observe these restrictions and must not mail or otherwise forward, distribute or send them in or into or from such jurisdictions where to do so would violate the laws in that jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition.

This Document does not constitute an offer or invitation to purchase or subscribe for any securities or a solicitation of an offer to buy any securities pursuant to this Document or otherwise in any jurisdiction in which such offer or solicitation is unlawful.

OVERSEAS SHAREHOLDERS SHOULD CONSULT THEIR OWN LEGAL AND TAX ADVISERS WITH RESPECT TO THE LEGAL AND TAX CONSEQUENCES OF THE SCHEME.

2.	US holders of Wincanton Shares

US holders of Wincanton Shares should note that the Scheme relates to the shares of an English company and is being made by means of a scheme of arrangement provided for under the laws of England. A transaction effected by means of a scheme of arrangement is not subject to the tender offer or the proxy solicitation rules under the US Exchange Act. Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in the UK to schemes of arrangement, which differ from the disclosure requirements of US tender offer and proxy solicitation rules. The financial information included in this Document has been prepared in accordance with generally accepted accounting principles applicable in the UK and thus may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with US GAAP. US GAAP differs in significant respects from accounting standards applicable in the United Kingdom.

If GXO were to exercise its right (with the consent of the Panel) to implement the Acquisition by means of a Takeover Offer and determines to extend the Takeover Offer into the United States, such Takeover Offer would be made in compliance with all applicable United States laws and regulations, including any applicable exemptions under the US Exchange Act including Section 14(e) of the US Exchange Act and Regulation 14E thereunder. Such a takeover would be made in the United States by GXO and no one else.

In the event that the Acquisition is implemented by way of a Takeover Offer, and it was determined that Rule 14e-5 of the US Exchange Act applied to the Takeover Offer, then in accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act, GXO or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Wincanton outside of the US, other than pursuant to the Acquisition, until the date on which the Acquisition becomes Effective, lapses or is otherwise withdrawn. Also, in such circumstances, in accordance with Rule 14e-5(b) of the US Exchange Act, BofA Securities, HSBC, Deutsche Numis and UBS will continue to act as exempt principal trader in Wincanton Shares on the London Stock Exchange. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices and would comply with applicable law, including the US Exchange Act. Any information about such purchases or arrangements to purchase shall be disclosed as required in the United Kingdom, shall be reported to a Regulatory Information Service and shall be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

Neither the SEC nor any securities commission of any state of the US nor any other US regulatory authority has approved the Acquisition, passed upon the fairness of the Acquisition or passed upon the adequacy or accuracy of this Document. Any representation to the contrary is a criminal offence in the US.

The receipt of cash pursuant to the Acquisition by a US holder of Wincanton Shares as consideration for the transfer of its Wincanton Shares pursuant to the Scheme will likely be a taxable transaction for US federal income tax purposes and may also be a taxable transaction under applicable state and local tax laws, as well as foreign and other tax laws. Each US holder of Wincanton Shares is strongly advised to consult an appropriately qualified independent professional adviser immediately regarding the tax consequences of the Scheme applicable to them, including under applicable United States state and local, as well as overseas and other, tax laws.

Each US holder is urged to consult his, her or its independent professional adviser immediately regarding the tax consequences of the Acquisition.

It may be difficult for US holders of Wincanton Shares to enforce their rights and claims arising out of US federal securities laws or the laws of any state or territory within the United States, since Wincanton is located in a non-US jurisdiction, and some or all of its officers and directors may be residents of a non-US jurisdiction, and the assets of Wincanton are located outside of the US. US holders of Wincanton Shares may not be able to effect service of process within the United States upon a non-US company or sue a non-US company or its officers or directors in a non-US court for violations of the securities laws of the United States or any State or territory within the United States. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's judgement.

3.	UK taxation of certain overseas shareholders

Non-UK holders should not be subject to United Kingdom taxation of chargeable gains in respect of the Scheme, however they may be subject to foreign taxation depending on their personal circumstances. No UK stamp duty or SDRT should generally be payable by Non-UK holders on the transfer of their Wincanton Shares under the Scheme.

References above to "Non-UK holders" are to Wincanton Shareholders who are not resident for tax purposes in the United Kingdom, have not within the past five years been resident or ordinarily resident for tax purposes in the United Kingdom and are not carrying on a trade (or profession or vocation) in the United Kingdom.

If an individual is only temporarily resident outside the United Kingdom for capital gains tax purposes as at the date of disposal, the individual could, on becoming resident for tax purposes in the United Kingdom again, be liable for United Kingdom taxation of chargeable gains in respect of disposals made while the individual was temporarily resident outside the United Kingdom for capital gains tax purposes.

Part VIII

FY24 Wincanton Profit Forecast

FY24 Wincanton Profit Forecast

On 9 November 2023 in the FY24 H1 Interim Results, Wincanton updated the market in relation to revenue and profit for the 12 months ending 31 March 2024 with reference to the market expectations immediately prior to that announcement:

Statement 1:

"The Board remains confident in the Wincanton Group's strategy and expects to deliver revenue and profit in line with market expectations for FY24."

Statement 2:

"The Wincanton Group remains on track to deliver full year profits consistent with market expectations."

On 17 January 2024 in the FY24 Q3 Trading Update, Wincanton confirmed its prior guidance in relation to FY24:

"The Board expects the Wincanton Group to report profit for the current year in line with market expectations."

Immediately prior to the announcements on 9 November 2023 and on 17 January 2024 referred to above, the analyst consensus for revenue and PBT complied on Wincanton's website for FY24 was £1,404.5 million and £50.5 million respectively.

Application of Rule 28 of the Code

The statements from Wincanton in italics above sets an expectation for revenue and PBT for FY24 (the "FY24 Wincanton Profit Forecast"), which for the purposes of Rule 28.1(c) of the Code constitutes a profit forecast.

The Wincanton Directors confirm that, as at the date of this Document, the FY24 Wincanton Profit Forecast remains valid and that it has been properly compiled on the basis of the assumptions stated below and that the basis of accounting used is consistent with Wincanton's accounting policies which are in accordance with UK-adopted International Accounting Standards and those that Wincanton applied in preparing its financial statements for the year ended 31 March 2023.

Basis of preparation and principal assumptions

The FY24 Wincanton Profit Forecast is based upon internal Wincanton forecasts.

In confirming the FY24 Wincanton Profit Forecast, the Wincanton Directors have made the following assumptions in respect of the forecast period to 31 March 2024:

Factors outside the influence or control of the Wincanton Directors:

1.	no material change in the political, economic and/or market environment that would materially affect Wincanton;

2.	there will be no material changes in market conditions over the period to 31 March 2024 in relation to either customer demand or competitive environment;

3.	no significant one-off events or litigation that would have a material impact on the operating results or financial position of Wincanton;

4.	there will be no material adverse change to Wincanton's commercial relationships;

5.	no material changes to inflation, interest or tax rates in Wincanton's principal markets compared with Wincanton's budgeted estimates;

6.	no material changes to the foreign exchange rates that will have a significant impact on Wincanton's revenue or cost base;

7.	no material adverse events which will have a significant impact on the operating results or financial position of Wincanton;

8.	no material adverse outcome from any ongoing or future disputes with any customer, competitor, regulator or tax authority; and

9.	no material change in legislation, taxation, regulatory requirements, applicable standards or the position of any regulatory bodies impacting the Wincanton Group's operations or accounting policies.

Factors within the influence or control of the Wincanton Directors:

1.	no additional significant acquisitions, disposals, developments, partnership or joint venture agreements being entered into by Wincanton which would have a materially dilutive effect on Wincanton's earnings;

2.	no material change in the dividend or capital policies of Wincanton;

3.	no material changes to the senior leadership team of Wincanton;

4.	no material change in Wincanton's strategy; and

5.	Wincanton's accounting policies will be consistently applied in the period to 31 March 2024.

Part IX

ADDITIONAL INFORMATION ON Wincanton AND GXO

1.	Responsibility

1.1	The Wincanton Directors, whose names are set out in paragraph 2.1 of this Part IX, accept responsibility for the information contained in this Document (including expressions of opinion), other than information for which responsibility is taken by the GXO Directors pursuant to paragraph 1.2 below. To the best of the knowledge and belief of the Wincanton Directors (who have taken all reasonable care to ensure that such is the case) the information contained in this Document (including any expressions of opinion) for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.2	The GXO Directors, whose names are set out in paragraph 2.2 of this Part IX, accept responsibility for the information contained in this Document (including expressions of opinion) relating to GXO, the GXO Group and its concert parties and the GXO Directors and their close relatives, related trusts and controlled companies. To the best of the knowledge and belief of the GXO Directors (who have taken all reasonable care to ensure that such is the case) the information contained in this Document (including any expressions of opinion) for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.	Directors and registered offices

2.1	The Wincanton Directors and their respective positions are:

Sir Martin Read CBE	Non-Executive Chair, Nomination Committee Chair
James Wroath	Chief Executive Officer
Tom Hinton	Chief Financial Officer
Gill Barr	Senior Independent Director
Anthony Bickerstaff	Independent Non-Executive Director, Audit Committee Chair
Mihiri Jayaweera	Independent Non-Executive Director
Debbie Lentz	Independent Non-Executive Director, Remuneration Committee Chair
John Pattullo OBE	Independent Non-Executive Director

The registered office address of Wincanton is Wincanton plc, Methuen Park, Chippenham, Wiltshire, SN14 0WT.

The Company Secretary of Wincanton is Lyn Colloff.

2.2	The GXO Directors and their respective positions are as follows:

Brad Jacobs	Chairman
Marlene Colucci	Vice Chair
Oren Shaffer	Lead Independent Director
Malcolm Wilson	Chief Executive Officer
Gena Ashe	Director
Clare Chatfield	Director
Matt Fassler	Director
Joli L. Gross	Director
Jason Papastavrou	Director

The headquarters of GXO and the business address of each of the GXO Directors is Two American Lane, Greenwich, CT 06831, USA.

As required by Rule 24.3 of the Code, as at the Latest Practicable Date, in so far as is known to GXO, the following persons have a pre-existing interest in GXO's equity share capital of 5 per cent. or more:

Names	Number of GXO Shares	Percentage of GXO Shares
Orbis Investment Management Ltd.[1]	14,992,756	12.6
The Vanguard Group, Inc.	11,145,865	9.4
BlackRock Fund Advisors	10,601,704	8.9

Except as described above, as at the date of this Document, GXO and the GXO Directors are not aware of any other person who, directly or indirectly, jointly or severally, exercises or could exercise control over GXO.

3.	Interests in WINCANTON Shares

3.1	For the purposes of this paragraph 3 and paragraph 4 of this Part IX:

3.1.1	"acting in concert" has the meaning given to it in the Code;

3.1.2	"arrangement" includes indemnity or option arrangements, and any agreement or understanding, formal or informal, of whatever nature, relating to securities which may be an inducement to deal or refrain from dealing;

3.1.3	"close relative" has the meaning given to it in the Code;

3.1.4	"dealing" has the meaning given to it in the Code;

3.1.5	"derivative" has the meaning given to it in the Code;

3.1.6	"disclosure period" means the period beginning on 19 January 2023 (being the date that is 12 months before the start of the Offer Period) and ending on the Latest Practicable Date;

3.1.7	"interest" or "interests" has the meaning given to it in the Code;

3.1.8	"relevant Wincanton securities" mean relevant securities (such term having the meaning given to it in the Code in relation to an offeree) of Wincanton, including equity share capital in Wincanton (or derivatives referenced thereto) and securities convertible into, rights to subscribe for and options (including traded options) in respect thereof;

1 This number includes the shares held by Orbis Investment Management Limited, Orbis Investment Management (U.S.), L.P. and Allan Gray Australia Pty Limited.

3.1.9	"relevant GXO securities" mean relevant securities (such term having the meaning given to it in the Code in relation to an offeror) of GXO including equity share capital in GXO (or derivatives referenced thereto) and securities convertible into, rights to subscribe for and options (including traded options) in respect thereof; and

3.1.10	"short position" means any short position (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery.

3.2	As at the Latest Practicable Date, the Wincanton Directors (and their close relatives, related trusts and connected persons) held the following interests in, or rights to subscribe in respect of, relevant Wincanton securities:

Name of Wincanton Director / family member / related trust	Number of Wincanton Shares held directly or indirectly	Percentage of Wincanton's total issued share capital
Sir Martin Read CBE	58,016	0.05
James Wroath	33,523	0.03
Deborah Lentz	10,022	0.01
John Pattullo OBE	8,000	0.01
Gillian Barr	8,000	0.01
Anthony Bickerstaff	8,000	0.01
Mihiri Jayaweera	8,000	0.01
Thomas Hinton	775	0.00

3.3	As at the Latest Practicable Date, the Wincanton Directors held the outstanding awards and options over relevant Wincanton securities under the Wincanton Share Plans set out below:

(1)	(2)	(3)	(4)	(5)	(6)
Name	Share Plan	Date of award	No. of ordinary shares of 10 pence in Wincanton under option	Exercise price per share (GBP)	Normal vesting date / exercise period
James Wroath	LTIP	02/09/2019	101,689	Nil	02/09/2022
	LTIP	30/07/2020	148,785	Nil	31/07/2023
	LTIP	30/07/2021	156,186	Nil	30/07/2024
	LTIP	15/07/2022	213,461	Nil	15/07/2025
	LTIP	31/07/2023	331,172	Nil	31/07/2026
	LTIP	15/07/2022	9,577	Nil	15/07/2024
	SIP	N/A	183	Nil	01/03/2029
Tom Hinton	LTIP	15/08/2022	113,287	Nil	15/08/2025
	LTIP	31/07/2023	208,000	Nil	31/07/2026
	SIP	N/A	183	Nil	01/03/2029
Awards and options under the LTIP ordinarily vest subject to continued employment to the normal vesting date and the achievement of performance targets (save that the award granted on 15/07/2022 over 9,577 Wincanton Shares does not have performance targets). In connection with the Acquisition, the Remuneration Committee intends to determine that outstanding but unvested LTIP awards and options will vest in full. In addition, certain vested and unvested awards and options under the LTIP and DSBP will also give rise to the payment in cash of dividend equivalents upon completion of the Acquisition.

3.4	As at the Latest Practicable Date, Equiniti Trust (Jersey) Limited as trustee of the EBT (considered to be acting in concert with Wincanton) held the following interests in, or rights to subscribe in respect of, relevant Wincanton securities:

Name	Number of Wincanton Shares held	Percentage of Wincanton's total issued share capital
Equiniti Trust (Jersey) Limited as trustee of the Wincanton plc Employee Share Trust	1,483,677	1.19

3.5	The following persons acting in concert with Wincanton have dealt in the following relevant Wincanton securities during the disclosure period:

Name	Date of dealing	Nature of transaction	Price paid / received (£)	Number of relevant Wincanton securities
Tom Hinton	3 February 2023	Purchase of partnership shares under the SIP	£3.0564	49
Tom Hinton	3 February 2023	Award of matching shares under the SIP	Nil	12
James Wroath	3 February 2023	Purchase of partnership shares under the SIP	£3.0564	49
James Wroath	3 February 2023	Award of matching shares under the SIP	Nil	12
Tom Hinton	3 March 2023	Purchase of partnership shares under the SIP	£3.0105	49
Tom Hinton	3 March 2023	Award of matching shares under the SIP	Nil	12
James Wroath	3 March 2023	Purchase of partnership shares under the SIP	£3.0105	49
James Wroath	3 March 2023	Award of matching shares under the SIP	Nil	12
EBT	8 March 2023	Transfer of shares to participant under the LTIP	Nil	6,909
EBT	8 March 2023	Transfer of shares to participant under the LTIP	Nil	7,014

Name	Date of dealing	Nature of transaction	Price paid / received (£)	Number of relevant Wincanton securities

Tom Hinton	31 March 2023	Purchase of partnership shares under the SIP	£2.1634	70
Tom Hinton	31 March 2023	Award of matching shares under the SIP	Nil	17
James Wroath	31 March 2023	Purchase of partnership shares under the SIP	£2.1634	70
James Wroath	31 March 2023	Award of matching shares under the SIP	Nil	17
Tom Hinton	28 April 2023	Purchase of partnership shares under the SIP	£2.1555	70
Tom Hinton	28 April 2023	Award of matching shares under the SIP	Nil	17
James Wroath	28 April 2023	Purchase of partnership shares under the SIP	£2.1555	70
James Wroath	28 April 2023	Award of matching shares under the SIP	Nil	17
Tom Hinton	23 June 2023	Purchase of partnership shares under the SIP	£2.5195	59
Tom Hinton	23 June 2023	Award of matching shares under the SIP	Nil	14
James Wroath	23 June 2023	Purchase of partnership shares under the SIP	£2.5195	59
James Wroath	23 June 2023	Award of matching shares under the SIP	Nil	14
Tom Hinton	21 July 2023	Purchase of partnership shares under the SIP	£2.1555	61
Tom Hinton	21 July 2023	Award of matching shares under the SIP	Nil	15
James Wroath	21 July 2023	Purchase of partnership shares under the SIP	£2.1555	61
James Wroath	21 July 2023	Award of matching shares under the SIP	Nil	15
James Wroath	31 July 2023	Vesting of award granted under the 2020 LTIP	Nil	148,785

Name	Date of dealing	Nature of transaction	Price paid / received (£)	Number of relevant Wincanton securities

James Wroath	31 July 2023	Vesting of award granted under the Long Term Incentive Plan 2014	2.425	2,407
EBT	31 July 2023	Transfer of shares to participant under the LTIP	Nil	2,407
Tom Hinton	1 August 2023	Grant of nil-cost options under the 2023 LTIP	Nil	208,000
James Wroath	1 August 2023	Grant of nil-cost options under the 2023 LTIP	Nil	331,172
EBT	2 August 2023	Transfer of shares to participant under the LTIP	Nil	3,821
EBT	2 August 2023	Transfer of shares to participant under the LTIP	Nil	6,556
EBT	2 August 2023	Transfer of shares to participant under the LTIP	Nil	28,911
EBT	4 August 2023	Transfer of shares to participant under the LTIP	Nil	2,828
EBT	7 August 2023	Transfer of shares to participant under the LTIP	Nil	881
EBT	9 August 2023	Transfer of shares to participant under the LTIP	Nil	3,339
EBT	11 August 2023	Transfer of shares to participant under the LTIP	Nil	8,413
EBT	15 August 2023	Transfer of shares to participant under the LTIP	Nil	1,171
Tom Hinton	15 August 2023	Shares purchased in respect of dividend shares under the SIP	2.421	13
James Wroath	15 August 2023	Shares purchased in respect of dividend shares under the SIP	2.421	13
Tom Hinton	18 August 2023	Purchase of partnership shares under the SIP	£2.31	65

Name	Date of dealing	Nature of transaction	Price paid / received (£)	Number of relevant Wincanton securities

Tom Hinton	18 August 2023	Award of matching shares under the SIP	Nil	16
James Wroath	18 August 2023	Purchase of partnership shares under the SIP	£2.31	65
James Wroath	18 August 2023	Award of matching shares under the SIP	Nil	16
EBT	25 August 2023	Transfer of shares to participant under the LTIP	Nil	4,578
Tom Hinton	18 September 2023	Purchase of partnership shares under the SIP	£2.4763	60
Tom Hinton	18 September 2023	Award of matching shares under the SIP	Nil	15
James Wroath	18 September 2023	Purchase of partnership shares under the SIP	£2.4763	60
James Wroath	18 September 2023	Award of matching shares under the SIP	Nil	15
Tom Hinton	13 October 2023	Purchase of partnership shares under the SIP	£2.665	56
Tom Hinton	13 October 2023	Award of matching shares under the SIP	Nil	14
James Wroath	13 October 2023	Purchase of partnership shares under the SIP	£2.665	56
James Wroath	13 October 2023	Award of matching shares under the SIP	Nil	14
Tom Hinton	10 November 2023	Purchase of partnership shares under the SIP	£2.74	55
Tom Hinton	10 November 2023	Award of matching shares under the SIP	Nil	13
James Wroath	10 November 2023	Purchase of partnership shares under the SIP	£2.74	55
James Wroath	10 November 2023	Award of matching shares under the SIP	Nil	13
EBT	15 November 2023	Transfer of shares to participant under the LTIP	Nil	3,342

Name	Date of dealing	Nature of transaction	Price paid / received (£)	Number of relevant Wincanton securities

EBT	21 November 2023	Transfer of shares to participant under the LTIP	Nil	2,846
Tom Hinton	8 December 2023	Purchase of partnership shares under the SIP	£3.015	50
Tom Hinton	8 December 2023	Award of matching shares under the SIP	Nil	12
James Wroath	8 December 2023	Purchase of partnership shares under the SIP	£3.015	50
James Wroath	8 December 2023	Award of matching shares under the SIP	Nil	12
Tom Hinton	15 December 2023	Shares purchased in respect of dividend shares under the SIP	£3.0828	11
James Wroath	15 December 2023	Shares purchased in respect of dividend shares under the SIP	£3.0828	11
EBT	3 January 2024	Transfer of shares to participant under the LTIP	Nil	2,140
Tom Hinton	5 January 2024	Purchase of partnership shares under the SIP	£3.1000	48
Tom Hinton	5 January 2024	Award of matching shares under the SIP	Nil	12
James Wroath	5 January 2024	Purchase of partnership shares under the SIP	£3.1000	48
James Wroath	5 January 2024	Award of matching shares under the SIP	Nil	12
Tom Hinton	2 February 2024	Purchase of partnership shares under the SIP	£4.3287	35
Tom Hinton	2 February 2024	Award of matching shares under the SIP	Nil	8
James Wroath	2 February 2024	Purchase of partnership shares under the SIP	£4.3287	35
James Wroath	2 February 2024	Award of matching shares under the SIP	Nil	8

Name	Date of dealing	Nature of transaction	Price paid / received (£)	Number of relevant Wincanton securities
Tom Hinton	1 March 2024	Purchase of partnership shares under the SIP	£6.2350	24
Tom Hinton	1 March 2024	Award of matching shares under the SIP	Nil	6
James Wroath	1 March 2024	Purchase of partnership shares under the SIP	£6.2350	24
James Wroath	1 March 2024	Award of matching shares under the SIP	Nil	6

3.6	As at the Latest Practicable Date, the GXO Directors (and their close relatives, related trusts and connected persons) and persons acting in concert with GXO held the following interests in, or rights to subscribe in respect of, relevant Wincanton securities:

3.6.1	GXO Directors

Name of GXO Director / family member / related trust	Number of Wincanton Shares held	Percentage of Wincanton's total issued share capital
Malcolm Wilson	209	0.0%

3.6.2	Persons acting in concert with GXO

Name of person acting in concert with GXO	Number of Wincanton Shares held	Percentage of Wincanton's total issued share capital
Gavin Williams	43,871	0.0%

3.7	During the disclosure period, the following dealings in Wincanton Shares by the GXO Directors (and their close relatives, related trusts and connected persons) and persons acting in concert with GXO have taken place:

3.7.1	GXO Directors

Name of Director	Dates	Nature of dealings	Number of Wincanton Shares	Price (pence)
Malcolm Wilson	24 July 2023	Disposal	50	380

3.7.2	Persons acting in concert with GXO

Name of person acting in concert with GXO	Date(s)	Nature of dealings	Number of Wincanton Shares	Price (pence)
Gavin Williams	12 April 2023	Acquisition	10,000	213

4.	Interests and Dealings – General

4.1	Save as disclosed in paragraph 3 (Interests in Wincanton Shares) above and paragraph 5 (Irrevocable Undertakings) below, as at the Latest Practicable Date:

4.1.1	no member of the GXO Group had any interest in, right to subscribe in respect of, or any short position in relation to, any relevant Wincanton securities, nor has any member of the GXO Group dealt in any relevant Wincanton securities during the disclosure period;

4.1.2	none of the GXO Directors had any interest in, right to subscribe in respect of, or any short position in relation to, any relevant Wincanton securities, nor has any such person dealt in any relevant Wincanton securities or during the disclosure period;

4.1.3	no person deemed to be acting in concert with GXO had any interest in, right to subscribe in respect of, or any short position in relation to, any relevant Wincanton securities, nor has any such person dealt in any relevant Wincanton securities during the disclosure period;

4.1.4	no person who has an arrangement with GXO or any person acting in concert with GXO had any interest in, right to subscribe in respect of, or any short position in relation to, any relevant Wincanton securities, nor has any such person dealt in any relevant Wincanton securities during the disclosure period;

4.1.5	neither GXO, nor any person acting in concert with GXO, has borrowed or lent any relevant Wincanton securities (including for these purposes any financial or collateral arrangements of a kind referred to in Note 4 on Rule 4.6 of the Code) save for any borrowed shares which have been either on-lent or sold;

4.1.6	no member of the Wincanton Group had any interest in, right to subscribe in respect of, or any short position in relation to, any relevant Wincanton securities or relevant GXO securities, nor has any such person dealt in any relevant Wincanton securities or relevant GXO securities during the Offer Period;

4.1.7	none of the Wincanton Directors had any interest in, right to subscribe in respect of, or any short position in relation to, any relevant Wincanton securities or relevant GXO securities, nor has any such person dealt in any relevant Wincanton securities or relevant GXO securities during the Offer Period;

4.1.8	no person deemed to be acting in concert with Wincanton had any interest in, right to subscribe in respect of, or any short position in relation to, any relevant Wincanton securities, nor has any such person dealt in any relevant Wincanton securities during the Offer Period;

4.1.9	no person who has an arrangement with Wincanton or any person acting in concert with Wincanton had any interest in, right to subscribe in respect of, or any short position in relation to, any relevant Wincanton securities, nor has any such person dealt in any relevant Wincanton securities during the Offer Period; and

4.1.10	neither Wincanton, nor any person acting in concert with Wincanton has borrowed or lent any relevant Wincanton securities, save for any borrowed shares which have been either on-lent or sold.

4.2	Save as disclosed herein, no persons have given any irrevocable or other commitment to vote in favour of the Scheme or the Special Resolution to be proposed at the General Meeting.

4.3	Save as disclosed herein, none of: (i) GXO or any person acting in concert with GXO; or (ii) Wincanton or any person acting in concert with Wincanton, has, in either case, any dealing arrangement of the kind referred to in Note 11 of the definition of acting in concert in the Code.

4.4	Save as disclosed herein, no agreement, arrangement or understanding (including any compensation arrangement) exists between GXO or any person acting in concert with it and any of the Wincanton Directors or the recent directors, shareholders or recent shareholders of Wincanton, or any person interested or recently interested in Wincanton Shares, having any connection with or dependence upon, or which is conditional upon, the Acquisition.

4.5	There is no agreement, arrangement or understanding whereby the beneficial ownership of any Wincanton Shares to be acquired by GXO pursuant to the Scheme will be transferred to any other person, however GXO reserves the right to transfer any such shares to any member of the Wider GXO Group.

4.6	No relevant Wincanton securities have been redeemed or purchased by Wincanton during the disclosure period.

5.	Irrevocable undertakings

5.1	The following holders or controllers of Wincanton Shares have given irrevocable undertakings to vote in favour of the Scheme at the Scheme Meeting and the Special Resolution to be proposed at the General Meeting:

Name of Wincanton Shareholder giving irrevocable undertaking	Number of Wincanton Shares in respect of which undertaking is given	Percentage of Wincanton issued share capital
Aberforth Partners LLP (acting in its capacity as a discretionary fund manager for clients)	15,287,211	12.3
Threadneedle Asset Management Limited	19,329,028	15.5
Wellcome Trust Limited (as trustee of the Wellcome Trust)	4,835,896	3.9
Polar Capital Funds plc (on behalf of the Polar Capital Funds plc - UK Value Opportunities Fund)	2,943,556	2.4
TOTAL	42,395,691	34.0

Aberforth Partners LLP

The obligations of Aberforth Partners LLP ("Aberforth") under its irrevocable undertaking shall cease to be binding:

(i) if the posting of the Scheme Document does not occur within 28 days of the Announcement Date; (ii) if GXO announces that it does not intend to make or proceed with the Acquisition, and no new, revised or replacement Offer or Scheme is announced in accordance with Rule 2.7 of the Code; (iii) if the Scheme lapses or is withdrawn and no new, revised or replacement Scheme or Offer has been announced in accordance with Rule 2.7 of the Code; (iv) on the date on which any person other than GXO or a subsidiary of GXO or any person acting in concert with GXO announces a competing offer for the entire issued and to be issued share capital of Wincanton where the value of the consideration represents, in Aberforth’s opinion, a value at any time of more than 695 pence per Wincanton Share (for the purposes of this paragraph only, a "Higher Competing Offer") and at any time following such announcement Aberforth notifies GXO of such opinion or otherwise makes an announcement or notification that it no longer intends to vote in favour of the Scheme pursuant to the terms of their irrevocable undertaking pursuant to Rule 2.10(c) of the Code. In determining the value of any Higher Competing Offer, Aberforth shall be entitled to take into account such matters, circumstances and factors as they consider, in its sole discretion, appropriate (including, without limitation, any conditions to, or risks associated with the completion or implementation of, such offers and where such offers includes any non-cash consideration, factors other than the then market value, if any, of such consideration); (v) in respect of any Wincanton Shares which are sold, transferred or otherwise disposed of (regardless of the identity of the acquirer) at a price of more than 695 pence per Wincanton Share and in relation to any sale of Aberforth's Wincanton Shares by Aberforth to GXO (or anyone acting on its behalf) at any price per Wincanton Share below 695 pence; (vi) if the Acquisition is implemented by way of a Scheme, on the closing of the last to occur of (a) the Wincanton General Meeting and (b) the Scheme Meeting; (vii) in respect of Aberforth Split Level Income Trust plc, with effect from 31 May 2024 due to its planned winding up; (viii) to the extent any Wincanton Shares held by it are the subject of a distribution to an investor in Aberforth UK Small Companies Fund by means of a redemption in specie; (ix) in respect of any Wincanton Shares that have been lent to a third party and which Aberforth is unable to recall, provided it has used its reasonably endeavours to procure the recall of such Wincanton Shares; or (x) in respect of any Wincanton Shares that Aberforth is entitled or instructed to sell following the amendment or termination of any authority under which Aberforth manages such Wincanton Shares.

Threadneedle Asset Management Limited

The obligations of Threadneedle Asset Management Limited ("Threadneedle") under its irrevocable undertaking shall cease to be binding:

(i) if GXO announces that it does not intend to make or proceed with the Acquisition and no new, revised or replacement Offer or Scheme is announced in accordance with Rule 2.7 of the Code; (ii) if the Scheme lapses or is withdrawn and no new, revised or replacement Scheme or Offer has been announced in accordance with Rule 2.7 of the Code; (iii) on the date on which any person other than GXO or a subsidiary of GXO or any person acting in concert with GXO announces a competing offer for the entire issued and to be issued share capital of Wincanton where the value of the consideration is more than 695 pence as at the date on which such firm intention to make an offer is announced; (iv) in respect of any Wincanton Shares that Threadneedle is entitled or instructed to sell following the amendment or termination of any authority under which Threadneedle manages such Wincanton Shares; or (v) in respect of any Wincanton Shares that Threadneedle acquires and/or sells which derive from aligning the portfolios Threadneedle manages as investment manager following redemptions and/or subscriptions in those portfolios.

Wellcome Trust Limited

The obligations of Wellcome Trust Limited ("Wellcome") under its irrevocable undertaking shall cease to be binding:

(i) if GXO announces that it does not intend to make or proceed with the Acquisition, and no new, revised or replacement Offer or Scheme is announced in accordance with Rule 2.7 of the Code; (ii) if the Scheme lapses or is withdrawn and no new, revised or replacement Scheme or Offer has been announced in accordance with Rule 2.7 of the Code; (iii) on the date on which any person other than GXO or a subsidiary of GXO or any person acting in concert with GXO announces a Higher Competing Offer and at any time following such announcement Wellcome Trust notifies GXO of such opinion or otherwise makes an announcement or notification that it no longer intends to vote in favour of the Scheme pursuant to the terms of their irrevocable undertaking pursuant to Rule 2.10(c) of the Code. In determining the value of any Higher Competing Offer, Wellcome Trust shall be entitled to take into account such matters, circumstances and factors as they consider, in its sole discretion, appropriate (including, without limitation, any conditions to,or risks associated with the completion or implementation of, such offers and where such offers includes any non-cash consideration, factors other than the then market value, if any, of such consideration); (iv) in respect of any Wincanton Shares which are sold, transferred or otherwise disposed of (regardless of the identity of the acquirer) at a price or more than 695 pence per Wincanton Share and in relation to any sale of Wellcome Trust's Wincanton Shares by Wellcome Trust to GXO (or anyone acting on its behalf) at any price per Wincanton Share below 695 pence; (v) if the Acquisition is implemented by way of a Scheme, on the closing of the last to occur of (a) the Wincanton General Meeting and (b) the Scheme Meeting; and (vi)any competing offer or scheme of arrangement for Wincanton is declared unconditional in all respects or otherwise becomes effective.

Polar Capital Funds plc

The obligations of Polar Capital Funds plc ("Polar Capital") under its irrevocable undertaking shall cease to be binding:

(i) if the Rule 2.7 Announcement includes a long-stop date pursuant to Rule 12.1 of the Takeover Code that is later than 29 September 2024 or such later date as it may agree with GXO in writing; (ii) if GXO announces that it does not intend to make or proceed with the Acquisition and no new, revised or replacement Offer or Scheme is announced in accordance with Rule 2.7 of the Code; (iii) if the Scheme lapses or is withdrawn and no new, revised or replacement Scheme or Offer has been announced in accordance with Rule 2.7 of the Code; (iv) on the date on which any person other than GXO or a subsidiary of GXO or any person acting in concert with GXO announces a competing offer for the entire issued and to be issued share capital of Wincanton where the value of the consideration is more than 695 pence per Wincanton Share as at the date on which such firm intention to make an offer is announced; and (v) in respect of Wincanton Shares sold by Polar Capital to the extent that they are sold to meet redemption requests by investors, to comply with applicable regulations or to the extent that the sale is reasonably necessary to protect the best interests of Polar Capital's investors.

Copies of the irrevocable undertakings are available on Wincanton's website at https://www.wincanton.co.uk/investors/ and GXO’s website at https://gxo.com/information-regarding-cash-offer-for-wincantonplc and will remain on display until the end of the Offer Period.

5.2	The Wincanton Directors gave irrevocable undertakings in respect of the Original CMA CGM Offer which cease to be binding in limited circumstances, none of which have occurred as at the Latest Practicable Date. Accordingly, the Wincanton Directors interested in Wincanton Shares are currently prohibited from giving irrevocable undertakings in respect of the Acquisition.

6.	Directors' service agreements and letters of appointment

6.1	Wincanton Executive Directors

The Wincanton Executive Directors have entered into service agreements with Wincanton as summarised below:

James Wroath, Chief Executive Officer and member of the Nomination Committee of Wincanton

(i)	James Wroath is employed under a service agreement dated 8 May 2019 and was appointed to the Wincanton Board on 2 September 2019.

(ii)	The agreement is terminable by Wincanton or Mr Wroath on not less than 12 months' written notice, and Mr Wroath's appointment as CEO is subject to annual re-election by Wincanton's shareholders. Wincanton may terminate the agreement without notice or payment in lieu of notice in writing in specified circumstances, including in the event of Mr Wroath's gross misconduct or gross negligence, in which case he will not be entitled to any payment other than amounts accrued but unpaid as at termination. In addition, Wincanton may terminate the agreement with immediate effect by giving Mr Wroath written notice and paying him a termination payment equivalent to up to 12 months' base salary in lieu of notice, which may be paid as a lump sum or in equal monthly instalments at Wincanton's discretion and subject to mitigation.

(iii)	At any time after notice is given by either party to terminate employment or after Mr Wroath has purported to terminate his employment in breach of contract, Wincanton may place Mr Wroath on garden leave for all or part of his notice. During such period of garden leave, Wincanton would continue to pay Mr Wroath his basic salary and benefits.

(iv)	The agreement contains a confidentiality undertaking and customary post-termination restrictive covenants, which are binding on Mr Wroath for a period of up to 12 months from the date of termination of his service agreement (less any period of garden leave). During the period of restriction, Mr Wroath is restricted from: (i) being employed, engaged or interested in any business that competes with Wincanton or being employed in a role which is likely to result in the disclosure or use of Wincanton's confidential information, (ii) soliciting or dealing with certain of Wincanton's customers and prospective customers, (iii) offering employment or engagement to certain of Wincanton's senior employees, and (iv) interfering with Wincanton's supplier arrangements, including by soliciting suppliers. Mr Wroath is also subject to a restriction preventing him from joining a business which two or more Wincanton employees have joined, with such restriction applying for six months after the last of those employees has left Wincanton.

(v)	Mr Wroath is entitled to a base salary of £425,000 per annum, which was increased to £536,500 in 2023. This is subject to an upward only review by the Remuneration Committee (without a commitment to increase) on an annual basis. Mr Wroath received a 4 per cent. increase in base salary in 2023. In addition to his base salary, Mr Wroath is eligible to participate in bonus and incentive schemes at the Remuneration Committee's discretion.

(vi)	Mr Wroath is also eligible to participate in the Wincanton Share Plans, pursuant to which he holds awards and options over relevant Wincanton securities as detailed in paragraph 3.3 of this Part IX (Additional Information on Wincanton and GXO).

(vii)	In respect of pensions and insurance benefits, the agreement states that Mr Wroath is entitled to a sum equivalent to 3 per cent. of his base annual salary to be paid into Wincanton's group personal pension scheme. In the event a contribution cannot be paid into the plan, the amount would be paid as a cash supplement directly to Mr Wroath.

(viii)	Mr Wroath is also provided with either a car allowance of £25,000 per annum or company car, reimbursement of reasonable expenses incurred in the performance of his duties, private medical insurance for himself and dependents up to the age of 23, travel insurance, life assurance (of three times basic salary), an annual health screening and up to 25 days of holiday per holiday year (plus public holidays). Mr Wroath is also entitled to Directors' and Officers' liability insurance cover during his appointment and for six years following termination.

Tom Hinton, Chief Financial Officer of Wincanton

(i)	Tom Hinton is employed under a service agreement dated 27 July 2022 and was appointed to the Wincanton Board on 15 August 2022.

(ii)	The agreement is terminable by Wincanton or Mr Hinton on not less than 12 months' written notice. Wincanton may terminate the agreement without notice or payment in lieu of notice in writing in specified circumstances, including in the event of Mr Hinton's gross misconduct, in which case he will not be entitled to any payment other than amounts accrued but unpaid as at termination. In addition, Wincanton may terminate the agreement with immediate effect by giving Mr Hinton written notice and paying him a termination payment equivalent to up to 12 months' base salary, pension and benefits in lieu of notice, which may be paid as a lump sum or in equal monthly instalments at Wincanton's discretion and subject to mitigation.

(iii)	At any time after notice is given by either party to terminate employment, Wincanton may place Mr Hinton on garden leave for all or part of his notice period. During such period of garden leave, Wincanton would continue to pay Mr Hinton his basic salary, pension and benefits.

(iv)	The agreement contains a confidentiality undertaking and customary non-competition and non-solicitation post-termination restrictive covenants, which are binding on Mr Hinton for the following respective periods of time (less any garden leave) following the date of termination of his service agreement: (i) not competing with Wincanton for up to six months, (ii) not soliciting or dealing with certain of customers or prospective customers for up to 12 months, (iii) not interfering with Wincanton's supplier arrangements, including by soliciting suppliers for a period of 12 months, and (iv) not offering employment or engagement to certain of Wincanton's senior or executive employees for a period of 12 months.

(v)	Mr Hinton is entitled to a base salary of £360,000 per annum, which was increased to £374,400 in 2023. This is subject to an upward only review by the Remuneration Committee (without a commitment to increase). In addition to his base salary, Mr Hinton is eligible to participate in bonus and incentive schemes at the Remuneration Committee's discretion.

(vi)	Mr Hinton is also eligible to participate in the Wincanton Share Plans, pursuant to which he holds awards and options over relevant Wincanton securities as detailed in paragraph 3.3 of this Part IX (Additional Information on Wincanton and GXO).

(vii)	In respect of pensions and insurance benefits, the agreement states that Mr Hinton is entitled to a sum equivalent to 4 per cent. of his base annual salary to be paid into Wincanton's group personal pension scheme.

(viii)	Mr Hinton is also provided with either a car allowance of £15,600 per annum or company car, reimbursement of reasonable expenses incurred in the performance of his duties, private medical insurance, up to 25 days of holiday per holiday year (plus public holidays) and payment of his full base salary for up to 13 weeks of absence due to illness or other incapacity in every 12-month period of employment. Mr Hinton is also entitled to Directors' and Officers' liability insurance cover during his employment.

6.2	Wincanton Non-Executive Directors

The Wincanton Non-Executive Directors are appointed by letters of appointment, details of which are set out below.

The appointment of each Wincanton Non-Executive Director is subject to their continued satisfactory performance and annual re-election by the Wincanton Shareholders in accordance with the UK Corporate Governance Code 2018.

Each Wincanton Non-Executive Director, with the exception of John Pattullo OBE who was appointed as a Wincanton Director on 1 November 2023, was re-appointed by Wincanton Shareholders at the Company's annual general meeting held on 12 July 2023.

Particulars of the terms of appointment are as follows:

Name of Wincanton Non-Executive Director	Date of initial appointment	Date of most recent appointment letter	Notice period for Wincanton	Notice period for Wincanton Non- Executive Director
Sir Martin Read CBE	01/08/2018	12/07/2021	Three months	Three months
Gill Barr	15/09/2017	12/09/2023	Three months	Three months
Anthony Bickerstaff	01/09/2020	01/09/2023	Three months	Three months
Mihiri Jayaweera	07/04/2020	23/03/2023	Three months	Three months
Debbie Lentz	01/06/2019	01/06/2022	Three months	Three months
John Pattullo OBE	01/11/2023	14/07/2023	Three months	Three months

Sir Martin Read CBE, Wincanton Non-Executive Director, Chair of the Wincanton Board, Chair of the Nomination Committee and member of the Remuneration Committee

(i)	The effective date of Sir Martin Read CBE's appointment as non-executive Chair is 1 August 2018. Sir Martin's letter of appointment was renewed on 12 July 2021.

(ii)	Under the letter of appointment, Sir Martin was appointed to a term of three years, subject to annual re-election by Wincanton Shareholders.

(iii)	With effect from 1 July 2023, Sir Martin is entitled to a fee of £209,614 per annum, which is subject to periodic review by the Wincanton Board.

(iv)	In addition to his annual fee, Sir Martin is entitled to reimbursement of reasonable expenses, including towards the remuneration of his personal assistant to an amount of up to £18,250 per annum. Sir Martin is covered by Wincanton's directors' and officers' liability insurance during his appointment.

(v)	Sir Martin is subject to a six month post-termination non-compete restriction.

Gill Barr, Wincanton Non-Executive Director, Senior Independent Director and member of the Remuneration Committee and Nomination Committee

(i)	The effective date of Gill Barr's appointment as a non-executive Wincanton Director is 15 September 2017.

(ii)	Under the letter of appointment, Ms Barr was appointed to a term of three years, subject to annual re-election by Wincanton Shareholders. Ms Barr's letter of appointment was last renewed on 12 September 2023, replacing a previous letter of appointment dated 3 September 2020 on substantially the same terms.

(iii)	Ms Barr is entitled to a fee of £52,955 per annum, which is subject to periodic review by the Wincanton Board. In addition, as Senior Independent Director, Ms Barr is entitled to an additional fee of £11,032 per annum.

(iv)	In addition to her annual fee, Ms Barr is entitled to reimbursement of reasonable expenses. Ms Barr is covered by Wincanton's directors' and officers' liability insurance during her appointment.

(v)	Ms Barr is subject to a six month post-termination non-compete restriction.

Anthony Bickerstaff, Wincanton Non-Executive Director, Chair of the Audit Committee and member of the Nomination Committee

(i)	The effective date of Anthony Bickerstaff's appointment as a non-executive Wincanton Director is 1 September 2020.

(ii)	Under the letter of appointment, Mr Bickerstaff was appointed to a term of three years, subject to annual re-election by Wincanton Shareholders. Mr Bickerstaff's letter of appointment was renewed on 1 September 2023, replacing a previous letter of appointment dated 29 July 2020 on substantially the same terms.

(iii)	Mr Bickerstaff is entitled to a fee of £52,955 per annum, which is subject to periodic review by the Wincanton Board. In addition, as Chair of the Audit Committee, Mr Bickerstaff is entitled to an additional fee of £11,032 per annum.

(iv)	In addition to his annual fee, Mr Bickerstaff is entitled to reimbursement of reasonable expenses. Mr Bickerstaff is covered by Wincanton's directors' and officers' liability insurance during his appointment.

(v)	Mr Bickerstaff is subject to a six month post-termination non-compete restriction.

Mihiri Jayaweera, Wincanton Non-Executive Director, member of the Nomination Committee and Audit Committee

(i)	The effective date of Mihiri Jayaweera's appointment as a non-executive Wincanton Director is 7 April 2020.

(ii)	Under the letter of appointment, Ms Jayaweera was appointed to a term of three years, subject to annual re-election by Wincanton Shareholders. Ms Jayaweera's letter of appointment was renewed on 23 March 2023.

(iii)	Ms Jayaweera is entitled to a fee of £52,955 per annum, which is subject to periodic review by the Wincanton Board.

(iv)	In addition to her annual fee, Ms Jayaweera is entitled to reimbursement of reasonable expenses. Ms Jayaweera is covered by Wincanton's directors' and officers' liability insurance during her appointment.

(v)	Ms Jayaweera is subject to a six month post-termination non-compete restriction.

Debbie Lentz, Wincanton Non-Executive Director, Chair of the Remuneration Committee and member of the Nomination Committee

(i)	The effective date of Debbie Lentz's appointment as a non-executive Wincanton Director is 1 June 2019.

(ii)	Under the letter of appointment, Ms Lentz was appointed to an initial term of three years, subject to annual re-election by Wincanton Shareholders. Ms Lentz's letter of appointment was renewed on 1 June 2022.

(iii)	Ms Lentz is entitled to a fee of £52,955 per annum, subject to a review by the Remuneration Committee. In addition, as Chair of the Remuneration Committee, Ms Lentz is entitled to an additional fee of £11,032 per annum.

(iv)	In addition to her annual fee, Ms Lentz is entitled to reimbursement of reasonable expenses. Ms Lentz is covered by Wincanton's directors' and officers' liability insurance during her appointment.

(v)	Ms Lentz is subject to a six month post-termination non-compete restriction.

John Pattullo OBE, Wincanton Non-Executive Director, member of the Nomination Committee and Audit Committee

(i)	The effective date of John Pattullo OBE's appointment as a non-executive Wincanton Director is 1 November 2023.

(ii)	Under the letter of appointment, Mr Pattullo was appointed to a term of three years, subject to annual re-election by Wincanton Shareholders.

(iii)	Mr Pattullo is entitled to a fee of £52,995 per annum, which is subject to periodic review by the Wincanton Board. In addition, as Employee Engagement Director, Mr Pattullo is entitled to an additional fee of £5,516 per annum.

(iv)	In addition to his annual fee, Mr Pattullo is entitled to reimbursement of reasonable expenses. Mr Pattullo is covered by Wincanton's directors' and officers' liability insurance during his appointment.

(v)	Mr Pattullo is subject to a six month post-termination non-compete restriction.

Other arrangements

6.3	Both Mr Wroath and Mr Hinton will be eligible to receive the benefit of outplacement services from a third party provider appointed by Wincanton.

6.4	Save as disclosed above, there are no service agreements or letters of appointment, between any Wincanton Director, or proposed director of the Company, and the Company or any of its subsidiaries. Save as disclosed above, no such contract or letter of appointment has been entered into or amended within the six months preceding the date of this Document.

6.5	Save as set out in paragraph 9 of Part II (Explanatory Statement) of this Document, the effect of the Scheme on the interests of the Wincanton Directors does not differ from its effect on the interests of any other holder of Scheme Shares.

7.	Market quotations

7.1	The following table shows the Closing Price for Wincanton Shares as derived from the Official List for the first Business Day of each of the six months before the date of this Document, for 18 January 2024 (being the last Business Day before the commencement of the Offer Period) and for the Latest Practicable Date:

Date	Wincanton Share price (p)
2 October 2023	276.5
1 November 2023	262.5
1 December 2023	295.5
2 January 2024	315.0
18 January 2024	297.0
1 February 2024	432.5
1 March 2024	630.0
Latest Practicable Date	596.0

8.	Material contracts

8.1	Wincanton material contracts

Save as disclosed below, no member of the Wincanton Group has, during the period beginning on 19 January 2022 (being two years prior to the commencement of the Offer Period) and ended on the Latest Practicable Date, entered into any material contract otherwise than in the ordinary course of business.

The following contracts, not being contracts entered into in the ordinary course of business, and which are or may be material, have been entered into by members of the Wincanton Group in the period beginning on 19 January 2022 (being two years prior to the commencement of the Offer Period) and ended on the Latest Practicable Date.

Deed of Amendment and Restatement of Revolving Credit Facility

On 24 March 2022, Wincanton, entered into a deed of amendment and restatement (the "RCF Amendment and Restatement Deed") in relation to a multi-currency revolving credit facility agreement originally dated 18 June 2014, as amended and restated on or about 14 October 2016 and 13 December 2018 and as further amended on 4 May 2020 and as further amended and restated and 14 October 2021, between: (i) Wincanton, (ii) the companies referred to therein as Original Borrowers; (iii) the companies referred to therein as Original Guarantors; (iv) financial institutions referred to therein as the Original Lenders; and (v) Banco Santander, S.A., London Branch as agent (the "RCF Agreement").

The total commitments under the RCF Agreement as amended pursuant to the RCF Amendment and Restatement Deed (the "Amended RCF Agreement") are £175,000,000. The original termination date under the Amended RCF Agreement is 24 March 2026, subject to an option for Wincanton to request the extension of the termination by one year.

Each borrower must apply all amounts borrowed under the Amended RCF Agreement towards refinancing existing borrowings of the Wincanton Group and (ii) the general corporate and working capital purposes of the Wincanton Group.

The borrowers under the Amended RCF Agreement are Wincanton and Wincanton Holdings Limited. The guarantors under the Amended RCF Agreement are Wincanton Holdings Limited, Wincanton UK Limited and Wincanton.

Prepayment

A Borrower, if it gives appropriate notice to Santander acting as the agent, may voluntarily prepay the whole or part of any loan, but if in part, it must be an amount that reduces the amount of the loan by a minimum of £3,000,000 or the equivalent in other currencies. A Borrower may not voluntarily prepay compounded rate loans more than four times in any given 12-month period.

If any person or group of persons acting in concert gains control of Wincanton, each lender under the Amended RCF Agreement has the right to request, on not less than 5 business days' notice, the immediate repayment of all amounts outstanding to that lender and the cancellation of its commitments.

Representations, Warranties, Undertakings and Events of Default

The Amended RCF Agreement contains customary representations and warranties given by the borrowers and guarantors (the "Obligors"). The Obligors also give customary undertakings in respect of themselves and the Wincanton Group, including in respect of the provision of information to Santander. The Amended RCF Agreement provides for customary events of default.

Deed of Amendment and Restatement of Undertakings Deed in relation to the Pension Scheme

On 19 September 2023, Wincanton entered into a deed of amendment and restatement (the "Undertakings Amendment and Restatement Deed") in relation to an Undertakings Deed dated 22 April 2015, as amended and restated on 10 September 2018, between: (i) Wincanton, (ii) Wincanton Holdings Limited; and (iii) Wincanton Pension Scheme Trustees Limited as the trustee of the Pension Scheme (the "Trustee") (the "Undertakings Deed").

The Undertakings Deed as amended pursuant to the Undertakings Amendment and Restatement Deed (the "Amended Undertakings Deed") contains undertakings given by Wincanton in favour of the Trustee. Pursuant to these undertakings Wincanton commits that: (i) the gross assets of Wincanton and Wincanton Holdings Limited (and any other group entity that accedes to the Amended Undertakings Deed from time to time) shall be greater than or equal to 75% of the consolidated group assets of the Wincanton Group, and that the earnings before interest and tax of those same entities shall be greater than or equal to 75% of the consolidated EBIT of the Wincanton Group; (ii) if Wincanton or any other member of the Wincanton Group makes a disposal outside of the Wincanton Group (otherwise than in the normal course of business) at a time when there is a scheme funding deficit in the Pension Scheme, a payment shall be made to the Pension Scheme equal to the lower of the net disposal proceeds and the amount of the funding deficit (and if disposals in any one financial year exceed £40,000,000 in any one financial year, the Trustee and Wincanton shall agree if other mitigation is required); and (iii) Wincanton shall not enter into security or other preferential arrangements without Trustee agreement otherwise than in customary circumstances.

The Amended Undertakings Deed also contains a leverage test. In the event that leverage of the Wincanton Group exceeds particular levels agreed with the Trustee, Wincanton shall be obliged to pay mitigation to the Pension Scheme or to provide a contingent funding instrument to the Trustee. If leverage exceeds 2x the total mitigation payable would be £15,000,000. If leverage increases beyond this and up to 3.5x, the total mitigation payable could be up to £27,000,000.

Wincanton has also given information undertakings in favour of the Trustee.

Confidentiality Agreement

See paragraph 12 of Part II (Explanatory Statement) of this Document for further details on the Confidentiality Agreement.

Acquisition of Invar – SPA

On 7 March 2024, an indirect wholly-owned subsidiary of Wincanton, Wincanton Techco Limited ("Techco") (as the buyer) entered into a share purchase agreement with, among others, certain individual sellers (the "Sellers") for the sale of Invar Group Limited ("Invar") and each of its subsidiaries (the "Invar Group") (the "Invar SPA").

Under the terms of the Invar SPA, Techco acquired the entire issued share capital of Invar for an initial cash consideration amount, which was payable on completion, subject to customary adjustments for cash, debt, working capital, the warranty and indemnity insurance premium and tax and social security contributions liabilities in relation to the exercise of certain share options held by the Sellers pre-completion. In addition, the Sellers may be entitled to earn-out payments within the next three years, depending on the earnings of the Invar Group over such period, subject to certain adjustments. Total consideration is less than 5% on each percentage ratio resulting from applying the class test calculations under Chapter 10 of the Listing Rules.

The Sellers gave Techco customary warranties and indemnities in respect of Invar and, relatedly, Techco obtained a warranty and indemnity insurance policy. The Sellers also gave certain non-compete and non-solicitation undertakings to Techco.

Wincanton Holdings Limited, as the holding company of Techco, gave a guarantee in respect of Techco's payment obligations under the Invar SPA to the Sellers.

The Invar SPA is governed in accordance with the laws of England and Wales. Any disputes thereunder are subject to the exclusive jurisdiction of the courts of England and Wales.

8.2	GXO Group material contracts

Save as disclosed below, no member of the GXO Group has, during the period beginning on 19 January 2022 (being two years prior to the commencement of the Offer Period) and ended on the Latest Practicable Date, entered into any material contract otherwise than in the ordinary course of business.

The following contracts, not being contracts entered into in the ordinary course of business, have been entered into by GXO or are otherwise material to, members of the GXO Group in the period beginning on 19 January 2022 (being two years prior to the commencement of the Offer Period) and ended on the Latest Practicable Date.

Confidentiality Agreement

See paragraph 12 of Part II (Explanatory Statement) of this Document for further details on the Confidentiality Agreement.

Bridge Facility Agreement

See paragraph 10 of Part IX (Additional Information on Wincanton and GXO) of this Document for further details on the Bridge Facility Agreement.

8.3	Offer-related arrangements

Confidentiality Agreement

See paragraph 12 of Part II (Explanatory Statement) of this Document for further details on the Confidentiality Agreement.

9.	Offer-related fees and expenses

9.1	Fees and Expenses of GXO

The aggregate fees and expenses expected to be incurred by GXO in connection with the Acquisition (excluding any applicable VAT and other taxes) are expected to be approximately:

Category	Amount(3)
Financing arrangements	£12,500,000
Financial and corporate broking advice(1)	£8,000,000
Legal advice(2)	£8,800,000
Accounting advice	£800,000
Public relations advice(4)	£1,100,000
Other professional services(2)	£1,200,000 – 1,500,000
Other costs and expenses	£400,000
Total	£32,800,000 – 33,100,000

Notes:

(1) A proportion of such fees are success-based and payable depending on the outcome of the Acquisition.

(2) The fees for these services are uncapped and the final level of fees will be calculated by reference to the time costs incurred, taking account of the outcome of the transaction (including the regulatory approval process). The amount(s) included here reflect the time costs incurred up to the Latest Practicable Date and an estimate of the further time required, based on a mid-case set of assumptions around the regulatory approval process.

(3) Certain of the fees and expenses are converted from: USD to GBP at an exchange rate of 1.2791 USD to 1 GBP; and from EUR to GBP at an exchange rate of 1.1698 EUR to 1 GBP, in each case as converted for the purposes of this disclosure using the Bloomberg spot exchange rates as at 12.00 p.m. on the Latest Practicable Date. The actual amount of the fees and expenses incurred on a sterling basis may vary depending on foreign exchange movements during the course of the Offer Period.

(4) The final fees and expenses will depend on whether contingent fees are paid. These contingent fees are reflected in the amount provided for above.

In addition, stamp duty of 0.5 per cent. on the purchase price of the Wincanton Shares acquired pursuant to the Acquisition will be payable by GXO.

9.2	Wincanton Fees and Expenses

The aggregate fees and expenses expected to be incurred by Wincanton in connection with the Acquisition (excluding any applicable VAT and other taxes) are expected to be approximately:

Category	Amount
Financial and corporate broking advice(1)	£11,960,000
Legal advice(2)	£1,570,000
Accounting advice	£100,000
Public relations advice(1)	£250,000
Other professional services	N/A
Other costs and expenses	£800,000
Total	£14,680,000

Notes:

(1) A proportion of such fees are success-based and payable depending on the outcome of the Acquisition.

(2) Certain of these services are provided by reference to hourly or daily rates. The amount included in the table reflects the time incurred up to the Latest Practicable Date and an estimate of further time to be incurred.

10.	Financing arrangements relating to GXO

The cash consideration payable by GXO to Wincanton Shareholders under the terms of the Acquisition is expected to be funded through third party debt incurred by GXO. Such third-party debt is to currently be provided under the Bridge Facility.

On 29 February 2024, GXO (as borrower) entered into the Bridge Facility Agreement with BofA Securities, Inc. as arranger and with Bank of America, N.A. as administrative agent and initial lender.

Under the Bridge Facility Agreement, the lenders thereunder have agreed to make available to GXO term loans in an aggregate principal amount of up to £763,000,000 (the “Bridge Facility”). The proceeds of loans drawn under the Bridge Facility are to be applied, among other things, towards financing the aggregate cash consideration payable by GXO pursuant to or in connection with the Acquisition.

GXO may replace some or all of the financing available under the Bridge Facility Agreement with longer-term financing arrangements prior to or concurrently with the closing of the Acquisition. Such longer-term financing arrangements would be required to be consented to in writing by Rothschild & Co as GXO’s lead financial adviser prior to them replacing the financing available under the Bridge Facility Agreement.

The commitments under the Bridge Facility are available in multiple draws, the date on which the conditions precedent for the initial borrowing set out in the Bridge Facility Agreement (including that the Acquisition has become Effective) are satisfied until the earlier of (i) the occurrence of the Longstop Time (as defined below) and (ii) the Facility Termination Date (as defined below).

The “Longstop Time” is defined as 11:59 p.m. (New York City time) on the date that is eleven months following the release of the Announcement, or, in the event that the Acquisition is being conducted by way of a Takeover Offer, and such Takeover Offer has been declared wholly unconditional in the fourteen (14) days prior to such time, 11:59 p.m. (New York City time) on the date that is fourteen (14) days after the date on which such Takeover Offer has been declared wholly unconditional (or, in each case, such later date as may be agreed by the relevant lenders).

The “Facility Termination Date” is defined as the earlier of 364 days after the first drawing of the Bridge Facility and the date of termination of the commitments under the Bridge Facility Agreement in full pursuant to the terms thereof.

The Bridge Facility Agreement provides that, subject to certain exceptions, net cash proceeds from asset sales and debt and equity issuances received by GXO or its subsidiaries (or, in the case of asset sales, its domestic subsidiaries) shall result in mandatory prepayments or commitment reductions under the Bridge Facility.

All outstanding amounts under the Bridge Facility Agreement are due on the Facility Termination Date.

Loans under the Bridge Facility will be available in Pounds Sterling. Loans under the Bridge Facility will bear interest at a fluctuating rate per annum equal to the Daily Simple SONIA Rate (as defined in the Bridge Facility Agreement), plus an applicable margin calculated based on GXO’s rating and the time elapsed since first drawdown of the Bridge Facility. If the Acquisition closed with GXO rated its current credit rating then the applicable initial margin would be 1.125 per cent. per annum for the first three months after the first drawdown. The maximum applicable margin would be (i) for the first three months after first drawdown 1.750 per cent.; (ii) for the following three months, 2.000 per cent.; (iii) for the following three months 2.250 per cent.; and (iv) thereafter 2.5000 per cent. (in each case per annum).

The Bridge Facility Agreement contains representations and warranties, affirmative and negative covenants and events of default customary for unsecured investment grade financings of this type, including negative covenants that, among other things limit the ability of GXO and certain of its subsidiaries to incur liens, limit the ability of GXO to make certain fundamental changes and limit the ability of certain of its subsidiaries to incur indebtedness, in each case subject to a number of important exceptions and qualifications. In addition, the Bridge Facility Agreement requires GXO, beginning with the last day of the first full fiscal quarter following the initial funding of loans under the Bridge Facility, to maintain a consolidated leverage ratio less than or equal to a specified maximum consolidated leverage ratio as set out in the Bridge Facility Agreement.

Amounts borrowed under the Bridge Facility Agreement will not be guaranteed by Wincanton or members of the Wincanton Group. Amounts borrowed under the Bridge Facility Agreement will not be secured against the shares of Wincanton or assets of Wincanton or its subsidiaries. Amounts borrowed under the Bridge Facility Agreement are also not guaranteed or secured by members of the GXO Group.

11.	Cash confirmation

Rothschild & Co, in its capacity as lead financial adviser to GXO, is satisfied that sufficient resources are available to GXO to satisfy in full the cash consideration payable to Wincanton Shareholders under the terms of the Acquisition.

12.	Persons acting in concert

12.1	In addition to the GXO Directors (together with their close relatives and related trusts) and members of the GXO Group, the persons who, for the purposes of the Code, are acting in concert with GXO in respect of the Acquisition and who are required to be disclosed are:

Name	Registered Office	Relationship
Rothschild & Co	New Court, St. Swithin's Lane, London, United Kingdom, EC4N 8AL	Lead Financial Adviser to GXO
BofA Securities	2 King Edward Street, London, EC1A 1HQ	Joint Financial Adviser and Corporate Broker to GXO

12.2	Other than the Wincanton Directors (together with their close relatives and related trusts) and members of the Wincanton Group, the persons who, for the purposes of the Code, are acting in concert with Wincanton are:

Name	Registered Office	Relationship with Wincanton
HSBC	8 Canada Square, London, E14 5HQ	Lead Financial Adviser, Rule 3 Adviser and Joint Corporate Broker to Wincanton
Deutsche Numis	45 Gresham St, London EC2V 7BF	Joint Financial Adviser and Joint Corporate Broker to Wincanton
UBS	5 Broadgate, London EC2M 2QS	Joint Financial Adviser to Wincanton
Equiniti Trust (Jersey) Limited	26 New Street St Helier Jersey, JE2 3RA	Trustee of the EBT

13.	No significant change

Save as disclosed in paragraph 8 of Part I (Letter from the Chair of Wincanton) of this Document, there has been no significant change in the financial or trading position of Wincanton since 30 September 2023, being the date to which Wincanton's latest interim results were prepared.

14.	Consent

Each of Rothschild & Co (as lead financial adviser to GXO), BofA Securities (as joint financial adviser and joint corporate broker to GXO), HSBC (as lead financial adviser, Rule 3 adviser and joint corporate broker to Wincanton), Deutsche Numis (as joint financial adviser and joint corporate broker to Wincanton) and UBS (as joint financial adviser to Wincanton) have given and not withdrawn its written consent to the issue of this Document with the inclusion of references to its name in the form and context in which they are included.

15.	Documents incorporated by reference

15.1	Parts of other documents are incorporated by reference into, and form part of, this Document.

15.2	Part V (Financial and Ratings Information) of this Document sets out which sections of certain documents are incorporated by reference into, and form part of, this Document.

15.3	A person who has received this Document may request a copy of such documents incorporated by reference. A copy of any such documents or information incorporated by reference will not be sent to such persons unless requested, free of charge, by contacting Wincanton's registrars, Equiniti, either in writing to Equiniti, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, United Kingdom, or by calling the Shareholder Helpline between 8:30 a.m. and 5:30 p.m. (London time) Monday to Friday (except public holidays in England and Wales) on +44 (0)371 384 2288. Calls from outside the United Kingdom will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones. Please note that calls may be monitored or recorded and Equiniti cannot provide advice on the merits of the Acquisition or the Scheme or give any financial, legal or tax advice.

16.	Documents available for inspection

16.1	Copies of the following documents will be available for viewing on Wincanton's website at https://www.wincanton.co.uk/investors/ and GXO's website at https://gxo.com/information-regarding-cash-offer-for-wincantonplc by no later than noon on the Business Day following the date of publication of this Document (subject to any applicable restrictions relating to persons resident in Restricted Jurisdictions) up to and including the Effective Date or the date the Scheme lapses or is withdrawn, whichever is earlier:

16.1.1	this Document;

16.1.2	the Forms of Proxy;

16.1.3	the memorandum and articles of association of Wincanton

16.1.4	the constitutional documents of GXO;

16.1.5	a draft of the articles of association of Wincanton as proposed to be amended at the General Meeting;

16.1.6	the 2.7 Announcement;

16.1.7	the Response Announcement;

16.1.8	the financial information relating to Wincanton referred to in Part A (Financial information relating to Wincanton) of Part V (Financial and Ratings Information) of this Document;

16.1.9	the financial information relating to GXO referred to in Part C (Financial information relating to GXO) of Part V (Financial and Ratings Information) of this Document;

16.1.10	the written consents referred to in paragraph 14 above; and

16.1.11	to the extent they were entered into in connection with the Acquisition, the material contracts referred to in paragraph 8 above of this Part IX (Additional Information on Wincanton and GXO).

17.	Sources of information and bases of calculation

(A)	The fully diluted issued ordinary share capital of 125,980,718 Wincanton Shares is based on:

(i)	124,543,670 Wincanton Shares in issue as at the Latest Practicable Date; plus

(ii)	1,437,048 Wincanton Shares which are expected to be issued following the exercise and/or vesting of Wincanton Share Awards assuming the Scheme becomes Effective prior to the Long Stop Date net of shares held in the Wincanton Employee Benefit Trust.

(B)	A value of approximately £762 million for the entire issued and to be issued share capital of Wincanton is based on:

(iii)	an offer price of 605 pence per Wincanton Share; and

(iv)	Wincanton's fully diluted issued ordinary share capital of 125,980,718 Wincanton Shares, as set out in paragraph 17(A) above.

(C)	The enterprise value of approximately £960 million (on an IFRS 16 basis) is calculated by reference to the value of the Acquisition referenced in paragraph 17(B) above less cash of £20.6 million as at 30 September 2023, plus gross debt of £5 million and lease liabilities of £213.6 million as at 30 September 2023.

(D)	Unless otherwise stated, the financial information relating to Wincanton is extracted (without material adjustment) from:

(i)	the 2023 Wincanton Annual Report; and

(ii)	the FY24 H1 Interim Results.

(E)	The Closing Prices are the closing middle market prices of a Wincanton Share on a particular trading day as derived from Bloomberg data for the purpose of calculations of the volume-weighted average price.

(F)	Certain figures included in this Document have been subject to rounding adjustments.

Part X

DEFINITIONS

2.7 Announcement	the announcement made by GXO on 29 February 2024 of its firm intention to make a cash offer for the entire issued and to be issued share capital of Wincanton;

2018 LTIP	the Wincanton 2018 Long Term Incentive Plan, as amended from time to time;

2020 LTIP	the Wincanton 2020 Long Term Incentive Plan, as amended from time to time;

2023 LTIP	the Wincanton 2023 Long Term Incentive Plan, as amended from time to time;

2022 Wincanton Annual Report	the annual report and audited accounts of the Wincanton Group for the year ended 31 March 2022;

2023 Wincanton Annual Report	the annual report and audited accounts of the Wincanton Group for the year ended 31 March 2023;

Acquisition	the proposed acquisition of the entire issued, and to be issued, share capital of Wincanton (other than any Excluded Shares) by GXO to be implemented by way of the Scheme or, should GXO so elect (with the consent of the Panel) by way of the Takeover Offer, and, where the context admits, any subsequent revision, variation, extension or renewal thereof;

Advisors	HSBC, Deutsche Numis, UBS, Rothschild & Co, BofA Securities, Herbert Smith Freehills LLP and Freshfields Bruckhaus Deringer LLP;

Amended RCF Agreement	has the meaning given to it in paragraph 8.1 of Part IX (Additional Information on Wincanton and GXO) of this Document;

Amended Undertakings Deed	has the meaning given to it in paragraph 8.1 of Part IX (Additional Information on Wincanton and GXO) of this Document;

Amended Wincanton Articles	the Articles as amended by the Special Resolution, once adopted;

Announcement Date	29 February 2024;

Articles	the articles of association of Wincanton from time to time;

Audit Committee	the audit committee of the Wincanton Board;

Authorisations	authorisations, orders, recognitions, grants, consents, clearances, determinations, confirmations, certificates, licences, permissions, exemptions or approvals, in each case of a Third Party;

BofA Securities	Merrill Lynch International;

Bridge Facility Agreement	has the meaning given in paragraph 7 of Part II (Explanatory Statement);

Bridge Facility	has the meaning given in paragraph 10 of Part IX (Additional Information on Wincanton and GXO);

GXO Directors	the directors of GXO;

Business Day	a day (other than Saturdays, Sundays and public holidays in England) on which banks are open for business in London;

certificated or in certificated form	a share or other security which is not in uncertificated form (that is, not in CREST);

CGT	UK capital gains tax;

Closing Price	the closing middle market price of a Wincanton Share as derived from the Official List on any particular date;

CMA CGM	CMA CGM S.A. and/or CEVA Logistics S.A. and/or CEVA Logistics UK Rose Limited (as the context requires);

CMA CGM General Meeting	the general meeting of Wincanton Shareholders convened to consider, and if thought fit, approve various matters in connection with the Revised CMA CGM Offer, and any adjournment or postponement thereof, originally scheduled to be held on 13 March 2024 and subsequently adjourned as described in the announcement published by Wincanton on 13 March 2024;

CMA CGM Scheme Meeting	the meeting of Wincanton Shareholders convened by order of the Court under section 899 of the Companies Act for the purpose of considering and, if thought fit, approving the scheme to implement the CMA CGM Offer (with or without amendment) and any adjournment or postponement thereof, originally scheduled to be held on 13 March 2024 and subsequently adjourned as described in the announcement published by Wincanton on 13 March 2024;

CMA CGM Offer Shareholder Meetings	the CMA CGM Scheme Meeting and the CMA CGM General Meeting;

Code	the City Code on Takeovers and Mergers issued by the Panel, as amended from time to time;

Combined Group	the combined Wider Wincanton Group and Wider GXO Group following the Acquisition becoming Effective;

Companies Act	the Companies Act 2006, as amended from time to time;

Conditions	the conditions to the implementation of the Acquisition, as set out in Part III (Conditions to the Implementation of the Scheme and to the Acquisition) of this Document;

Confidentiality Agreement	the confidentiality agreement entered into between Wincanton and GXO as described in paragraph 12 of Part II (Explanatory Statement) of this Document;

Court	the High Court of Justice in England and Wales;

Court Order	the order of the Court sanctioning the Scheme under section 899 of the Companies Act;

Court Sanction Hearing	the hearing by the Court of the application to sanction the Scheme under Part 26 of the Companies Act;

Court Sanction Hearing Date	the date of the Court Sanction Hearing;

CREST	the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755) (including as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018) in respect of which Euroclear is the Operator (as defined in said Regulations));

CREST Applications Host	the communication hosting system operated by Euroclear;

CREST Manual	the CREST Manual published by Euroclear, as amended from time to time;

CREST Proxy Instruction	has the meaning given to it in pages 11 to 14 (Action to be Taken);

CREST Regulations	the Uncertificated Securities Regulations 2001 (SI 2001/3755) (including as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2019), as amended from time to time (including by means of the Uncertificated Securities (amendment and EU Exit) Regulations 2019 (SI 2019/679));

CREST sponsor	a CREST participant admitted to CREST as a CREST sponsor;

CREST sponsored member	a CREST member admitted to CREST as a sponsored member (which includes all CREST personal members);

Dealing Disclosure	has the same meaning as in Rule 8 of the Code;

Deutsche Numis	Numis Securities Limited;

Disclosed	the information disclosed by, or on behalf, of Wincanton: (i) in the annual report and accounts of the Wincanton Group for the financial year ended 31 March 2023; (ii) in any other announcement to a Regulatory Information Service by, or on behalf of, Wincanton prior to the Announcement Date; (iii) filings made with the Registrar of Companies and appearing on Wincanton's file at Companies House within the two years ending on the Announcement Date; (iv) as otherwise fairly disclosed in the written replies, correspondence, documentation and information provided prior to the Announcement Date to GXO (or its advisers engaged in connection with the Acquisition) by or on behalf of Wincanton (or its advisers engaged in connection with the Acquisition); (v) orally in meetings and calls by Wincanton management prior to the date of the 2.7 Announcement to GXO or GXO's advisers (in their capacity as such); or (vi) in the 2.7 Announcement;

Disclosure Guidance and Transparency Rules	the disclosure guidance and transparency rules of the FCA made under section 73A of FSMA and forming part of the FCA’s Handbook of rules and guidance, as amended from time to time;

Document	this document dated 14 March 2024 addressed to Wincanton Shareholders containing the Scheme and the Explanatory Statement;

DSBP	the Wincanton Deferred Share Bonus Plan;

EBIT	earnings before interest and tax;

EBITDA	earnings before interest, taxes, depreciation and amortisation;

EBT	the Wincanton Employee Benefit Trust, established by trust deed dated 19 January 2004;

Effective	in the context of the Acquisition:

(i)	if the Acquisition is implemented by way of the Scheme, the Scheme having become effective pursuant to its terms; or
(ii)

if the Acquisition is implemented by way of a Takeover Offer (with the Panel's consent), such Takeover Offer having been declared and become unconditional in accordance with the requirements of the Code;

Effective Date	the date on which the Acquisition becomes Effective;

Enlarged Group	the enlarged group comprising the GXO Group and the Wincanton Group following completion of the Acquisition;

Equiniti or Registrar	Equiniti Limited, Wincanton's registrars;

Euroclear	Euroclear UK & International Limited;

Excluded Shares	(i)	any Wincanton Shares which are: registered in the name of or beneficially owned by: (1) GXO and/or any member of the Wider GXO Group; and/or (2) any nominee of the foregoing; or
	(ii)	held in treasury,

in each case, at any relevant date or time;

Explanatory Statement	the explanatory statement (as required by section 897 of the Companies Act) relating to the Scheme, as set out in Part II of this Document (including the documents incorporated therein);

FCA or Financial Conduct Authority	the Financial Conduct Authority acting in its capacity as the competent authority for the purposes of Part VI of FSMA;

Form(s) of Proxy	either or both (as the context demands) of the WHITE Form of Proxy in relation to the Scheme Meeting and/or the PINK Form of Proxy in relation to the General Meeting;

FSMA	the Financial Services and Markets Act 2000 (as amended from time to time);

FY24 H1 Interim Results	the unaudited results of the Wincanton Group for the six months ended 30 September 2023;

FY24 Q3 Trading Update	has the meaning given to it in paragraph 8 of Part I (Letter from the Chair of Wincanton) of this Document;

FY24 Wincanton Profit Forecast	has the meaning given to it in Part VIII (FY24 Wincanton Profit Forecast) of this Document;

General Meeting	the general meeting of Wincanton Shareholders, convened by the notice set out in Part XII (Notice of General Meeting) of this Document, including any adjournment, postponement or reconvening thereof, for the purposes of considering and, if thought fit, approving the Special Resolution;

GFSC	the Guernsey Financial Services Commission;

Guernsey Insurance Law	the Insurance Business (Bailiwick of Guernsey) Law, 2002;

GXO	GXO Logistics, Inc., a company incorporated under the laws of the State of Delaware in the United States with its headquarters at Two American Lane, Greenwich, CT 06831, USA;

GXO Directors	the directors of GXO whose names are set out in paragraph 2.2 of Part IX (Additional Information on Wincanton and GXO) of this Document or, where the context so requires, the directors of GXO from time to time;

GXO Group	GXO and its subsidiary undertakings and where the context permits, each of them and "member of the GXO Group" shall be construed accordingly;

GXO Offer	the cash offer of 605 pence per Wincanton Share for the entire issued and to be issued ordinary share capital of Wincanton announced by GXO on 29 February 2024;

GXO Offer Price	605 pence per Wincanton Share held at the Scheme Record Time;

HMRC	HM Revenue and Customs or its successor from time to time;

holder	a registered holder and includes any person(s) entitled by transmission;

HSBC	HSBC Bank plc;

Invar	has the meaning given to it in paragraph 8.1 of Part IX (Additional Information on Wincanton and GXO) of this Document;

Invar Group	has the meaning given to it in paragraph 8.1 of Part IX (Additional Information on Wincanton and GXO) of this Document;

Invar SPA	has the meaning given to it in paragraph 8.1 of Part IX (Additional Information on Wincanton and GXO) of this Document;

Latest Practicable Date	the close of business on 12 March 2024, being the latest practicable date before publication of this Document;

Listing Rules	the rules and regulations made by the Financial Conduct Authority under the Financial Services and Markets Act 2000 (as amended), and contained in the publication of the same name, as amended from time to time;

London Stock Exchange	London Stock Exchange plc;

Long Stop Date	29 September 2024 or such later date (if any) as GXO may, with the consent of Wincanton (either with the Panel’s consent if required or at the direction of the Panel under the Note on Section 3 of Appendix 7 to the Code) and as the Court may approve (if such approval is required);

LTIP	the 2018 LTIP, the 2020 LTIP and the 2023 LTIP;

Main Market	the Main Market of the London Stock Exchange;

Market Abuse Regulation	Regulation (EU) No 596/2014, as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018;

Meeting(s)	the Scheme Meeting and the General Meeting, or either of them as the context may require;

Nomination Committee	the nomination committee of the Wincanton Board;

NSI Act	the UK National Security and Investment Act 2021, together with all associated secondary legislation and regulatory rules;

Obligors	has the meaning given to it in paragraph 8.1 of Part IX (Additional Information on Wincanton and GXO) of this Document;

Offer Document	should the Acquisition be implemented by means of a Takeover Offer, the document to be sent to Wincanton Shareholders which will contain, inter alia, the terms and conditions of such Takeover Offer;

Offer Period	the offer period (as defined by the Code) relating to Wincanton, which commenced on 19 January 2024, and ending on the earlier of the date on which it is announced that the Scheme has become Effective and/or the date on which it is announced that the Scheme has lapsed or has been withdrawn (or such other date as the Code may provide or the Panel may decide);

Official List	the Official List published by the London Stock Exchange;

Opening Position Disclosure	has the meaning given in Rule 8 of the Code;

Options Exercise Deadline	means the date falling one calendar month after the Effective Date;

Original CMA CGM Offer	the cash offer of 450 pence per Wincanton Share made for the entire issued and to be issued ordinary share capital of Wincanton announced by CMA CGM on 19 January 2024;

Overseas Shareholders	Wincanton Shareholders (or nominees of, or custodians or trustees for Wincanton Shareholders) not resident in, or nationals or citizens of the United Kingdom;

Panel	the Panel on Takeovers and Mergers of the United Kingdom;

Pension Scheme	the Wincanton Pension Scheme;

PRA	the Prudential Regulation Authority;

Proxymity	the digital end-to-end proxy-voting platform;

RCF	has the meaning given to it in paragraph 8.1 of Part IX (Additional Information on Wincanton and GXO) of this Document;

RCF Amendment and Restatement Deed	has the meaning given to it in paragraph 8.1 of Part IX (Additional Information on Wincanton and GXO) of this Document;

Registrar of Companies	the Registrar of Companies in England and Wales;

Regulatory Information Service	any information service authorised from time to time by the FCA for the purpose of disseminating regulatory announcements;

Remuneration Committee	the remuneration committee of the Wincanton Board;

Response Announcement	the announcement made by Wincanton on 1 March 2024 in response to the 2.7 Announcement;

Restricted Jurisdiction	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Wincanton Shareholders in that jurisdiction;

Retention Pot	the retention pot for Wincanton employees as described in paragraph 8 of Part II (Explanatory Statement) of this Document;

Revised CMA CGM Offer	the increased and final cash offer of 480 pence per Wincanton Share for the entire issued and to be issued ordinary share capital of Wincanton announced by CMA CGM on 26 February 2024;

Rothschild & Co	N.M. Rothschild & Sons Limited;

Scheme or Scheme of Arrangement	the proposed scheme of arrangement under Part 26 of the Companies Act between Wincanton and Scheme Shareholders in connection with the Acquisition, as set out in Part IV (Scheme of Arrangement) of this Document, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Wincanton and GXO;

Scheme Meeting	the meeting of Scheme Shareholders convened pursuant to an order of the Court pursuant to section 896 of the Companies Act, notice of which is set out in Part XI (Notice of Scheme Meeting) of this Document, for the purpose of considering and, if thought fit, approving (with or without modification) the Scheme, including any adjournment, postponement or reconvention thereof;

Scheme Record Time	6:00 p.m. on the Business Day immediately after the date on which the Court makes the Court Order (or such other date and/or time as GXO and Wincanton may agree);

Scheme Shareholders	holders of Scheme Shares and a "Scheme Shareholder" shall mean any one of those Scheme Shareholders;

Scheme Shares

the Wincanton Shares:

(i)    in issue at the date of this Document;

(ii)   (if any) issued after the date of this Document but prior to the Voting Record Time; and

(iii)  (if any) issued at or after the Voting Record Time but prior to the Scheme Record Time either on terms that the original or any subsequent holder thereof shall be bound by the Scheme or shall by such time have agreed in writing to be bound by the Scheme, in each case (where the context requires), remaining in issue at the Scheme Record Time, but excluding any Excluded Shares;

SDRT	stamp duty reserve tax;

SEC	the United States Securities and Exchange Commission;

Secretary of State	the Secretary of State for the purposes of the UK National Security and Investment Act 2021;

Sellers	has the meaning given to it in paragraph 8.1 of Part IX (Additional Information on Wincanton and GXO) of this Document;

Senior Independent Director	the Senior Independent Director of Wincanton;

Share Plan Notices	has the meaning given to it in paragraph 8 of Part II (Explanatory Statement) of this Document;

Shareholder Helpline	the helpline set up by Equiniti, further details of which are provided in paragraph 18 of Part II (Explanatory Statement);

SIP	the Wincanton Share Incentive Plan 2003;

Special Resolution	the special resolution as set out in Part XII (Notice of General Meeting) to be approved at the General Meeting in connection with, among other things, the approval of the Scheme and the alteration of the Articles by the adoption and inclusion of a new article under which (i) any Wincanton Shares issued or transferred before the Scheme Record Time (other than to GXO and/or its nominees) shall be bound by the terms of the Scheme and (ii) any Wincanton Shares issued or transferred at or after the Scheme Record Time (other than to GXO and/or its nominees) shall be automatically transferred to GXO (or as it may direct) (and, where applicable, for consideration to be paid to the transferee or to the original recipient of the Wincanton Shares so transferred or issued) on the same terms as the Acquisition (other than terms as to timings and formalities) and such other matters as may be necessary to implement the Scheme and the delisting of Wincanton Shares;

Takeover Offer	if (subject to the consent of the Panel), GXO elects to effect the Acquisition by way of a takeover offer (as defined in Chapter 3 of Part 29 of the Companies Act), the offer to be made by or on behalf of GXO to acquire the issued and to be issued ordinary share capital of Wincanton on the terms and subject to the conditions to be set out in the related offer document (and, where the context admits, any subsequent revision, variation, extension or renewal of such offer);

Techco	Wincanton Techco Limited;

Third Party	each of a central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory, administrative, fiscal, antitrust or investigative body, court, trade agency, association, institution, environmental body, employee representative body or any other body or person whatsoever in any jurisdiction;

Trustee	has the meaning given to it in paragraph 8.1 of Part IX (Additional Information on Wincanton and GXO) of this Document;

UBS	UBS AG London Branch;

uncertificated or uncertificated form	a share or other security which is recorded on the relevant register of the share or security concerned as being held in uncertificated form in CREST and title to which, by virtue of the CREST Regulations, may be transferred by means of CREST;

Undertakings Amendment and Restatement Deed	has the meaning given to it in paragraph 8.1 of Part IX (Additional Information on Wincanton and GXO) of this Document;

Undertakings Deed	has the meaning given to it in paragraph 8.1 of Part IX (Additional Information on Wincanton and GXO) of this Document;

United Kingdom or UK	the United Kingdom of Great Britain and Northern Ireland;

United States or US	the United States of America, its territories and possessions, any state of the United States of America, the District of Columbia and all other areas subject to its jurisdiction and any political sub-division thereof;

US Exchange Act	the United States Securities Exchange Act of 1934, as amended;

US GAAP	the United States generally accepted accounting principles;

US Securities Act	the United States Securities Act of 1933, as amended;

Voting Record Time	6:30 p.m. on the day which is two Business Days before the date of the Scheme Meeting or if the Scheme Meeting is adjourned, 6:30 p.m. on the day which is two Business Days before such adjourned meeting;

Wider GXO Group	GXO and its subsidiary undertakings, associated undertakings and any other body corporate, partnership, joint venture or person in which GXO and/or such undertakings (aggregating their interests) have a direct or indirect interest of more than 20 per cent. of the voting or equity capital or the equivalent;

Wider Wincanton Group	Wincanton and associated undertakings and any other body corporate, partnership, joint venture or person in which Wincanton and such undertakings (aggregating their interests) have a direct or indirect interest of more than 20 per cent. of the voting or equity capital or the equivalent (excluding, for the avoidance of doubt, GXO and all of its associated undertakings which are not members of the Wincanton Group);

Wincanton or Company	Wincanton plc, a public limited company incorporated in England and Wales (company number 04178808) with its registered address at Methuen Park, Chippenham, Wiltshire, SN14 0WT;

Wincanton Board	the board of directors of Wincanton from time to time;

Wincanton Directors	the directors of Wincanton as at the date of this Document, being the Wincanton Executive Directors and Wincanton Non-Executive Directors, whose names are set out in paragraph 2.1 of Part IX (Additional Information on Wincanton and GXO) of this Document or, where the context requires, the directors of Wincanton from time to time;

Wincanton Employees	the employees of members of the Wincanton Group from time to time;

Wincanton Executive Director(s)	James Wroath (the Chief Executive Officer) and Tom Hinton (the Chief Financial Officer);

Wincanton Group	Wincanton and its subsidiaries and subsidiary undertakings and, where the context permits, each of them;

Wincanton Non-Executive Director(s)	Sir Martin Read CBE (Non-Executive Chair), Gill Barr (Senior Independent Director), Anthony Bickerstaff (Independent Non-Executive Director), Mihiri Jayaweera (Independent Non-Executive Director), Debbie Lentz (Independent Non-Executive Director), and John Pattullo OBE (Independent Non-Executive Director);

Wincanton Share(s)	ordinary shares of 10 pence each in the capital of Wincanton;

Wincanton Shareholder(s)	the registered holders of Wincanton Shares from time to time; and

Wincanton Share Plans	each of the LTIP, the DSBP and the SIP.

For the purposes of this Document, "subsidiary", "subsidiary undertaking", "undertaking" and "associated undertaking" have the respective meanings given thereto by the Companies Act.

References to an enactment include references to that enactment as amended, replaced, consolidated or re-enacted by or under any other enactment before or after the date of this Document.

All references to "pounds", "pounds Sterling", "Sterling", "GBP", "£", "pence", "penny" and "p" are to the lawful currency of the United Kingdom.

All references to "dollars", "$", "USD", and "cent" are to the lawful currency of the United States of America.

All the times referred to in this Document are London times unless otherwise stated.

A reference to "includes" shall mean "includes without limitation", and references to "including" and any other similar term shall be construed accordingly.

References to the singular include the plural and vice versa.

Part XI

NOTICE OF SCHEME MEETING

CR-2024-001218

IN THE HIGH COURT OF JUSTICE

BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES

COMPANIES COURT (ChD)

IN THE MATTER OF WINCANTON PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

NOTICE IS HEREBY GIVEN that, by an order dated 13 March 2024 made in the above matters, the High Court of Justice in England and Wales (the "Court") has given permission for Wincanton plc (the "Company") to convene a meeting (the "Scheme Meeting") of the holders of Scheme Shares as at the Voting Record Time (each as defined in the Scheme of Arrangement (as defined below)) for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement proposed to be made pursuant to Part 26 of the Companies Act 2006 between the Company and the holders of Scheme Shares dated 14 March 2024 (the "Scheme of Arrangement ") and that such meeting will be held at Herbert Smith Freehills LLP, Exchange House, Primrose Street, London EC2A 2EG at 3:00 p.m. on 10 April 2024.

A copy of the Scheme of Arrangement and a copy of the Explanatory Statement required to be published pursuant to section 897 of the Companies Act are incorporated in the Document of which this notice forms part.

Unless the context requires otherwise, any capitalised term used but not defined in this notice shall have the meaning given to such term in the Document of which this notice forms part.

Voting on the resolution to approve the Scheme of Arrangement will be by poll, which shall be conducted as the chair of the Scheme Meeting may determine.

Any changes to the arrangements for the Scheme Meeting will be communicated to you before the Scheme Meeting, through the Company's website at https://www.wincanton.co.uk/investors/ and by announcement through a Regulatory Information Service.

Right to Appoint a Proxy; Procedure for Appointment

Scheme Shareholders entitled to attend, speak and vote at the Scheme Meeting may vote in person or they may appoint another person, whether a member of the Company or not, as their proxy to attend, speak and vote at the Scheme Meeting on their behalf. A Scheme Shareholder may appoint more than one proxy in relation to the Scheme Meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that holder.

Scheme Shareholders are strongly encouraged to submit proxy appointments and instructions for the Scheme Meeting as soon as possible, using any of the methods (by post, online or electronically through CREST or Proxymity) set out below.

The completion and return of the WHITE Form of Proxy by post (or transmission of a proxy appointment or voting instruction electronically, online, through CREST or Proxymity or by any other procedure described below) will not prevent you from attending and voting at the Scheme Meeting, or any adjournment thereof if you are entitled to and wish to do so.

(a)	Sending WHITE Form of Proxy by post

A WHITE Form of Proxy, for use at the Scheme Meeting, has been provided with this Notice of Scheme Meeting. Instructions for its use are set out on the form. It is requested that the WHITE Form of Proxy (together with any power of attorney or other authority, if any, under which it is signed, or a duly certified copy thereof) be returned to the Company's registrars, Equiniti, by post to Equiniti, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA so as to be received as soon as possible and ideally not later than 3:00 p.m. on 8 April 2024 (or, in the case of an adjournment of the Scheme Meeting, 48 hours (excluding any part of such 48 hour period falling on a day that is not a working day) before the time appointed for the adjourned meeting).

If the WHITE Form of Proxy for the Scheme Meeting is not lodged by the relevant time, it may be: (i) scanned and emailed to Equiniti at the following email address: proxyvotes@equiniti.com; or (ii) presented in person to the Equiniti representative who will be present at the Scheme Meeting, any time prior to the commencement of the Scheme Meeting (or any adjournment thereof).

(b)	Online appointment of proxies

As an alternative to completing and returning the printed WHITE Form of Proxy, proxies may be appointed electronically via Equiniti's online facility by logging on to the following website: www.sharevote.co.uk and following the instructions therein. Alternatively, if you have already registered with Equiniti's online portfolio service, Shareview, you can submit your Form of Proxy at www.shareview.co.uk. You will need your Username/ID and Password to log in to the portal. Once you have accessed this click 'View' on the 'My Investments' page and then click on the link to vote. Full instructions are given on both websites.

For an electronic proxy appointment to be valid, the appointment must be received by Equiniti not later than 48 hours (excluding any part of such 48 hour period falling on a non-working day) before the time fixed for the Scheme Meeting (as set out in paragraph (a) above) or any adjournment thereof. If the electronic proxy appointment is not received by this time, the WHITE Form of Proxy may be: (i) scanned and emailed to Equiniti at the following email address: proxyvotes@equiniti.com; or (ii) presented in person to the Equiniti representative who will be present at the Scheme Meeting, any time prior to the commencement of the Scheme Meeting (or any adjournment thereof).

(c)	Electronic appointment of proxies through CREST or Proxymity

If you hold Scheme Shares in uncertificated form through CREST and wish to appoint a proxy or proxies for the Scheme Meeting (or any adjournment thereof) using the CREST electronic proxy appointment service, you may do so by using the procedures described in the CREST Manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed any voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a "CREST Proxy Instruction") must be properly authenticated in accordance with the specifications of Euroclear and must contain the information required for such instructions as described in the CREST Manual. The message (regardless of whether it constitutes the appointment of a proxy or an amendment to the instructions given to a previously appointed proxy) must, in order to be valid, be transmitted so as to be received by Equiniti (ID: RA19) not later than 48 hours (excluding any part of such 48 hour period falling on a non-working day) before the time fixed for the Scheme Meeting or any adjournment thereof (as set out in (a) above). For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which Equiniti are able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. If the CREST proxy appointment or instruction is not received by this time, the WHITE Form of Proxy may be: (i) scanned and emailed to Equiniti at the following email address: proxyvotes@equiniti.com; or (ii) presented in person to the Equiniti representative who will be present at the Scheme Meeting, any time prior to the commencement of the Scheme Meeting (or any adjournment thereof).

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed any voting service provider(s), to procure that his/her CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. For further information on the logistics of submitting messages in CREST, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the CREST Regulations.

If you are an institutional investor, you may also be able to appoint a proxy electronically via the Proxymity platform, a process which has been agreed by the Company and approved by the Registrar. For further information regarding Proxymity, please go to www.proxymity.io. Your proxy must be lodged by 3:00 p.m. on 8 April 2024 in order to be considered valid or, if the Scheme Meeting is adjourned, by the time which is 48 hours (excluding any part of such 48 hour period falling on a day that is not a working day) before the time of the adjourned Scheme Meeting. Before you can appoint a proxy via this process you will need to have agreed to Proxymity's associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic appointment of your proxy. An electronic proxy appointment via the Proxymity platform may be revoked completely by sending an authenticated message via the platform instructing the removal of your proxy vote. If the Proxymity proxy appointment is not received by this time, the WHITE Form of Proxy may be presented in person to the chair of the meeting or to a Equiniti representative who will be present at the Scheme Meeting, any time prior to the commencement of the Scheme Meeting (or any adjournment thereof).

Please note that any electronic communication found to contain a computer virus or other malware will not be accepted.

Voting Record Time

Entitlement to attend, speak and vote at (in person or by proxy) the Scheme Meeting or any adjournment thereof and the number of votes which may be cast at the Scheme Meeting will be determined by reference to the register of members of the Company at 6:30 p.m. on 8 April 2024 or, if the Scheme Meeting is adjourned, 6:30 p.m. on the date which is two Business Days before the date fixed for the adjourned meeting. Changes to the register of members after the relevant time shall be disregarded in determining the rights of any person to attend, speak and vote at (in person or by proxy) the Scheme Meeting.

Joint Holders

In the case of joint holders of Scheme Shares, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s). For this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the joint holding (the first being the most senior).

Corporate Representatives

As an alternative to appointing a proxy, any holder of Scheme Shares which is a corporation may appoint one or more corporate representatives who may exercise on its behalf all its power as a member, provided that if two or more corporate representatives purport to vote in respect of the same shares, if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way, and in other cases the power is treated as not exercised.

By the said order, the Court has appointed Sir Martin Read CBE or, failing him, any other Wincanton Director to act as chair of the Scheme Meeting and has directed the chair of the Scheme Meeting to report the result of the Scheme Meeting to the Court.

The Scheme of Arrangement will be subject to the subsequent sanction of the Court.

Dated 14 March 2024

Herbert Smith Freehills LLP

Exchange House

Primrose Street

London EC2A 2EG

Solicitors for the Company

Nominated Persons

1.	The statement of rights of holders of Scheme Shares in relation to the appointment of proxies described in this Notice of Scheme Meeting does not apply to Nominated Persons (as defined below) in their capacity as such. Such rights can only be exercised by Scheme Shareholders.

2.	Any person to whom this notice is sent who is a person nominated under section 146 of the Companies Act 2006 to enjoy information rights (a "Nominated Person") does not, in that capacity, have a right to appoint a proxy, such right only being exercisable by Wincanton Shareholders. However, Nominated Persons may, under an agreement between him/her and the shareholder by whom he/she was nominated, have a right to be appointed (or to have someone else appointed) as a proxy for the Scheme Meeting. If a Nominated Person has no such proxy appointment right or does not wish to exercise it, he/she may, under any such agreement, have a right to give instructions to the shareholder as to the exercise of voting rights.

Part XII

NOTICE OF GENERAL MEETING

Wincanton plc

(Registered in England and Wales No. 04178808)

(the "Company")

Notice is hereby given that a general meeting of Wincanton plc (the "Company") will be held at Herbert Smith Freehills LLP, Exchange House, Primrose Street, London EC2A 2EG at 3:15 p.m. on 10 April 2024 (or, if later, as soon thereafter as the Scheme Meeting (as defined in Part X (Definitions) of the Document of which this notice forms part) concludes or is adjourned) for the purpose of considering and, if thought fit, passing the following resolution, which will be proposed as a special resolution.

SPECIAL RESOLUTION

(1)	THAT:

(A)	for the purpose of giving effect to the scheme of arrangement dated 14 March 2024 (as modified or supplemented) (the "Scheme") between the Company and the holders of Scheme Shares (as defined in the Scheme), a copy of which has been produced to this meeting and for the purposes of identification signed by the chair of this meeting, in its original form or with or subject to any modification, addition, or condition agreed by the Company and GXO Logistics, Inc. ("GXO") and approved or imposed by the High Court of Justice of England and Wales, the directors of the Company (or a duly authorised committee thereof) be and hereby are authorised to take all such actions as they may consider necessary or appropriate for carrying the Scheme into effect; and

(B)	with effect from the passing of this resolution, the articles of association of the Company be and are hereby amended by the adoption and inclusion of the following new article 142:

"142 Scheme of Arrangement

(A)	In this article 142, references to the "Scheme" are to the Scheme of Arrangement under Part 26 of the Companies Act 2006 between the Company and the holders of Scheme Shares (as defined in the Scheme) dated 14 March 2024 (with or subject to any modification, addition or condition approved or imposed by the High Court of Justice of England and Wales and agreed by the Company and GXO Logistics, Inc. ("GXO")) and (save as defined in this article 142) terms defined in the Scheme shall have the same meanings in this article 142.

(B)	Notwithstanding any other provisions in these articles, if the Company issues or transfers out of treasury any ordinary shares (other than to GXO, any subsidiary or subsidiary undertaking of GXO, or any nominee of GXO or of any such company (each a "GXO Company")) on or after the date of adoption of this article 142 and prior to the Scheme Record Time (as defined in the Scheme) such ordinary shares shall be issued or transferred subject to the terms of the Scheme (and shall be Scheme Shares for the purposes thereof) and the original holder or subsequent holders of such ordinary shares shall, upon the Scheme becoming Effective, be bound by the Scheme accordingly.

(C)	Notwithstanding any other provision of these articles, subject to the Scheme becoming Effective, any shares issued or transferred out of treasury to any person (other than a GXO Company or its nominee(s)) at or after the Scheme Record Time (a "New Member") (each a "Post-Scheme Share") shall be issued or transferred on terms that they shall (on the Effective Date or, if later, on issue or transfer (but subject to the terms of article 142(D) and 142(E) below)), be immediately transferred to GXO (or such person as it may direct) (the "Purchaser"), who shall be obliged to acquire each Post-Scheme Share in consideration of and conditional upon the payment by or on behalf of GXO to the New Member of an amount in cash for each Post-Scheme Share equal to the cash consideration that a New Member would have been entitled to under the Scheme had such Post-Scheme Share been a Scheme Share.

(D)	Any New Member (other than, for the avoidance of doubt, a person who becomes a New Member by virtue of a transfer pursuant to this article 142(D)) may, prior to the issue or transfer of Post-Scheme Shares to the New Member pursuant to the vesting of an award and/or the exercise of an option under one of the Wincanton Share Plans (as defined in the Scheme), give not less than five Business Days' written notice to the Company in such manner as the board shall prescribe of his or her intention to transfer some or all of such Post-Scheme Shares to his or her spouse or civil partner and may, if such notice has been validly given, on or before such Post-Scheme Shares being issued or transferred to him or her, immediately transfer to his or her spouse or civil partner any such Post-Scheme Shares, provided that such Post-Scheme Shares will then be immediately transferred to the Purchaser pursuant to article 142(C) above. If notice has been validly given pursuant to this article 142(D) but the New Member does not immediately transfer to his or her spouse or civil partner the Post-Scheme Shares in respect of which notice was given will be transferred to the Purchaser and/or its nominee(s) pursuant to article 142(C) above. If notice is not given pursuant to this article 142(D), both the legal and beneficial ownership of the Post-Scheme Shares will be immediately transferred to the Purchaser pursuant to article 142(C) above.

(E)	On any reorganisation of, or material alteration to, the share capital of the Company (including any subdivision and/or consolidation) carried out after the Effective Date, the value of the consideration per Post-Scheme Share to be paid under article 142(C) shall be adjusted by the Company in such manner as the auditors of the Company may determine to be appropriate to reflect such reorganisation or alteration. References in this article to such Wincanton Shares shall, following such adjustment, be construed accordingly.

(F)	To give effect to any transfer of Post-Scheme Shares required pursuant to article 142(C) and/ or 142(D), the Company may appoint any person as attorney and/or agent for the New Member to transfer the Post-Scheme Shares to the Purchaser and/or its nominees and do all such other things and execute and deliver all such documents or deeds as may in the opinion of such attorney or agent be necessary or desirable to vest the Post-Scheme Shares in the Purchaser and pending such vesting to exercise all such rights attaching to the Post-Scheme Shares as the Purchaser may direct. If an attorney or agent is so appointed, the New Member shall not thereafter (except to the extent that the attorney or agent fails to act in accordance with the directions of the Purchaser) be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed in writing by the Purchaser. The attorney or agent shall be empowered to execute and deliver as transferor a form or forms of transfer or other instrument(s) or instruction(s) of transfer (whether as a deed or otherwise) on behalf of the New Member (or any subsequent holder) in favour of the Purchaser and the Company may give a good receipt for the consideration for the Post-Scheme Shares and may register the Purchaser as holder thereof and issue to it certificate(s) for the same. The Company shall not be obliged to issue a certificate to the New Member for the Post-Scheme Shares. The Purchaser shall settle the consideration due to the New Member pursuant to article 142(C) above by sending a cheque drawn on a UK clearing bank in favour of the New Member (or any subsequent holder) for the purchase price of such Post-Scheme Shares as soon as practicable and in any event no later than 14 days after the date on which the Post-Scheme Shares are issued or transferred to the New Member.

(G)	If the Scheme shall not have become Effective by 29 September 2024 (or such later date (if any) as GXO may, with the consent of Wincanton (either with the Panel’s consent if required or at the direction of the Panel under the Note on Section 3 of Appendix 7 to the Code) and as the High Court of Justice in England and Wales may approve (if such approval is required)), this article 142 shall be of no effect.

(H)	Notwithstanding any other provision of these articles, both the Company and the board shall refuse to register the transfer of any Scheme Shares effected between the Scheme Record Time and the Effective Date other than to the Purchaser and/or its nominee(s) pursuant to the Scheme."

BY ORDER OF THE BOARD	Registered office: Methuen Park,
Chippenham, Wiltshire, SN14 0WT
Lyn Colloff	Registered in England and Wales
No. 04178808

Company Secretary
14 March 2024

Notes:

The following notes explain your general rights as a shareholder and your right to attend, speak and vote at the General Meeting or to appoint someone else to vote on your behalf. The General Meeting is being held as a physical meeting. The nature of business of the General Meeting is to consider and, if thought fit, pass the Special Resolution.

1.	Definitions

Unless the context requires otherwise, any capitalised term used but not defined in this Notice of General Meeting shall have the meaning given to such term in the Document of which this Notice of General Meeting forms part.

2.	Special Resolution

In order for the Special Resolution above to be passed, not less than 75 per cent. of the votes cast by those entitled to vote must be in favour in order to pass the resolution as a Special Resolution.

3.	Attendance at the Meeting

Any changes to the arrangements for the General Meeting will be communicated to Wincanton Shareholders before the Meetings, through Wincanton's website at https://www.wincanton.co.uk/investors/ and by announcement through a Regulatory Information Service.

4.	Entitlement to attend, speak and vote

Pursuant to Regulation 41(1) of the Uncertificated Securities Regulations 2001 (as amended), the Company has specified that only those members registered on the register of members of the Company at 6:30 p.m. on 8 April 2024 (the "Voting Record Time") (or, if the meeting is adjourned to a time more than 48 hours after the Voting Record Time, by 6:30 p.m. on the day which is two Business Days prior to the time of the adjourned meeting) shall be entitled to attend, speak and vote at (in person or by proxy) the General Meeting in respect of the number of shares registered in their name at that time. If the meeting is adjourned to a time not more than 48 hours after the Voting Record Time, that time will also apply for the purpose of determining the entitlement of members to attend, speak and vote (and for the purposes of determining the number of votes they may cast) at the adjourned meeting. Changes to the register of members after the relevant deadline shall be disregarded in determining the rights of any person to attend, speak and vote at the General Meeting.

5.	Appointment of proxies

Wincanton Shareholders are strongly encouraged to submit proxy appointments and instructions for the General Meeting as soon as possible, using any of the methods (by post, online, or electronically through CREST or Proxymity) set out below.

A member entitled to attend, speak and vote at the General Meeting may appoint one or more proxies to exercise all or any of the member's rights to attend and, on a poll, to vote instead of that member. A proxy need not be a member of the Company but must attend the General Meeting for the member's vote to be counted. If a member appoints more than one proxy to attend the General Meeting, each proxy must be appointed to exercise the rights attached to a different share or shares held by the member. If a member wishes to appoint more than one proxy they should contact Equiniti for further PINK Forms of Proxy or photocopy the PINK Form of Proxy as required.

The completion and return of the PINK Form of Proxy by post (or transmission of a proxy appointment or voting instruction electronically, online, through CREST or Proxymity or by any other procedure described below) will not prevent Wincanton Shareholders from attending and voting at the General Meeting if they are entitled to and wish to do so. Unless otherwise indicated on the Form of Proxy, CREST, Proxymity or any other electronic voting instruction, the proxy will vote as they think fit or, at their discretion, withhold from voting.

(a)	Sending PINK Form of Proxy by post

A PINK Form of Proxy, for use at the General Meeting, has been provided with this Notice of General Meeting. Instructions for its use are set out on the form. It is requested that the PINK Form of Proxy (together with any power of attorney or other authority, if any, under which it is signed, or a duly certified copy thereof) be returned to the Company's registrars, Equiniti, by post to Equiniti, Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, so as to be received as soon as possible and in any event not later than 3:15 p.m. on 8 April 2024 (or, in the case of an adjournment of the General Meeting, 48 hours (excluding any part of such 48 hour period falling on a non-working day) before the time appointed for the adjourned meeting).

If the PINK Form of Proxy for the General Meeting is not lodged by the relevant time, it will be invalid.

(b)	Online appointment of proxies

As an alternative to completing and returning the printed PINK Form of Proxy, proxies may be appointed electronically via Equiniti's online facility by logging on to the following website: www.sharevote.co.uk and following the instructions therein. Alternatively, if you have already registered with Equiniti's online portfolio service, Shareview, you can submit your Form of Proxy at www.shareview.co.uk. You will need your Username/ID and Password to log in to the portal. Once you have accessed this click 'View' on the 'My Investments' page and then click on the link to vote. Full instructions are given on both websites.

For an electronic proxy appointment to be valid, the appointment must be received by Equiniti not later than 48 hours (excluding any part of such 48 hour period falling on a day that is not a working day) before the time fixed for the General Meeting (as set out in paragraph (a) above) or any adjournment thereof. Full details of the procedure to be followed to appoint a proxy electronically are given on the website.

(c)	Electronic appointment of proxies through CREST or Proxymity

If you hold Wincanton Shares in uncertificated form through CREST and wish to appoint a proxy or proxies for the General Meeting (or any adjournment thereof) by using the CREST electronic proxy appointment service, you may do so by using the procedures described in the CREST Manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed any voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a "CREST Proxy Instruction") must be properly authenticated in accordance with the specifications of Euroclear and must contain the information required for such instructions as described in the CREST Manual. The message (regardless of whether it constitutes the appointment of a proxy or an amendment to the instructions given to a previously appointed proxy) must, in order to be valid, be transmitted so as to be received by Equiniti (ID: RA19) not later than 48 hours (excluding any part of such 48 hour period falling on a day that is not a working day) before the time fixed for the General Meeting (as set out in paragraph (a) above) or any adjournment thereof. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which Equiniti are able to retrieve the message by enquiry to CREST in the manner prescribed by CREST.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed any voting service provider(s), to procure that his/her CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. For further information on the logistics of submitting messages in CREST, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

Wincanton may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the CREST Regulations.

If you are an institutional investor you may also be able to appoint a proxy electronically via the Proxymity platform, a process which has been agreed by the Company and approved by the Registrar. For further information regarding Proxymity, please go to www.proxymity.io. Your proxy must be lodged by 3:15 p.m. on 8 April 2024 in order to be considered valid or, if the General Meeting is adjourned, by the time which is 48 hours before the time of the adjourned General Meeting (excluding any part of such 48 hour period falling on a day that is not a working day). Before you can appoint a proxy via this process you will need to have agreed to Proxymity's associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic appointment of your proxy. An electronic proxy appointment via the Proxymity platform may be revoked completely by sending an authenticated message via the platform instructing the removal of your proxy vote.

Please note that any electronic communication found to contain a computer virus or other malware will not be accepted.

6.	Appointment of a proxy by joint holders

In the case of joint holders, where more than one of the joint holders purports to appoint one or more proxies, only the purported appointment submitted by the most senior holder will be accepted. Seniority shall be determined by the order in which the names of the joint holders stand in the Company's register of members in respect of the joint holding.

7.	Corporate representatives

Any corporation which is a Wincanton Shareholder can appoint one or more corporate representatives who may exercise on its behalf all of its powers, provided that if two or more representatives purport to vote in respect of the same shares: if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and in other cases, the power is treated as not exercised.

8.	Votes to be taken by a poll and results

At the General Meeting voting on the Special Resolution will be by poll. The results of the poll will be announced through a Regulatory Information Service and published on the Company's website as soon as reasonably practicable following the conclusion of the General Meeting.

The 'Withheld' option on the PINK Form of Proxy is provided to enable Wincanton Shareholders to abstain from voting on the Special Resolution. However, a vote withheld is not a vote in law and will not be counted in the calculation of proportion of votes 'For' and 'Against' the Special Resolution.

9.	Nominated Persons

Any person to whom this Notice of General Meeting is sent who is a person nominated under section 146 of the Companies Act 2006 to enjoy information rights (a "Nominated Person") may, under an agreement between that Nominated Person and the shareholder by whom that Nominated Person was nominated, have a right to be appointed (or to have someone else appointed) as a proxy for the General Meeting. If a Nominated Person has no such proxy appointment right or does not wish to exercise it, that Nominated Person may, under any such agreement, have a right to give instructions to the shareholder as to the exercise of voting rights.

The statement of the rights of shareholders in relation to the appointment of proxies in paragraph 5 above does not apply to Nominated Persons. The rights described in that paragraph can only be exercised by Wincanton Shareholders.

10.	Website providing information regarding the General Meeting

Information regarding the General Meeting, including information required by section 311A of the Companies Act 2006, and a copy of this Notice of General Meeting may be found on the Company's website at https://www.wincanton.co.uk/investors/.

11.	Issued share capital and total voting rights

As at the Latest Practicable Date the issued ordinary share capital of Wincanton was divided into 124,543,670 ordinary shares of 10 pence each (excluding ordinary shares held in treasury), all of which are credited as fully paid up. The ISIN for the ordinary shares is GB0030329360. The Company holds no shares in treasury.

12.	Further questions and communication

Under section 319(a) of the Companies Act 2006, any shareholder attending the General Meeting has the right to ask questions. Any question relevant to the business of the meeting may be asked at the meeting by anyone permitted to speak at the meeting. You may alternatively submit your question in advance by way of a letter addressed to the chair of this meeting.

Wincanton Shareholders who have any queries about the General Meeting, or are in any doubt as to how to complete the Forms of Proxy or to submit proxies electronically or online, should contact the Company's registrars, Equiniti, by calling the Shareholder Helpline between 8:30 a.m. and 5:30 p.m. (London time) Monday to Friday (except public holidays in England and Wales) on +44 (0)371 384 2288. Calls from outside the United Kingdom will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones. Please note that calls may be monitored or recorded and Equiniti cannot provide advice on the merits of the Acquisition or the Scheme or give any financial, legal or tax advice.

Wincanton Shareholders may not use any electronic address or fax number provided in this Notice of General Meeting or in any related documents to communicate with the Company for any purpose other than those expressly stated. Any electronic communications, including the lodgement of any electronic proxy form, received by the Company, or its agents, that is found to contain any virus will not be accepted.